                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-59479

Prospectus Supplement dated August 6, 1999
(To Prospectus Dated September 21, 1998)

                                       $849,999,750

                  Mortgage Loan Asset Backed Certificates, Series 1999-3
                           Saxon Asset Securities Trust 1999-3

                  Saxon Mortgage, Inc.       Saxon Asset Securities Company
               Seller and Master Servicer              Depositor

                     Initial Certificate   Annual Pass        Ratings        Weighted         Last Scheduled
Class                 Principal Balance   Through Rates    Moody's/Fitch Average Life(/5/) Distribution Date(5) CUSIP No.
Group I -- Fixed Rate Mortgage Loans
AF-1(/1/)               $154,198,250         Variable(/3/)    Aaa/AAA        0.92/0.92        June 25, 2014     805564EC1
AF-2(/1/)                 70,000,000          7.010%          Aaa/AAA        2.04/2.04        June 25, 2014     805564ED9
AF-3(/1/)                 67,000,000          7.205%          Aaa/AAA        3.05/3.05       January 25, 2019   805564EE7
AF-4(/1/)                 56,000,000          7.550%          Aaa/AAA        5.11/5.11       October 25, 2026   805564EF4
AF-5(/1/)(/2/)            32,000,000          7.900%          Aaa/AAA       11.21/7.34       October 25, 2029   805564EG2
AF-6(/1/)(/2/)            42,133,000          7.525%          Aaa/AAA        6.63/6.22        June 25, 2014     805564EH0
MF-1(/2/)                 24,639,000          7.745%          Aa2/AA         6.10/5.34      December 25, 2029   805564EJ6
MF-2(/2/)                 19,711,000          8.285%           A2/A          6.01/5.34      December 25, 2029   805564EK3
BF-1(/2/)                 14,784,000          9.450%         Baa2/BBB        5.80/5.34      December 25, 2029   805564EL1
BF-1A(/2/)                12,320,000          8.635%         Baa2/BBB        0.88/0.88        July 25, 2002     805564EM9

                                         Spreads over One
                                           Month LIBOR
Group II -- Adjustable Rate Mortgage Loans
AV-1(/1/)(/2/)(/4/)     $202,526,000          0.320%          Aaa/AAA        2.49/2.40       October 25, 2029   805564EN7
AV-2(/1/)(/2/)(/4/)       77,887,500          0.370%          Aaa/AAA        2.46/2.38       August 25, 2029    805564ET4
MV-1(/2/)(/4/)            27,684,000          0.590%          Aa2/AA         4.85/4.66      December 25, 2029   805564EP2
MV-2(/2/)                 23,219,000          1.150%           A2/A          4.70/4.55      December 25, 2029   805564EQ0
BV-1(/2/)                 14,289,000          3.000%         Baa2/BBB        4.54/4.50      December 25, 2029   805564ER8
BV-1A(/2/)                11,609,000          Fixed(/6/)     Baa2/BBB        0.81/0.81       August 25, 2001    805564ES6

-------
 (/1/)ERISA eligible. See "ERISA Considerations." on page S-46.
 (/2/)Subject to the "available funds caps" described on page S-1. For the Class
      AF-5, Class MF-1 and Class MF-2 Certificates the pass through rate increases by 0.50%, and the initial spread over LIBOR for the Class AV-1, Class AV-2, Class MV-1, Class MV-2 and Class BV-1 Certificates increases to 0.640%, 0.740%, 0.885%, 1.725% and 4.500%, respectively, on the Initial
      Optional Termination Date.
 (/3/)Interest will accrue on the Class AF-1 Certificates at a per annum rate equal to One Month LIBOR + 0.250%, subject to the applicable available funds cap described on page S-1.
 (/4/)"Mortgage related security" for SMMEA purposes upon termination of the
      Funding Period. See "Legal Investment Considerations." on page S-50. (/5/)At the pricing speed to maturity/Initial Optional Termination Date. See
      "Prepayment and Yield Considerations" on page S-23.
 (/6/)Interest will accrue on the Class BV-1A Certificates at a fixed rate of 9.200% per annum, subject to the applicable available funds cap described on page S-1.
 . The Trust will make distributions monthly, commencing September 27, 1999.
 . The Offered Certificates represent undivided ownership interests primarily in two groups of mortgage loans to be owned by the Trust and are not interests in or obligations of any other entity.
 . The Offered Certificates will be REMIC "regular interests," treated generally as debt instruments for federal income tax purposes. See "Certain Federal Income Tax Consequences" on page S-46.
 . The mortgage loans were originated or acquired in accordance with underwriting guidelines that are not as restrictive as Fannie Mae and Freddie Mac guidelines. As a result, these mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.
Consider carefully the risk factors beginning on page S-5 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
The underwriters listed below will offer the Offered Certificates from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. See "Underwriting" on page S-51.
The Depositor expects to deliver the Offered Certificates to the Underwriters on or about the closing date of August 18, 1999, in book entry form through The Depository Trust Company, Cedelbank, and the Euroclear System.

Merrill Lynch & Co.
                Banc of America Securities LLC
                                Prudential Securities
                                                 Banc One Capital Markets, Inc.

                               TABLE OF CONTENTS

                                                                                        Page
TERMS OF THE CERTIFICATES AND THE MORTGAGE LOANS......................................   S-1
RISK FACTORS..........................................................................   S-5
RECENT DEVELOPMENTS...................................................................   S-9
THE MORTGAGE LOAN POOL................................................................  S-11
     General..........................................................................  S-11
     Characteristics of the Mortgage Loans............................................  S-11
     Conveyance of Subsequent Mortgage Loans..........................................  S-16
     Additional Information...........................................................  S-17
     Underwriting Standards...........................................................  S-18
     Servicing of the Mortgage Loans..................................................  S-19
     Servicing and Other Compensation and Payment of Expenses; Repurchase.............  S-20
     Advances and Month End Interest..................................................  S-20
     The Master Servicer..............................................................  S-21
     Year 2000 Compliance.............................................................  S-21
PREPAYMENT AND YIELD CONSIDERATIONS...................................................  S-23
     General..........................................................................  S-23
     Mandatory Prepayment.............................................................  S-24
     Prepayments and Yields for Offered Certificates..................................  S-24
     Payment Delay Feature of Certain Group I Certificates............................  S-33
DESCRIPTION OF THE OFFERED CERTIFICATES...............................................  S-34
     General..........................................................................  S-34
     Distributions....................................................................  S-35
     Crosscollateralization Provisions................................................  S-40
     Pre-Funding Account and Capitalized Interest Account.............................  S-41
     Calculation of One Month LIBOR...................................................  S-42
     Book Entry Registration of the Offered Certificates..............................  S-42
THE AGREEMENT.........................................................................  S-43
     Formation of the Trust...........................................................  S-43
     Reports to Certificateholders....................................................  S-43
     Delivery and Substitution of Mortgage Loans......................................  S-44
     The Trustee......................................................................  S-44
     Voting Rights....................................................................  S-44
     Termination......................................................................  S-44
     Sale of Mortgage Loans...........................................................  S-45
     Events of Default................................................................  S-45
     Governing Law....................................................................  S-45
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................  S-46
     REMIC Elections..................................................................  S-46
ERISA CONSIDERATIONS..................................................................  S-46
RATINGS...............................................................................  S-50
LEGAL INVESTMENT CONSIDERATIONS.......................................................  S-50
USE OF PROCEEDS.......................................................................  S-50
CERTAIN LEGAL MATTERS.................................................................  S-50
UNDERWRITING..........................................................................  S-51
INDEX TO LOCATION OF  PRINCIPAL DEFINED TERMS.........................................   A-1


                                    SUMMARY

The trust. Saxon Asset Securities Company is forming a trust to own a group of fixed rate mortgage loans and a group of variable rate mortgage loans.

 .    The parent, Saxon Mortgage, Inc., originated or acquired or will originate or acquire those mortgages under its mortgage loan program as described herein, which, as a general matter, includes mortgages underwritten in accordance with its non-conforming credit program. Saxon Mortgage, Inc. will also act as master servicer.

 .    An affiliate, Meritech Mortgage, Inc., will act as servicer.

 .    Chase Bank of Texas, National Association, will act as trustee of the trust.

The trust will also have the benefit of a pre-funding account to be used to buy subsequent fixed rate and variable rate mortgage loans for up to 90 days after the closing date or through November 16, 1999.

The certificates. Ownership of the trust consists of two groups of "certificates" that correspond generally to the mortgage loan groups and, within each group, separate classes of certificates.

Principal distributions. The trust will distribute principal monthly under formulas that generally favor distribution first to the most senior certificates of each group, which are the Class A Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class B-1 Certificates, then to the Class B-1A Certificates and finally to classes of certificates that are not offered by this prospectus supplement. Distributions of principal among the various classes of Class A Certificates are also subject to formulas. Additionally, the Class B-1A Certificates of each group will be entitled to a distribution of excess interest on each distribution date, which will be applied as principal to such Certificates.

Interest distributions. The trust will distribute interest monthly, in order of seniority. Pass through rates on certain classes are subject to caps based on the mortgage interest rates of the mortgage loans outstanding in the related group.

Possible losses. The trust may incur losses because of a mortgagor default if the trust is unable to dispose of the mortgaged premises for an amount equal to the mortgage loan obligation. Any ultimate loss will be borne by the certificates in reverse order of seniority, beginning with classes of certificates that are not offered by this prospectus supplement. Because the mortgage loans were or will be originated or acquired under Saxon Mortgage, Inc.'s non-conforming credit program, the loss experience on the mortgage loans may be greater, perhaps significantly, than had the loans been originated or acquired in accordance with more restrictive guidelines.

No obligor or guarantor. The certificates do not represent the obligation of any entity nor has any other entity guaranteed distributions.

                           _________________________

This summary provides a very broad overview of the certificates; it does not, however, contain the specific information you will need to consider in making a decision whether to invest in the certificates.

If you are considering an investment in the certificates, you should next review the section "Terms of the Certificates and the Mortgage Loans." Before making a final investment decision, you should review:

     . this prospectus supplement -- for more detailed information on the certificates, the mortgage loans and the pre-funding account.
     . the prospectus -- for general information some of which may not apply to these certificates.

               TERMS OF THE CERTIFICATES AND THE MORTGAGE LOANS

This term sheet provides an overview. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the offered certificates and the characteristics of the mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.


OFFERED CERTIFICATES

The offered certificates represent undivided ownership interests in the assets of the trust and are not the obligation of any other entity. The assets of the trust consist primarily of a pool of mortgage loans and funds on deposit in a pre-funding account.

The mortgage loans in the trust are separated into two groups, each containing mortgage loans secured by one-to-four family residential properties:

     .    Group I consists of fixed-rate, first or second lien, mortgage loans.

     . Group II consists of adjustable rate, first lien mortgage loans. Group II will be divided into Subgroup A and Subgroup B, based on the original principal balances of the mortgage loans, with Subgroup A consisting of agency conforming balance mortgage loans.

The offered certificates are also separated into two groups. In general, the trust will distribute collections on Group I to the Group I Certificates and collections on Group II to the Group II Certificates. In limited circumstances, however, collections on the mortgage loans in one group will be applied to the payment of certificates of the other group.

The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day, commencing September 27, 1999.

Pass Through Rates

     . Pass through rates on the Group I Certificates (other than the Class AF-1 Certificates) and on the Class BV-1A Certificates are fixed and are shown on the cover page. The pass through rates for the Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1, Class BF-1A and Class BV-1A Certificates will, however, be capped at the weighted average of the net mortgage interest rates for Group I (or Group II, in the case of Class BV-1A Certificates), which may be less than the pass through rates shown on the cover page.

     . For the Group I Certificates (with the exception of the Class AF-1 Certificates) and the Class BV-1A Certificates the interest distributable on each distribution date is the interest accrued during the month immediately preceding the month in which such distribution date occurs. All calculations are made on the basis of a 360-day year consisting of twelve 30 day months (30/360).

     . Pass through rates on the Class AF-1 Certificates and the Group II Certificates other than the Class BV-1A Certificates adjust on each distribution date, generally to One Month LIBOR plus the spread shown on the cover page applicable to each class.

     . Pass through rates on any distribution date for the Group II Certificates will, however, be subject to an "available funds cap" equal to the weighted average of the net mortgage interest rates of Group II. The pass through rate for the Class AF-1 Certificates is similarly limited by such a cap calculated in respect of Group I.

     . Whenever a pass through rate for a Group II Certificate is capped by the Group II available funds cap, the excess of:

          1. the interest distributable had the pass through rate been based on (a) One Month LIBOR plus the applicable spread (but not more than the weighted average of the maximum lifetime net mortgage interest rates for Group II) or (b) with respect to the Class BV-1A Certificates, the rate applicable thereto shown on the cover page over

          2. the interest actually distributed based on the Group II Available Funds Cap

          3.   plus interest thereon at the applicable pass through rate

will be treated as "Group II Certificates Carryover Amount."

     . The trust will keep track of the Group II Certificates Carryover Amount for each class of the Group II Certificates. If, before a class is retired, funds are available for that purpose, the trust will distribute an amount equal to the Group II Certificates Carryover Amount for that class. The Class AF-1 Certificates will not be entitled to any compensatory amounts on future distribution dates if the pass through rate of such certificates is limited by the related available funds cap.

     . For the Class AF-1 Certificates and the Group II Certificates (other than the Class BV-1A Certificates) interest accrues on each distribution date from and including the prior distribution date (or from August 18, 1999, the Closing Date, in the case of the first distribution date) to and excluding such distribution date. All calculations are made on the basis of an actual number of days and a year of 360 days (actual/360).

Interest Distributions

On each distribution date, the trust will apply interest collected from a group to make distributions in the following order:

     . all interest due to the related Class A Certificates, pro rata if funds are not sufficient to distribute all interest due, at the applicable pass through rates;

     . in order of seniority, interest due to the other related classes at the applicable pass through rates (other than the Class B-1 and Class B-1A Certificates);

     . all interest due to the related Class B-1 and Class B-1A Certificates, pro rata if funds are not sufficient to distribute all interest due, at the applicable pass through rates; and

     .    any remaining interest as described under "Excess Interest" herein.

Principal Distributions

On each distribution date, the trust will apply principal collected for a Group (and with respect to the Class AV-1 and Class AV-2 Certificates Subgroup A and Subgroup B, respectively) to make distributions on the related certificates as described under "DESCRIPTION OF THE OFFERED CERTIFICATES -- Distributions" on page S-35.

Excess Interest

On each distribution date, the trust will apply any excess interest from a group in the following order:

     . to distribute an extra principal distribution amount on the related certificates (but solely to the limited extent described herein);

     . to distribute to the related subordinated certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any Group II Certificates Carryover Amount) on the related certificates;

     .    to make similar distributions to the other group of certificates;

     . in the case of Group II, in order of seniority, to distribute any Group II Certificates Carryover Amount;

     . up to the amount described in this prospectus supplement as a principal distribution on the Class B-1A Certificates of the related group; and

     . to distribute any remainder to the Class C and Class R Certificates as described under "DESCRIPTION OF THE OFFERED CERTIFICATES - Crosscollateralization Provisions" on page S-40.

Pre-Funding and Capitalized Interest Accounts

If the aggregate principal balance of the initial mortgage loans transferred to the trust on the closing date is less than the aggregate original principal balance of the certificates, cash in the amount of that difference (which is estimated to be an aggregate of approximately $220,000,000; approximately $127,544,424 for the fixed rate mortgage loans and approximately $92,455,576 for the adjustable rate mortgage loans, to be divided between Supgroup A and Subgroup B of Group II on a pro rata basis) will be deposited by the trustee in a pre-funding account, and those funds will be used to purchase mortgage loans from time to time until November 16, 1999. Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group. If those funds are not completely used by November 16, 1999, the remaining funds (if any) will be distributed as principal prepayments on the Group I Certificates (to the extent of remaining funds that had been allocated for the purchase of fixed rate mortgage loans), and on the Group II Certificates (to the extent of remaining funds that had been allocated to the purchase of variable rate mortgage loans) on the November 25, 1999 distribution date.

At the closing date, the Seller also will deposit funds into a capitalized interest account for use as necessary during the pre-funding period to ensure that all required interest distributions are made on the offered certificates.

Optional Termination

The Master Servicer has the right to purchase all the mortgage loans on any distribution date when their aggregate scheduled principal balances have declined to less than 10% of their aggregate scheduled principal balances as of their respective cut-off dates and any amounts on deposit in the pre-funding account (excluding any interest or other investment earnings). The first such distribution date is referred to as the "Initial Optional Termination Date." Any such repurchase will result in the early retirement of your certificates.

See "THE AGREEMENT --TERMINATION" on page S-44.

Realized Losses

If the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicing advances, the trust will incur a "realized loss."

To the extent the total principal balance of the certificates of a group exceeds the total principal balance of the related mortgage loans as described in this prospectus supplement, the trust will generally reduce the certificate principal balances of the subordinate certificates of the related group in reverse order of seniority, beginning with the Class B-1A Certificates of such group, then the Class B-1 Certificates of such group, and then to the remaining classes of such group in reverse order of seniority. Thereafter, the holders of any such certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates. If, however, excess interest is subsequently available and such certificate principal balance is subsequently increased, the holder of any such certificate will be entitled to distributions of principal and interest based on such increased balance.

Private Certificates

The Class C and Class R Certificates, which are not offered hereby, represent the most junior ownership interests in the assets of the trust. See "DESCRIPTION OF THE OFFERED CERTIFICATES -- GENERAL" on page S-34.

Denominations

The trust will issue the offered certificates in book-entry form in minimum denominations of $1,000 in original principal amount and integral multiples.

Depositor

Saxon Asset Securities Company

Trustee

Chase Bank of Texas, National Association

MORTGAGE LOANS

Seller and Master Servicer

Saxon Mortgage, Inc., the parent of Saxon Asset Securities Company, is the seller of the mortgage loans. As a general matter, Saxon Mortgage, Inc. originated or acquired or will originate or acquire the mortgage loans in accordance with its program for non-conforming credits and will act as Master Servicer.

See "RISK FACTORS-- NON-CONFORMING UNDERWRITING STANDARDS " on page S-7.

Servicer

Meritech Mortgage Services, Inc., an affiliate of Saxon Asset Securities Company, will service the mortgage loans and has promised:

     . to make recoverable advances of delinquent payments on the mortgage loans; and

     . to deposit month end interest (generally, interest shortfalls resulting from prepayments in full of the mortgage loans) with respect to mortgage loans that are prepaid in full.

If the Servicer fails to make required advances or to deposit month end interest, the Master Servicer has promised to do so.

Cut Off Date

As of the close of business on August 1, 1999 for the initial mortgage loans to be sold to the trust on the closing date.

Statistical Mortgage Loan Data

As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust was available. Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date. In addition, after the closing date subsequent mortgage loans may, by virtue of the application of funds in the pre-funding account, be conveyed to the trust until November 16, 1999. The characteristics of the mortgage loans to be conveyed to the trust on the closing date and the subsequent mortgage loans to be conveyed to the trust after that date will vary from the characteristics of the identified mortgage loans.

At August 1, 1999 (the statistical cut off date), there were 5,754 mortgage loans secured by mortgages on residential properties including investment properties, which may be detached, attached, one-to-four family dwellings, condominium units, townhouses, manufactured housing or units in a planned unit development.

Group I Mortgage Loans
Aggregate Scheduled Principal Balances           $320,583,965
Average Scheduled Principal Balance                   $85,352
Range of Scheduled Principal
     Balances                             $11,160 to $518,745
Range of Mortgage Interest Rates             6.870% to 14.990%
Weighted Average Mortgage Interest Rate                10.068%

Weighted Average Original Loan-to-Value Ratio          77.23%
Weighted Average Combined Original
     Loan-to-Value Ratio                               77.91%
Weighted Average Remaining
    Amortization Term                              340 Months
Range of Remaining Amortization Terms        59 to 360 Months
Second Liens                                            1.16%
Balloon Mortgage Loans                                 52.87%
Mortgaged Premises
    Single-family detached dwellings                   79.14%
    Single-family attached dwellings                    1.68%
    Planned unit developments                           6.03%
    Condominiums                                        2.92%
    2-4 Family                                          5.59%
    Townhouse                                           0.61%
    Manufactured Home                                   4.03%
Weighted Average Servicing Fee Rate                     0.50%
Master Servicing Fee Rate                               0.05%

Group II Mortgage Loans

Aggregate Scheduled Principal Balances           $232,387,856
Average Scheduled Principal Balance                  $116,310
Range of Scheduled Principal
    Balances                              $17,976 to $749,332
Mortgage Interest Rates
    Weighted Average By Loan Type:
       One Year CMT                                    9.012%
       2/28 LIBOR                                      9.944%
       3/12 LIBOR                                     10.291%
       3/17 LIBOR                                      9.500%
       3/27 LIBOR                                     10.023%
       Six Month LIBOR                                 9.391%
    Weighted Average Gross Margin:
       One Year CMT                                    6.548%
       2/28 LIBOR                                      6.373%
       3/12 LIBOR                                      7.006%
       3/17 LIBOR                                      5.000%
       3/27 LIBOR                                      6.286%
       Six Month LIBOR                                 6.674%
    Current Weighted Average Mortgage
       Interest Rate                                   9.959%
    Range of Current Mortgage Interest
       Rates                                5.850% to 14.500%
    Weighted Average Maximum Lifetime
       Mortgage Interest Rate                         16.568%
    Range of Maximum Lifetime
       Mortgage Interest Rates             12.850% to 20.500%
    Weighted Average Lifetime Minimum
       Mortgage Interest Rate                          9.861%
    Range of Minimum Lifetime
       Mortgage Interest Rates              3.750% to 14.500%
Weighted Average Original Loan-to-Value Ratio          78.42%
Weighted Average Remaining
    Amortization Term                              357 Months
Range of Remaining Amortization Term        176 to 360 Months
Second Lien Mortgage Loans                              0.00%
Mortgaged Premises
    Single-family detached dwelling                    81.90%
    Single-family attached dwelling                     1.21%
    Planned unit developments                           6.82%
    Condominiums                                        4.16%
    2-4 Family                                          4.18%
    Townhouse                                           0.29%
    Manufactured Home                                   1.44%
Weighted Average Servicing Fee Rate                     0.50%
Master Servicing Fee Rate                               0.05%

See "RISK FACTORS - Variations in Loan Characteristics" on page S-6 and "THE MORTGAGE LOAN POOL - Characteristics of the Mortgage Loans" on page S-11.

                                 Risk Factors

Prospective investors in the offered certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the offered certificates.


The Class            Generally, the Class AF-1 Certificates pass through rate
AF-1 Certificates    adjusts monthly based upon the value of an index (One Month
are not entitled     LIBOR). The pass through rate for the Class AF-1
to an interest       Certificates will be capped at the weighted average of the
carryover amount     net mortgage interest rates for Group I. Such cap may limit the Class AF-1 Certificates pass through rate on any distribution date. If, on any distribution date, the pass through rate on the Class AF-1 Certificates is so limited, holders of the Class AF-1 Certificates will not be entitled to any additional amounts in respect of such reduced interest distributions on future distribution dates.

Mortgage interest    Generally, the Group II Certificates pass through rates
rates may limit      (other than the Class BV-1A Certificates pass through rate)
pass through rates   adjust monthly based upon the value of an index (One Month of  certain Classes  LIBOR). The Group II mortgage interest rates adjust semi-
                     annually based upon another index (Six Month LIBOR), annually based upon still another index (One Year CMT) or semi-annually based upon Six Month LIBOR beginning a specified period after origination.

                     . In a rising interest rate environment, such Group II Certificates pass through rates may rise before the Group II mortgage interest rates.

                     . One Month LIBOR may respond to different economic and market factors than the other indices. It could rise while the other indices are stable or are falling. Even if they move in the same direction, One Month LIBOR may rise more rapidly than the other indices in a rising interest environment or fall less rapidly in a declining interest rate environment.

                     In any of those interest rate environments, the pass through rate on the Group II Certificates may be limited by application of the related available funds cap, which equals the weighted average of the net mortgage interest rates for Group II. If, on any distribution date, the pass through rates on the Group II Certificates are so limited, a "Group II Certificates Carryover Amount" will result, equal generally to the excess of interest that would have been distributable absent application of the cap over interest at the capped rate. On any distribution date to the extent of available funds the trust will distribute any such amounts.

                     The otherwise fixed pass through rates of the Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1, Class BF-1A and Class BV-1A Certificates are similarly capped at the weighted average of the net mortgage interest rates for the related mortgage loans. To the extent mortgage loans in the related group bearing net interest rates above the pass through rates of such classes prepay, the weighted average net rate of a group will be reduced and the pass through rates of the classes specified above may be capped. To the extent the pass through rate on the Class BV-1A Certificates is capped on a distribution date, a carryover amount will result as described above. However, if the pass through rates of any of the Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1 or Class BF-1A Certificates are capped on any distribution date, holders of such certificates will not be entitled to any additional amount in respect of resulting reduced interest distributions on future distribution dates. The ratings on the Group II Certificates do not represent an assessment of the likelihood of the distribution of any such carried over amounts.

Mechanics of the     Under the interest distribution mechanics of the trust:
Trust place risk
of loss              .   Class M-1 Certificates receive distributions only after
principally on the       required distributions to the related Class A
Subordinate              Certificates.
Certificates
                     .   Class M-2 Certificates receive distributions only after
                         required distributions to the related Class A and the Class M-1 Certificates.

                     . Class B-1 and Class B-1A Certificates receive distributions only after required distributions to the related Class A, Class M-1 and Class M-2 Certificates.

                     If the trust does not have sufficient funds to distribute interest to all classes of certificates, the shortfall will be borne by the certificates in reverse order of seniority.

                     If the trust disposes of a mortgage loan at a loss, the aggregate certificate principal balances of the related certificates may exceed the scheduled principal balances of the group. In that event, to the extent that excess interest is not available, the trust will generally reduce the certificate principal balances of the related Class B-1A Certificates of such group, then the Class B-1 Certificates of such Group, and then the remaining classes of such group in reverse order of seniority.

                     You should fully consider the subordination risks associated with an investment in the Class M-1, Class M-2, Class B-1 or Class B-1A Certificates, including the possibility that you may not fully recover your initial investment as a result of losses on the Mortgage Loans. See "DESCRIPTION OF THE OFFERED CERTIFICATES -
                     Crosscollateralization Provisions" on page S-40.

Although assigned    As described more fully in this prospectus supplement, the
the same rating,     Class B-1A and Class B-1 Certificates have been assigned
the Class B-1A       ratings in the same category and rank pari passu for
Certificates take    purposes of distributions of interest. However, losses in
losses before the    each group will be allocated to the Class B-1A Certificates
Class B-1            of such group before such losses will be allocated to the
Certificates         Class B-1 Certificates of such group.


Variations in Loan   This prospectus supplement describes only a portion of the
Characteristics      mortgage loans to be conveyed to the trust on the closing
                     date. The additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be delivered after the closing date as a result of purchases from the pre-funding account may have characteristics that differ somewhat from the identified mortgage loans described in this prospectus supplement. However, each of the additional mortgage loans and subsequent mortgage loans must satisfy the criteria described under "THE MORTGAGE LOAN POOL -
                     Conveyance of Subsequent Mortgage Loans" on page S-16 . The trust will file current reports on Form 8-K following the purchase of additional mortgage loans and subsequent mortgage loans by the trust and following the termination of the funding period. The current report on Form 8-K will include the same type of information regarding the subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.

Risks of Early       The Seller intends that the principal amount of subsequent
Prepayment of        mortgage loans to be sold to the trust require the
Principal            application of substantially all of the amount in the pre-
Associated with      funding account. However, if the principal amount of
Pre-Funding Account  eligible subsequent mortgage loans available during the funding period is less than 100% of the pre-funded amount, the Seller will not have sufficient subsequent mortgage loans to sell to the trust. This could result in a prepayment of principal to holders of Certificates as described herein, which would adversely affect the yield of such Certificates to the extent they were purchased at a premium.

The following characteristics of the Mortgage
Loans may increase risk of loss:

Non-Conforming       As a general matter, the Seller originated or purchased or
Underwriting         will originate or purchase the mortgage loans in accordance
Standards            with its mortgage loan program for non-conforming credits
                     -- a mortgage loan which is ineligible for purchase by Fannie Mae and Freddie Mac due to credit characteristics that do not meet Fannie Mae and Freddie Mac guidelines. See
                     "THE MORTGAGE LOAN POOL - Underwriting Standards" on page
                     S-18.

                     The mortgage loans may experience rates of delinquency, bankruptcy and loss that are higher (perhaps significantly) than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

                     At August 18, 1999, less than 2.00% of the mortgage loans already identified for inclusion in the pool will be delinquent. 100% of Group I and 100% of Group II mortgage loans already identified for inclusion in the pool had first monthly payments due on or before September 1, 1999. Because only those identified mortgage loans could have a monthly payment delinquent 30 days or more, current information about delinquencies may not be representative of future experience.


Geographic           The mortgaged premises for 12.67% of Group I mortgage loans
Concentration        already identified for inclusion in the pool and 28.07% of
                     Group II mortgage loans already identified for inclusion in the pool are located in California. An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in California, could adversely affect the values of the mortgaged premises and increase the risk of loss on mortgage loans with mortgaged premises located in California.

Second Liens         1.16% of the aggregate scheduled principal balance of Group
                     I mortgage loans already identified for inclusion in the pool are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage. The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited. See "The Trusts -- Junior Mortgage Loans" in the Prospectus.

Balloon Loans        52.87% of the aggregate scheduled principal balances of
                     Group I mortgage loans already identified for inclusion in the pool are "balloon loans" that provide for the payment of the unamortized principal balance in a single payment at maturity. See "Risk Factors -- Balloon Loans" in the
                     Prospectus.

High Balance Loans   Certain of the mortgage loans are expected to have high
                     principal balances (in the case of one identified mortgage loan, $749,332 as of August 1, 1999). The payment experience on such mortgage loans may have a disproportionate effect on the related certificates.

Texas Home Equity    1.43% of the aggregate scheduled principal balance of the
Loans                mortgage loans already identified for inclusion in the pool are "home equity loans" subject to Section 50(a)(6) of
                     Article XVI of the Constitution of Texas, which took effect
                     January 1, 1998. Legal uncertainties with respect to home equity loans under the Texas Home Equity Loans are described under "Risk Factors" in the Prospectus.

Other Legal          Federal and state laws, public policy and general
Considerations       principles of equity relating to the protection of
                     consumers, unfair and deceptive practices and debt collection practices:

                     . regulate interest rates and other charges on mortgage loans;

                     .   require certain disclosures to borrowers;

                     . require licensing of the Seller and the other originators; and

                     . regulate generally the origination, servicing and collection process for the mortgage loans.

                     Violations may limit the ability of the trust to collect on the mortgage loans, may entitle a borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or the Servicer.

                     The Seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust. If there is a material and adverse breach of such representation, the Seller will be obligated to repurchase any affected mortgage loan or to substitute a new complying mortgage loan. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

Limitations on       Standard hazard insurance policies do not insure against
Hazard Insurance     physical damage arising from earth movement (including
                     earthquakes, landslides and mudflows). See "Servicing of Mortgage Loans -- Standard Hazard Insurance Policies" in the Prospectus.

Insolvency of        The Seller believes that the transfers of the mortgage
Seller could cause   loans by the Seller to the Depositor and by the Depositor
payment delays       to the trust constitute sales by the Seller to the
                     Depositor and by the Depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the Seller or the Depositor in the event of an insolvency. Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales. Such an argument, even if unsuccessful, could result in delays in distributions.

                     The Trustee, the Depositor and the Rating Agencies will receive an opinion of McGuire, Woods, Battle & Boothe LLP, counsel to the Depositor, with respect to the true sale of the Mortgage Loans, in form and substance satisfactory to the Rating Agencies.

Computer Risks       The Servicer, the Master Servicer, the Trustee and DTC are
Associated with      aware of the potential problems associated with computer
Year 2000            code in which years are identified by two digit values from
                     00 to 99 and are taking action intended to assure that their computer systems are "year 2000 ready." See "THE
                     MORTGAGE LOAN POOL - Year 2000 Compliance" on page S-21. If that action is not timely or properly completed, or if the computer systems of other financial intermediaries with which the computer systems of the Servicer, the Master
                     Servicer, the Trustee and DTC interact are not "year 2000 ready" on a timely basis, the trust could experience disruptions in collecting payments on the mortgage loans and in making distributions with respect to the certificates. For a discussion of the potential effect of pending year 2000 legislation on the ability of the Servicer or the Master Servicer to foreclose on mortgage loans, see "RECENT DEVELOPMENTS - Pending Year 2000
                     Legislation" on page S-10.

                              Recent Developments

Pending Merger Of Dominion Resources, Inc.

On February 22, 1999, Dominion Resources, Inc. ("Dominion Resources"), the indirect parent of the Seller, the Master Servicer and the Servicer, announced the execution of an agreement pursuant to which it would merge with Consolidated Natural Gas Company ("CNG"). Dominion Resources and CNG entered into an amended and restated merger agreement as of May 11, 1999. Shareholder approvals have been obtained, but the transaction remains subject to a number of regulatory approvals. In connection with the amended and restated merger agreement, Dominion Resources announced its intention to divest its financial services subsidiary, Dominion Capital, Inc. ("Dominion Capital"), the indirect parent of the Seller, the Master Servicer and the Servicer.


Dominion Resources is a holding company exempt from most provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act"). CNG is a registered holding company subject to the provisions of the 1935 Act.


In connection with the transaction, Dominion Resources is required to obtain Securities and Exchange Commission approval under the 1935 Act to acquire the four public utilities owned by CNG. Dominion Resources and CNG will file an application with the Commission seeking the necessary approvals under the 1935 Act.


In addition, Dominion Resources will become a public utility holding company that will register under the 1935 Act because of its acquisition of the four CNG public utility companies. Although CNG and Dominion Resources believe that Commission approval of the transaction under the 1935 Act on terms acceptable to both parties will be obtained, it is not possible to predict with certainty the timing of such approval and whether the approval will be on terms acceptable to them.


Under the standards applicable to transactions subject to approval pursuant to Sections 9(a) and 10 of the 1935 Act, the Commission is directed to approve the transaction unless it finds that (i) the transaction would tend towards detrimental interlocking relations or a detrimental concentration of control,
(ii) the consideration to be paid in connection with the transaction is not reasonable or (iii) the transaction would unduly complicate the capital structure of the holding company system or would be detrimental to the proper functioning of the applicant's holding company system. To approve the proposed transaction, the Commission also must find that the transaction would comply with applicable state law, tend towards the development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.


The 1935 Act imposes a number of restrictions on the operations of registered holding company systems. Among these restrictions are requirements that certain securities issuances as well as sales and acquisitions of assets or securities of utility companies or acquisitions of interests in any other business must be approved by the Commission. The 1935 Act also limits the ability of registered holding companies to engage in activities unrelated to their utility operations and regulates holding company system service companies and the rendering of services by holding company affiliates to other companies in their system. Dominion Resources and CNG believe they will be able to satisfy the Commission's requirements for a registered holding company system.


The Commission may require as a condition to its approval of the transaction under the 1935 Act that Dominion Resources divest certain of its activities which are unrelated to the utility or energy operations of the combined companies after the transaction within a reasonable time after the transaction. In several cases, the Commission has allowed the retention of non-utility related activities or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has taken place, the Commission has usually allowed enough time to complete the divestiture to allow the applicant to avoid an untimely or premature sale of the divested assets. Dominion Resources believes strong policy reasons and prior Commission decisions and policy statements support the retention of its non-utility related investments or, alternatively, support deferring the question of divestiture for a substantial period of time. Accordingly, Dominion Resources requested in the 1935 Act application that it be allowed to retain its non-utility related investments or, in the alternative, that the question of divestiture be deferred. However, Dominion Resources has amended its application to reflect its intended divestiture of Dominion Capital.

While Dominion Resources and CNG expect to obtain all necessary regulatory approvals in a timely manner, there can be no assurance as to whether necessary regulatory approvals for the Dominion Resources/CNG transaction will be obtained, when or if the transaction will be completed, the timing or the form of the intended divestiture of Dominion Capital or its effect on the Seller, the Master Servicer or the Servicer or whether any direct or indirect acquiror of Dominion Capital, the Seller, the Master Servicer or the Servicer will be of the same credit quality or have the same financial resources as Dominion Resources.


Pending Year 2000 Legislation

In July 1999, Congress approved and the President signed legislation that would limit legal liability for losses due to year 2000 computer-related errors. This legislation, among other things, protects borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.


The legislation is not intended to extinguish or otherwise affect a borrower's payment obligations but instead delays the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This legislation does not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. Moreover, this legislation does not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.


This legislation could delay our ability to foreclose on some mortgages during the first quarter of the year 2000. These delays could consequently affect the distributions on your certificates.

                            The Mortgage Loan Pool

General

The Seller originated or acquired or will originate or acquire all the mortgage loans to be included in the Trust in accordance with its mortgage loan program as described herein or in the Prospectus. As a general matter, the Seller's mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Fannie Mae or the Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac") due to credit characteristics that do not meet Fannie Mae or FHLMC guidelines. Mortgage loans originated or purchased under the Seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher (perhaps significantly) than mortgage loans originated under Fannie Mae or FHLMC guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises consist of residential properties which may be detached, attached, one-to-four family dwellings, condominium units, townhouses, manufactured housing, or units in a planned unit development (the "Mortgaged Premises"). The Mortgaged Premises may be owner-occupied (which includes second and vacation homes) or non-owner-occupied investment properties. The Mortgage Loans are or will be secured by first and second lien mortgages (each, a "Mortgage") on the Mortgaged Premises.

This Prospectus Supplement contains information with respect to only a portion (the "Identified Mortgage Loans") of the initial mortgage loans to be sold to the Trust on the Closing Date (the "Initial Mortgage Loans"). Accordingly, information presented with respect to the Initial Mortgage Loans included herein is derived solely from the Identified Mortgage Loans. Whenever reference is made herein to the characteristics of the Identified Mortgage Loans (or the Identified Mortgage Loans in a Group) or to a percentage thereof, the reference is based on the Scheduled Principal Balances thereof as of August 1, 1999 (the "Statistical Cut Off Date"). The characteristics of the Initial Mortgage Loans as of their Cut Off Date will vary from the characteristics of the Identified Mortgage Loans as of the Statistical Cut Off Date. In addition, the Agreement permits the Trust to purchase subsequent mortgage loans (the "Subsequent Mortgage Loans") after the closing date until November 16, 1999. See " - CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS" on page S-16. The characteristics of the Mortgage Loans as a whole will change upon the acquisition of Subsequent Mortgage Loans. See "- Additional Information" on page S-17. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein as the "Mortgage Loans."

The Identified Mortgage Loans satisfy certain criteria including: a remaining term to stated maturity of no more than 360 months; and a Mortgage Interest Rate as of August 1, 1999 of at least 6.870% with respect to Group I, and at least 5.850% with respect to Group II. Substantially all the Identified Mortgage Loans had a loan-to-value ratio not in excess of 95.0% and were originated less than six months prior to the Statistical Cut Off Date. Each Mortgage Loan in the Trust will be assigned to one of the two Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of Group I, and Mortgage Loans which bear adjustable interest rates only, in the case of Group II. Additional Mortgage Loans included in the Initial Mortgage Loans and Subsequent Mortgage Loans will be purchased for inclusion in Group I and Group II and will be selected using generally the same criteria used to select the Identified Mortgage Loans, and generally the same representations and warranties will be made with respect to those Mortgage Loans. Subject to the provisions for the application of excess interest described herein, the Group I Certificates represent undivided ownership interests in all Mortgage Loans contained in Group I, and the Group II Certificates represent undivided ownership interests in all Mortgage Loans contained in Group II.

All the Identified Mortgage Loans in Group II are subject to periodic interest rate adjustment caps, lifetime interest rate ceilings and lifetime interest rate floors. Substantially all such Identified Mortgage Loans had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index) as of the Statistical Cut Off Date. Six Month LIBOR Mortgage Loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal ("Six Month LIBOR"); 3/12 LIBOR Mortgage Loans, 3/17 LIBOR Mortgage Loans, 3/27 LIBOR Mortgage Loans and 2/28 LIBOR Mortgage Loans bear interest initially at a rate fixed at origination for three or two years and thereafter at a rate that adjusts semiannually based on Six Month LIBOR; One Year CMT Mortgage Loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board ("One Year CMT"). It is expected that additional Initial Mortgage Loans and Subsequent Mortgage Loans included in Group II will not have materially different interest rate features.

The information in the following tables (including the textual information beneath each table) and elsewhere in this Prospectus Supplement is approximate and is based solely on the Scheduled Principal Balances of the Identified Mortgage Loans as of the Statistical Cut Off Date. Such information does not include information about additional Initial Mortgage Loans that are expected to be delivered at the Closing Date or the Subsequent Mortgage Loans. Totals may not sum to 100% due to rounding. All the calculations are a percent of the given Group.

1)   Current Scheduled Principal Balance

                                Group I                  Group II
                                -------                  --------
                            No. of    Scheduled      No. of    Scheduled
    Current Scheduled      Mortgage   Principal     Mortgage   Principal
   Principal Balance($)    Loans(%)   Balance(%)    Loans(%)   Balance(%)
   --------------------    --------   ----------    --------   ----------

       0.00 -  25,000.00     3.06        0.78          0.90       0.17
  25,000.01 -  50,000.00    25.80       11.62         13.21       4.53
  50,000.01 -  75,000.00    27.66       20.07         23.77      12.81
  75,000.01 - 100,000.00    16.45       16.73         17.42      13.09
 100,000.01 - 150,000.00    16.00       22.85         23.67      24.83
 150,000.01 - 200,000.00     6.20       12.44          9.81      14.60
 200,000.01 - 250,000.00     2.29        6.04          4.70       9.02
 250,000.01 - 300,000.00     1.33        4.27          2.05       4.88
 300,000.01 - 350,000.00     0.69        2.61          1.50       4.17
 350,000.01 - 400,000.00     0.13        0.58          0.95       3.06
 400,000.01 - 450,000.00     0.16        0.80          0.80       2.96
 450,000.01 - 500,000.00     0.19        1.05          0.45       1.85
 500,000.01 - 550,000.00     0.03        0.16          0.00       0.00
 550,000.01 - 600,000.00     0.00        0.00          0.30       1.47
 600,000.01 - 650,000.00     0.00        0.00          0.25       1.36
 650,000.01 - 700,000.00     0.00        0.00          0.10       0.57
 700,000.01 - 750,000.00     0.00        0.00          0.10       0.63
                           ------      ------        ------     ------
Totals:                    100.00      100.00        100.00     100.00
                           ======      ======        ======     ======

The average Scheduled Principal Balance is (a) $96,102 for the Mortgage Loans,
(b) $85,352 for Group I and (c) $116,310 for Group II. ($97,130 for Subgroup A and $239,066 for Subgroup B). The minimum and maximum Scheduled Principal Balances of the Mortgage Loans are $11,160 and $749,332, respectively. The minimum and maximum Scheduled Principal Balances are $17,976 and $240,000, respectively, for Subgroup A and $30,320 and $749,332, respectively, for Subgroup B.

2)   Maximum Lifetime Mortgage Interest Rates on Group II

                                   No. of
     Maximum Lifetime             Mortgage           Scheduled
Mortgage Interest Rates(%)        Loans(%)      Principal Balance(%)
--------------------------        --------      --------------------

      12.500 - 12.999                0.10              0.16
      13.000 - 13.499                0.15              0.15
      13.500 - 13.999                0.65              0.71
      14.000 - 14.499                1.10              1.46
      14.500 - 14.999                4.95              5.26
      15.000 - 15.499                6.36              6.89
      15.500 - 15.999               15.52             18.29
      16.000 - 16.499               11.41             10.98
      16.500 - 16.999               22.27             24.33
      17.000 - 17.499               11.96             10.61
      17.500 - 17.999               15.32             13.77
      18.000 - 18.499                4.45              3.31
      18.500 - 18.999                3.40              2.24
      19.000 - 19.499                1.25              0.95
      19.500 - 19.999                0.85              0.68
      20.000 - 20.499                0.20              0.15
      20.500 - 20.999                0.05              0.06
                                   ------            ------
           Totals                  100.00            100.00
                                   ======            ======

The weighted average maximum lifetime Mortgage Interest Rate for Group II is 16.568%.

3)   Current Mortgage Interest Rates

                            Group I                    Group II
                            -------                    --------
    Current          No. of       Scheduled       No. of      Scheduled
Mortgage Interest   Mortgage      Principal      Mortgage     Principal
    Rate(%)         Loans(%)      Balance(%)     Loans(%)     Balance(%)
    -------         --------      ----------     --------     ----------

  5.51 -  6.00         0.00           0.00          0.05          0.10
  6.51 -  7.00         0.11           0.10          0.10          0.10
  7.01 -  7.50         0.35           0.54          0.40          0.47
  7.51 -  7.75         0.51           0.73          0.20          0.19
  7.76 -  8.00         1.14           1.74          0.90          0.95
  8.01 -  8.25         1.65           2.13          0.95          1.17
  8.26 -  8.50         3.43           4.08          2.15          2.90
  8.51 -  8.75         5.72           6.85          3.40          4.61
  8.76 -  9.00         6.31           7.91          6.91          8.69
  9.01 -  9.25         5.03           6.41          4.65          4.69
  9.26 -  9.50         6.68           7.36          9.61         10.35
  9.51 -  9.75         7.45           8.10          9.56         10.92
  9.76 - 10.00         8.65           9.09         13.21         14.20
 10.01 - 10.25         4.45           4.45          6.71          6.12
 10.26 - 10.50         8.09           8.24         10.26          9.95
 10.51 - 10.75         6.31           5.78          7.81          6.66
 10.76 - 11.00         7.77           6.90          8.01          7.45
 11.01 - 11.25         3.81           3.26          3.40          2.42
 11.26 - 11.50         5.09           4.14          3.80          2.71
 11.51 - 11.75         2.96           2.27          2.40          1.51
 11.76 - 12.00         4.10           3.18          2.15          1.81
 12.01 - 12.25         2.24           1.67          0.90          0.54
 12.26 - 12.50         2.32           1.36          0.90          0.49
 12.51 - 12.75         1.57           1.04          0.60          0.31
 12.76 - 13.00         1.49           1.06          0.30          0.20
 13.01 - 13.25         0.88           0.53          0.15          0.15
 13.26 - 13.50         0.64           0.39          0.30          0.16
 13.51 - 13.75         0.51           0.28          0.00          0.00
 13.76 - 14.00         0.37           0.20          0.15          0.13
 14.01 - 14.25         0.13           0.04          0.00          0.00
 14.26 - 14.50         0.08           0.04          0.05          0.06
 14.51 - 14.75         0.08           0.06          0.00          0.00
 14.76 - 15.00         0.08           0.04          0.00          0.00
                     ------         ------        ------        ------
Totals:              100.00         100.00        100.00        100.00
                     ======         ======        ======        ======

The weighted average current Mortgage Interest Rate is (a) 10.022% per annum for the Mortgage Loans, (b) 10.068% per annum for Group I and (c) 9.959% per annum for Group II (10.011% for Subgroup A and 9.822% for Subgroup B). The minimum and maximum current Mortgage Interest Rates are 5.850% and 14.500%, respectively, for Subgroup A and 7.990% and 12.500%, respectively, for Subgroup B.

4)   Minimum Lifetime Mortgage Interest Rates on Group II

                                 No. of
    Minimum Lifetime            Mortgage           Scheduled
Mortgage Interest Rates(%)      Loans(%)       Principal Balance(%)
--------------------------      --------       --------------------

     3.500 -  3.999                0.05                0.05
     4.000 -  4.499                0.00                0.00
     4.500 -  4.999                0.10                0.33
     5.000 -  5.499                0.05                0.03
     5.500 -  5.999                0.35                0.64
     6.000 -  6.499                0.65                0.65
     6.500 -  6.999                0.60                0.45
     7.000 -  7.499                0.65                0.79
     7.500 -  7.999                1.15                1.42
     8.000 -  8.499                2.15                2.62
     8.500 -  8.999                9.56               12.17
     9.000 -  9.499               10.96               11.45
     9.500 -  9.999               24.97               27.63
    10.000 - 10.499               13.76               12.69
    10.500 - 10.999               18.87               17.91
    11.000 - 11.499                6.76                4.82
    11.500 - 11.999                5.71                3.90
    12.000 - 12.499                1.80                1.28
    12.500 - 12.999                1.25                0.69
    13.000 - 13.499                0.35                0.20
    13.500 - 13.999                0.20                0.20
    14.000 - 14.499                0.00                0.00
    14.500 - 15.000                0.05                0.06
                                 ------              ------
      Totals:                    100.00              100.00
                                 ======              ======

The weighted average minimum lifetime Mortgage Interest Rate for Group II is 9.861% per annum. 97.90% of the Group II Mortgage Loans have a minimum lifetime Mortgage Interest Rate greater than the applicable Gross Margin.

5)   Gross Margins on Group II

                             No. of                  Scheduled
 Gross Margin (%)       Mortgage Loans(%)       Principal Balance(%)
 ----------------       -----------------       --------------------

  2.000 -  2.999                0.05                     0.09
  3.000 -  3.999                0.15                     0.11
  4.000 -  4.999                3.10                     4.23
  5.000 -  5.999               20.57                    23.49
  6.000 -  6.999               51.70                    49.54
  7.000 -  7.999               21.17                    19.92
  8.000 -  8.999                2.95                     2.42
  9.000 -  9.999                0.25                     0.16
 10.000 - 10.999                0.00                     0.00
 11.000 - 11.999                0.05                     0.03
                              ------                   ------
Totals:                       100.00                   100.00
                              ======                   ======

The weighted average Gross Margin for Group II is 6.343%.

6)   Next Interest Adjustment Dates On Group II

     Interest                No. of                 Scheduled
  Adjustment Date       Mortgage Loans(%)      Principal Balance(%)
  ---------------       -----------------      --------------------

September 1999                 0.05                    0.03
October 1999                   0.25                    0.26
November 1999                  0.35                    0.26
December 1999                  0.30                    0.30
January 2000                   0.15                    0.15
February 2000                  0.15                    0.18
March 2000                     0.00                    0.00
April 2000                     0.35                    0.41
May 2000                       0.40                    0.48
June 2000                      0.45                    0.41
July 2000                      0.10                    0.11
August 2000                    0.15                    0.16
September 2000                 0.00                    0.00
October 2000                   0.25                    0.12
November 2000                  0.50                    0.61
December 2000                  0.45                    0.58
January 2001                   0.55                    0.70
February 2001                  0.95                    0.77
March 2001                     2.55                    2.83
April 2001                    17.82                   18.07
May 2001                      16.42                   15.85
June 2001                     10.41                   10.28
July 2001                      7.96                    6.13
August 2001                    0.60                    0.66
September 2001                 0.00                    0.00
October 2001                   0.00                    0.00
November 2001                  0.05                    0.03
December 2001                  0.05                    0.03
January 2002                   0.25                    0.10
February 2002                  0.40                    0.55
March 2002                     1.60                    1.91
April 2002                     7.71                    8.10
May 2002                       7.86                    8.32
June 2002                     10.21                   10.63
July 2002                      8.16                    8.27
August 2002                    2.55                    2.71
                             ------                  ------
Totals:                      100.00                  100.00
                             ======                  ======

The weighted average Next Interest Adjustment Date for Group II is September
2001.

7)   Original Combined Loan-to-Value Ratios/(1)/

                             Group I                Group II
                             -------                --------
  Original Combined    No. of     Scheduled      No. of    Scheduled
      Loan-to-        Mortgage    Principal     Mortgage   Principal
   Value Ratio(%)     Loans(%)    Balance(%)    Loans(%)   Balance(%)
   --------------     --------    ----------    --------   ----------
  10.001 -  15.000      0.08         0.03          0.05        0.02
  15.001 -  20.000      0.03         0.02          0.05        0.02
  20.001 -  25.000      0.35         0.19          0.20        0.10
  25.001 -  30.000      0.43         0.31          0.15        0.17
  30.001 -  35.000      0.59         0.29          0.50        0.17
  35.001 -  40.000      0.83         0.47          0.55        0.37
  40.001 -  45.000      1.04         0.75          0.35        0.18
  45.001 -  50.000      1.73         1.15          1.25        1.11
  50.001 -  55.000      1.84         1.55          1.15        1.09
  55.001 -  60.000      3.19         2.67          2.50        1.84
  60.001 -  65.000      6.10         5.25          6.66        5.74
  65.001 -  70.000      9.24         8.27          9.11        8.91
  70.001 -  75.000     14.06        14.41         14.61       14.37
  75.001 -  80.000     27.29        29.80         28.68       30.67
  80.001 -  85.000     13.10        12.89         15.12       14.12
  85.001 -  90.000     17.39        18.72         18.82       20.89
  90.001 -  95.000      2.29         3.00          0.25        0.23
  95.001 - 100.000      0.45         0.22          0.00        0.00
                      ------       ------        ------      ------
Totals:               100.00       100.00        100.00      100.00
                      ======       ======        ======      ======

(1)The Combined Loan-to-Value Ratio of a Mortgage Loan (including a second Mortgage Loan) is equal to the ratio (expressed as a percentage) of the original Scheduled Principal Balance of the Mortgage Loan plus any senior lien balances and the fair market value of the Mortgaged Premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases. The weighted average combined original loan-to-value ratio is 77.91% for Group I and the weighted average combined original loan-to-value ratio is 78.42% for Group II.

8)   Remaining Amortization Term

                        Group I                   Group II
                        --------                  --------
                   No. of     Scheduled      No. of     Scheduled
   Remaining      Mortgage    Principal     Mortgage    Principal
 Term (Months)    Loans(%)    Balance(%)    Loans(%)    Balance(%)
 -------------    --------    ----------    --------    ----------
   49  -  59        0.03         0.01          0.00        0.00
  109  - 120        0.75         0.43          0.00        0.00
  133  - 144        0.19         0.12          0.00        0.00
  157  - 168        0.03         0.01          0.00        0.00
  169  - 180       11.02         8.07          0.20        0.08
  229  - 240        2.00         1.54          0.05        0.03
  289  - 300        0.08         0.07          0.00        0.00
  337  - 348        0.13         0.22          0.75        0.69
  349  - 360       85.78        89.53         99.00       99.20
                  ------       ------        ------      ------
Totals:           100.00       100.00        100.00      100.00
                  ======       ======        ======      ======

The weighted average remaining amortization term is 340 months for Group I and 357 months for Group II.

9)   Occupancy Type of Mortgaged Premises

                              Group I                Group II
                              -------                --------
                        No. of     Scheduled     No. of     Scheduled
                       Mortgage    Principal    Mortgage    Principal
Occupancy Type/(1)/    Loans(%)    Balance(%)   Loans(%)    Balance(%)
-------------------    --------    ----------   --------    ----------
Primary Home            90.09        92.71        92.99        95.29
Second Home              0.56         0.68         0.45         0.32
Investor                 9.35         6.61         6.56         4.39
                       ------       ------       ------       ------
Totals:                100.00       100.00       100.00       100.00
                       ======       ======       ======       ======

/(1)/ As represented by the borrowers on their Mortgage Loan applications.

10)  Origination Program

                                 Group I                Group II
                                 -------                --------
                            No. of    Scheduled     No. of    Scheduled
                           Mortgage   Principal    Mortgage   Principal
Origination Program/(1)/   Loans(%)   Balance(%)   Loans(%)   Balance(%)
-----------------------    --------   ----------   --------   ----------

Full Documentation           80.17       75.81       79.68       75.69
Limited Documentation         7.27        9.76        4.60        6.97
Stated Documentation         12.03       14.05       15.52       17.18
No Ratio                      0.53        0.38        0.20        0.16
                            ------      ------      ------      ------
Totals:                     100.00      100.00      100.00      100.00
                            ======      ======      ======      ======

/(1)/ See "The Mortgage Loan Pool -- Underwriting Standards" on page S-18.

11)  Mortgage Loan Purpose

                                   Group I               Group II
                                   -------               --------
                              No. of    Scheduled    No. of    Scheduled
                             Mortgage   Principal   Mortgage   Principal
    Loan Purpose             Loans(%)   Balance(%)  Loans(%)   Balance(%)
    ------------             --------   ----------  --------   ----------
Purchase                      29.37        29.31      38.64       37.74
Refinance (cash out)          57.16        55.39      49.10       49.12
Refinance (no cash-out)       13.47        15.29      12.26       13.15
                             ------       ------     ------      ------
Totals:                      100.00       100.00     100.00      100.00
                             ======       ======     ======      ======

12)  Property Types of Mortgaged Premises

                               Group I                 Group II
                               -------                 --------
                          No. of    Scheduled      No. of     Scheduled
                         Mortgage   Principal     Mortgage    Principal
    Property Type        Loans(%)   Balance(%)    Loans(%)    Balance(%)
    -------------        --------   ----------    --------    ----------
DeMinimis PUD               0.03        0.03         0.10        0.21
Manufactured Housing        5.62        4.03         2.40        1.44
PUD                         3.94        6.00         4.65        6.61
Townhouses                  0.80        0.61         0.25        0.29
2-4 Family                  5.46        5.59         5.11        4.18
High-Rise Condo             0.51        0.53         0.35        0.43
Low-Rise Condo              3.06        2.39         4.45        3.73
Single Family Detached     78.22       79.14        81.38       81.90
Single Family Attached      2.37        1.68         1.30        1.21
                          ------      ------       ------      ------
Totals:                   100.00      100.00       100.00      100.00
                          ======      ======       ======      ======

13)  Loan Types in Group II

                              No. of                Scheduled
     Loan Type           Mortgage Loans(%)     Principal Balance(%)
     ---------           -----------------     --------------------

One Year CMT                    1.10                   1.33
2/28 LIBOR                     59.01                  57.07
3/12 LIBOR                      0.20                   0.08
3/17 LIBOR                      0.05                   0.03
3/27 LIBOR                     38.59                  40.54
Six Month LIBOR                 1.05                   0.95
                              ------                 ------
Totals:                       100.00                 100.00
                              ======                 ======

14)      State Distribution of Mortgaged Premises

                                   Group I                    Group II
                                   -------                    --------
                              No. of      Scheduled       No. of     Scheduled
                             Mortgage     Principal      Mortgage    Principal
    State                    Loans(%)     Balance(%)     Loans(%)    Balance(%)
    -----                    --------     ----------     --------    ----------
Alabama                        0.00          0.00          0.00         0.00
Alaska                         0.05          0.02          0.30         0.30
Arizona                        2.21          1.91          3.05         2.70
Arkansas                       0.32          0.25          0.30         0.11
California                     8.23         12.67         18.22        28.07
Colorado                       1.81          2.28          3.10         3.66
Connecticut                    1.22          1.17          1.40         1.23
Delaware                       0.45          0.53          0.80         0.75
District of Columbia           0.24          0.34          0.05         0.16
Florida                        7.53          7.45          3.75         3.07
Georgia                        4.26          4.37          1.20         1.10
Hawaii                         0.45          0.95          0.20         0.33
Idaho                          0.40          0.35          0.90         0.74
Illinois                       3.09          2.83          5.16         5.05
Indiana                        2.26          1.61          4.30         2.37
Iowa                           1.65          1.23          0.85         0.54
Kansas                         2.16          2.14          0.90         0.76
Kentucky                       0.91          0.70          0.85         0.83
Louisiana                      2.90          2.37          0.85         0.70
Maine                          0.00          0.00          0.05         0.05
Maryland                       1.52          1.95          1.20         2.42
Massachusetts                  0.64          0.83          0.90         0.79
Michigan                       4.34          3.68          5.31         3.38
Minnesota                      2.48          2.66          2.65         2.70
Mississippi                    1.12          0.87          0.50         0.32
Missouri                       4.55          3.58          2.70         1.70
Montana                        0.13          0.12          0.15         0.12
Nebraska                       0.77          0.72          0.20         0.12
Nevada                         0.43          0.46          1.75         1.74
New Hampshire                  0.00          0.00          0.15         0.11
New Jersey                     1.70          2.44          1.20         1.42
New Mexico                     1.14          1.15          0.45         0.34
New York                       1.52          2.30          0.40         0.47
North Carolina                 3.75          3.27          2.50         1.71
North Dakota                   0.05          0.03          0.05         0.01
Ohio                           4.61          3.55          8.66         6.14
Oklahoma                       2.05          1.79          1.15         0.68
Oregon                         2.16          2.61          3.30         3.53
Pennsylvania                   4.98          3.93          2.70         2.16
Rhode Island                   0.24          0.33          0.05         0.08
South Carolina                 1.12          1.08          0.75         0.58
South Dakota                   0.05          0.02          0.00         0.00
Tennessee                      3.97          3.49          0.85         0.67
Texas                          7.93          6.39          4.25         3.66
Utah                           0.85          0.97          2.85         3.39
Vermont                        0.03          0.02          0.00         0.00
Virginia                       3.94          4.57          1.30         1.55
Washington                     2.02          2.62          6.11         6.53
West Virginia                  0.77          0.50          0.30         0.21
Wisconsin                      0.88          0.79          1.25         0.72
Wyoming                        0.11          0.09          0.10         0.23
                             ------        ------        ------       ------
Totals:                      100.00        100.00        100.00       100.00
                             ======        ======        ======       ======

Conveyance of Subsequent Mortgage Loans

The Agreement permits the Trust to acquire approximately $127,544,424 and $92,455,576 in aggregate Scheduled Principal Balance of Subsequent Mortgage Loans for addition to Group I and Group II, respectively. Accordingly, the statistical characteristics of the Mortgage Loan Pool and Group I and Group II will change upon the acquisition of Subsequent Mortgage Loans. Pursuant to the Agreement, however, the Depositor has agreed to deliver Subsequent Mortgage Loans for inclusion that will not materially change the statistical characteristics of Group I or Group II.

The obligation of the Trust to purchase Subsequent Mortgage Loans is subject to the requirements of the Agreement.

The inclusion of the Subsequent Mortgage Loans will be subject to the following requirements:

     (1) each Subsequent Mortgage Loan will not be selected in a manner adverse to the interests of Certificateholders;

     (2) the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

     (3) each Subsequent Mortgage Loan will be underwritten in accordance with the Seller's underwriting guidelines;

     (4) no Subsequent Mortgage Loan may be more than 30 days delinquent as of the related Cut-Off Date;

     (5) no Subsequent Mortgage Loan may have a remaining term to maturity in excess of 360 months; and

     (6) no Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 101.00%.

Following the purchase of the Subsequent Mortgage Loans by the Trust, the pool of Mortgage Loans included in each Group:

     (1) will have a weighted average Mortgage Interest Rate of at least 9.90% for Group I and 9.80% for Group II, and, with respect to Group II, a Weighted Average Margin of at least 6.15%;

     (2) will have a Weighted Average Remaining Amortization Term of not less than 354 months for Group I and not less than 354 months for Group II;

     (3) will have a Weighted Average Loan-to-Value Ratio of not more than 80.00% for Group I and 80.00% for Group II;

     (4) with respect to Group I, no more than 2.50% of the Mortgage Loans in such Group will be secured by second liens and no more than 55.00% of the Mortgage Loans in such Group will be Balloon Loans;

     (5) will consist of Mortgage Loans at least 75.00% of which for Group I and 75.00% of which for Group II are secured by single-family (detached and attached) dwellings;

     (6) will consist of Mortgage Loans no more than 8.00% of which for Group I and 6.00% of which for Group II are secured by investment properties;

     (7) will consist of Mortgage Loans no more than 0.75% of which have balances in excess of $500,000 for Group I and no more than 4.00% of which have balances in excess of $600,000 for Group II;

     (8) will consist of Mortgage Loans at least 88.00% of which for Group I and 90.00% of which for Group II are secured by owner occupied dwellings;

     (9) will consist of Mortgage Loans no more than 36.00% of which for Group I and 37.00% of which for Group II have a Combined Loan-to-Value ratio in excess of 80.00%; and

     (10) will, in the case of Group I, consist of Mortgage Loans no more than 15.50%, 9.75% and 2.25% of which will have credit grades of B, C and D, respectively, and, in the case of Group II, consist of Mortgage Loans no more than 25.00%, 17.25% and 5.25%, of which will have credit grades of B, C and D, respectively.

Additional Information

The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Premises is based upon the pool of Identified Mortgage Loans, as constituted at the close of business on the Statistical Cut Off Date. As indicated above, the pool of Mortgage Loans will include additional Initial Mortgage Loans and Subsequent Mortgage Loans. In addition, the Depositor may remove Mortgage Loans prior to closing as a result of incomplete documentation or non-compliance with representations and warranties or if the Depositor deems such removal necessary or appropriate, and the Depositor may substitute other Mortgage Loans subject to certain terms and conditions set forth in the Agreement. The Seller believes that the information set forth herein with respect to Group I and Group II is representative of the characteristics of each such Group as it will be constituted at the Closing Date, although as described above under "Conveyance of Subsequent Mortgage Loans," certain characteristics of the Mortgage Loans in a Group may vary.

The Depositor will file a current report on Form 8-K with the Commission, together with the Agreement, within fifteen days after the initial issuance of the Offered Certificates. The Depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any Mortgage Loans, as set forth in the preceding paragraph. A current report on Form 8-K will also be filed within 15 days of the end of the Funding Period reflecting Subsequent Mortgage Loans added to the Trust. The Depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K. The Underwriters prepared such tables and materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. See "PREPAYMENT AND YIELD CONSIDERATIONS" on page S-23. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

The Trust has included "forward-looking statements" in this Prospectus Supplement. Section 27a of the Securities Act of 1933 defines "forward-looking statements" to include statements containing projections of various financial items. Forward-looking statements are qualified by the important factors discussed in connection therewith that could cause actual results to differ materially from those in the forward-looking statements.

Underwriting Standards

The Seller's underwriting philosophy is to analyze the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness. Specific compensating factors include loan-to-value, mortgage payment history, employment stability and years at residence.

The Seller underwrites each loan individually with the underwriting decision based on the risk profile of the loan, even in instances where the Seller purchases a group of mortgage loans in bulk. In a portion of such bulk purchases, the Seller engages contract underwriters to underwrite individual mortgage loans under the direct supervision of the Seller's senior underwriting staff.

The Seller customarily employs underwriting guidelines to aid in assessing:

          . the borrower's ability and willingness to repay a loan according to its terms and

          . whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

The Seller has established classifications with respect to the credit profile of the borrower. The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower. The Seller generally offers borrowers with less favorable credit ratings loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

The Seller's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require a qualified appraisal of the mortgaged property which conforms to Fannie Mae and FHLMC standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. The appraisal may be no more than 180 days old on the day the loan is originated. In most instances, the Seller requires a second drive-by appraisal for properties that have a value of $300,000 to $500,000 and a second full appraisal for properties that have a value over $500,000.

The Seller has four loan documentation programs:

          Full Documentation - underwriter review of the borrower's credit report handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits (e.g., W-2's and pay stubs, or signed tax returns for the past two years) ;

          Limited Documentation - only available for self-employed borrowers;
               six months of personal and/or business bank statements are acceptable documentation of the borrower's stated cash flow;

          Stated Income - the borrower's income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified. The Seller does, however, verify the existence of the business and employment; and the business must have been in existence for at least two years; and

          No Ratio - specifically created for borrowers that want to be qualified based primarily on their equity positions in their homes and their individual credit profiles.

The Seller may, from time-to-time, apply underwriting criteria which are either more stringent or more flexible depending on the economic conditions of a particular market.

Effective July 12, 1999, the Seller revised certain aspects of its general guidelines for its A+ and A credit borrowers. The Seller's revised general guidelines are set forth below:

        A+                   A                  A-                 B                  C                  D
                                                 Mortgage History
No late payments   Maximum of one       Maximum of two     Maximum of four    Maximum of five    Maximum of six
                   30-day late payment  30-day late        30-day late        30-day and one     30-day, two
                                        payments in last   payments or two    60-day late        60-day and one
                                        12 months          30-day and one     payments or four   90-day late
                                        (maximum of one    60-day late        30-day and one     payments
                                        30-day late        payments in last   90-day late
                                        payment if LTV     12 months          payments in last
                                        is greater than                       12 months
                                        85%)

                                                 Secondary Credit
Maximum of three   Maximum of three     Maximum of three   Maximum of four    Discretionary      Discretionary
30-day late        30-day late          30-day late        30-day and one
payments on        payments on          payments on        60-day late
revolving credit;  revolving credit;    revolving          payments on
two 30-day late    three 30-day late    credit;  three     revolving credit;
payment on         payments on          30-day late        three 30-day and
installment credit installment credit   payments on        one 60-day late
                                        installment        payments on
                                        credit (isolated   installment
                                        60-day late        credit (isolated
                                        payments           90-day late
                                        acceptable)        payments acceptable)

                                                Bankruptcy Filings
Chapters 7 & 13 -  Chapter 7 -          Chapter 7 -        Chapter 7 -        Chapter 7 -        Chapter 7 & 13 -
Discharged 2 years Discharged 2 years   Discharged 2 years Discharged 2 years Discharged 1 year  1 day from
(re-established    Chapter 13 -         Chapter 13 -1      Chapter 13 -1      Chapter 13 -1 day  discharge
credit since the   Discharged 1 year    year from date of  year from date of  after discharge
discharge)         (re-established      filing with proof  filing with proof  with proof paid
                   credit since         paid as agreed     paid as agreed     as agreed
                   discharge)           (must be           (must be
                                        discharged)        discharged)

                                               Debt-To-Income Ratio
     32%/42%              45%                50%               50%               55%                60%

                                          Maximum Combined Loan-To-Value
95% to $400,000    95% to $400,000       100% - Owner       100% - Owner      100% - Owner       100% - Owner
90% to $1 million  90% to $1 million     Occupied           Occupied          Occupied           Occupied
                                         90% - Non Owner    90% - Non Owner   90% - Non Owner    90% - Non Owner
                                         Occupied           Occupied          Occupied           Occupied


                                               Maximum Loan-To-Value

         95%              90%                90%               85%               80%                65%

The following table shows the distribution of the Identified Mortgage Loans in relation to the classifications described above:

Saxon                               Group I                                             Group II
           ----------------------------------------------------    ---------------------------------------------------
Grade      Number of  Number of      Current        Current        Number of    Number of       Current     Current
Credit       Loans    Loans(%)      Balance($)     Balance(%)        Loans      Loans(%)       Balance($)  Balance(%)
 A+           173        4.61        15,664,130         4.89             1         0.05           203,847        0.09
 A            822       21.88        82,027,260        25.59            20         1.00         4,155,468        1.79
 A-         1,580       42.07       140,943,456        43.96           948        47.45       121,669,798       52.36
 B            643       17.12        47,444,468        14.80           498        24.92        56,345,166       24.25
 C            464       12.35        29,224,857         9.12           421        21.07        38,956,783       16.76
 D             74        1.97         5,279,794         1.65           110         5.51        11,056,794        4.76
           ------     -------       -----------       ------         -----         ------     -----------      ------
Totals      3,756      100.00       320,583,965       100.00         1,998         100.00     232,387,856      100.00
           ======     =======       ===========       ======         =====         ======     ===========      ======

Servicing of the Mortgage Loans

General. Meritech Mortgage Services, Inc., an affiliate of the Depositor (the "Servicer"), will service the Mortgage Loans. The Servicer commenced its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc., prior to September 1994. The principal offices of the Servicer are located in Fort Worth, Texas. The Servicer is (a) a HUD-approved originator and (b) approved by and in good standing with Fannie Mae and FHLMC. The Servicer will provide customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay Month End Interest with respect to Mortgage Loans serviced by it. The Servicer must obtain approval of the Master Servicer with respect to certain servicing activities. See "SERVICING OF MORTGAGE LOANS" in the Prospectus.

As of June 30, 1999, the Servicer serviced a portfolio of approximately 42,771one-to-four family conventional residential mortgage loans totaling approximately $4,121 million. The following table sets forth certain unaudited information concerning the delinquency experience (including loans in foreclosure) and mortgage loans foreclosed with respect to the Servicer?s conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

                         Percentage of Total Portfolio
_______________________________________________________________________________

                                 June 30, 1999       December 31, 1997       December 31, 1996      December 31, 1995
                                 -------------       -----------------       -----------------      -----------------
                             By No. of  By Dollar   By No. of  By Dollar    By No. of  By Dollar   By No. of  By Dollar
                               Loans      Amount      Loans     Amount         Loans    Amount       Loans      Amount
                               -----      ------      -----     ------         -----    ------       -----      ------
Period of delinquency
 (including foreclosure)
  31 to 60 days              5.14%      5.17%         5.82%       6.25%      3.72%      3.10%      3.56%      3.25%
  61 to 90 days              1.04       1.09          1.61        1.49       1.02       1.03       0.65       0.71
  91 days or more            3.62       4.06          1.37        1.20       1.33       1.48       1.57       2.30
Percentage of Total
Portfolio
     Delinquent              7.73       7.91          8.81        8.95       6.08       5.62       5.79       6.27
     Foreclosed              2.06       2.41          2.07        1.47       0.91       1.31       0.73       0.99

_____________________
/(1)/Totals may not sum due to rounding.

The foregoing statistics represent the recent experience of the Servicer. There can be no assurance, however, that the delinquency and foreclosure experience of the Mortgage Loans will be comparable. In addition, the foregoing statistics are based on all the one-to-four family residential mortgage loans in the Servicer?s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in the Servicer?s servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of the Servicer?s one-to-four family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon the value of real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

The Servicing Fee Rate applicable to each Mortgage Loan equals one-twelfth of a fixed percentage per annum of the Scheduled Principal Balance of such Mortgage Loan on the first day of the Due Period (the period from and including the second day of a month to and including the first day of the following month) with respect to each Distribution Date. In addition, late payment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance will be paid to or retained by the Servicer as additional servicing compensation. The Servicer must pay certain insurance premiums and certain ongoing expenses. The Servicer may transfer its servicing to successor servicers that meet the criteria for servicers approved by the Rating Agencies.

The Servicer and/or the Depositor will have the right, but not the obligation, to repurchase from the Trust any Mortgage Loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest thereon.

Advances and Month End Interest

Prior to each Distribution Date, the Servicer (and any successor servicer) must advance its own funds with respect to delinquent payments of principal of and interest on the Mortgage Loans, net of the Servicing Fees with respect to any Mortgage Loan for which it is making an advance, unless the Servicer deems such advance "non-recoverable." Advances of principal and interest will be deemed to be non-recoverable only to the extent such amounts are not reimbursable from late collections, insurance proceeds, liquidation proceeds and other assets of the Trust. Any failure by the Servicer to make any such required advance will constitute an event of default under the servicing agreement. If the Servicer fails to make a required advance of principal and interest, the Master Servicer will be obligated to make such advance. The total advance obligations of the Master Servicer may be subject to a dollar limitation that is acceptable to the Rating Agencies as set forth in the Agreement. See "SERVICING OF MORTGAGE LOANS
- Advances" in the Prospectus.

In addition, the Servicer must deposit in its Custodial Account on or before each remittance date (the 21st day of each month or the preceding business day if such 21st day is not a business day) an amount equal to Month End

Interest with respect to the preceding prepayment period (the period from and including the 18th day of a month to and including the 17th day of the following month) but only to the extent of the Servicing Fee payable with respect to the remittance date. "Month End Interest" means, with respect to any Mortgage Loan prepaid in full during a prepayment period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and interest actually received by the Servicer with respect to such Mortgage Loan, in each case net of the Servicing Fee (except that Month End Interest does not accrue with respect to a prepayment of a Mortgage Loan during the period from the first day of a month through the last day of the prepayment period ending during such month). If the Servicer fails to deposit Month End Interest as required, the Master Servicer will be obligated to do so.

The Master Servicer

Saxon Mortgage, Inc., will act as master servicer of the Mortgage Loans (in such capacity, the "Master Servicer"). The Master Servicer has limited experience master servicing mortgage loans. The Master Servicer will supervise the servicing of the Mortgage Loans, provide certain reports to the Trustee regarding the Mortgage Loans, make advances to the extent described herein with respect to the Mortgage Loans if the Servicer fails to make a required advance and appoint a successor servicer if a Servicer is terminated. The Master Servicer is entitled to the Master Servicing Fee, payable on each Distribution Date, in the amount equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan on the first day of the Due Period with respect to each Distribution Date. The Master Servicer will pay the Trustee its monthly fees out of the Master Servicing Fee.

Year 2000 Compliance

Servicer and Master Servicer. The Servicer and the Master Servicer are preparing their computer systems and computer-driven equipment and devices for the year 2000. Virtually every computer operation could be affected in some way by the rollover of the two-digit year value from 99 to 00. Systems that do not properly recognize date-sensitive information when the year changes to 2000 could fail or generate erroneous data. The year 2000 problem could affect traditional information systems and embedded systems. It could also affect software or computer applications that use, store, transmit or receive information involving dates.

The Servicer's and the Master Servicer's objective is to be year 2000 ready. "Year 2000 ready" means that critical systems, devices, applications and business relationships have been evaluated and are expected to be suitable for continued use into and beyond the year 2000. To that end, the Master Servicer has evaluated its critical systems, devices, applications and business relationships to determine the extent to which they are in fact "year 2000 ready." The Master Servicer has determined that it has only one such item that is not yet "year 2000 ready," and expects to complete the adjustments that have been represented by the vendor of that item as being required to render that item "year 2000 compliant" by October 1, 1999. The Servicer has studied the operation of its servicing system that has been warranted by the vendor to be "year 2000 compliant." The Servicer has found that system to be in fact "year 2000 ready." The Trustee has represented to the Master Servicer that it intends to have its systems and applications capable of processing, on and after January 1, 2000, date and date related data consistent with the functionality of such systems and applications and without a material adverse effect upon its performance of services as Trustee. For a description of pending year 2000 legislation, see "RECENT DEVELOPMENTS -- Pending Year 2000 Legislation."

DTC. DTC management has advised the Depositor that it is aware that some computer applications and systems used for processing were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program to address this problem so that its applications and systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate timeframes.

DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware. DTC relies on these third parties for information or the provision of telecommunication, electric utility and other services. DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. Neither the Seller, the Master Servicer nor the Servicer makes any representation or warranty as to the accuracy or completeness of such information.

                      Prepayment and Yield Considerations

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each Class of the Offered Certificates will be directly related to the rate of payment of principal of the Mortgage Loans in the related Group (and, in the case of the Class AV-1 and Class AV-2 Certificates, the related Subgroups), including payments in full prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Depositor. If the actual rate of principal payments on the Mortgage Loans in a Group is slower than the rate anticipated by an investor who purchases related Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of principal payments on the Mortgage Loans in a Group is faster than the rate anticipated by an investor who purchases related Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Notwithstanding the foregoing considerations, a faster rate of prepayment on the related Mortgage Loans may extend the weighted average lives of the Class BF-1A and Class BV-1A Certificates, as applicable.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

"Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be distributed to the investor. As described above, the weighted average life and yield to maturity (if purchased at a price other than par) of each class of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Group are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average life (and yield) of a Certificate may also be affected by a distribution of the related Extra Principal Distribution Amount (as defined herein) on one or more Distribution Dates. Any such amounts will be distributed from available excess interest as described herein and will reflect the Realized Loss experience of the related Mortgage Loans. See "DESCRIPTION OF THE OFFERED CERTIFICATES - Crosscollateralization Provisions" on page S-40.

The Class AF-6 Certificates will not be entitled to distributions of principal (either scheduled or unscheduled) until September 2002 (except as otherwise described herein). Thereafter, the relative entitlement of the Class AF-6 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-6 Distribution Amount. See "DESCRIPTION OF THE OFFERED CERTIFICATES -- Distributions" on page S-35.

In addition to the factors described above, the weighted average life and yield to maturity of the Class B-1A Certificates of each Group will be directly related to the timing and amount of excess interest available for distribution in reduction of the Certificate Principal Balances of such Certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things (i) the overcollateralization level of the related Mortgage Loans (i.e., the extent to which interest on such Mortgage Loans is accruing on a higher principal balance than the Certificate Principal Balances of the related Certificates); (ii) the delinquency and default experience of the Mortgaged Loans (i.e., excess interest will be applied to interest shortfalls on the Certificates before it is distributed in reduction of the Certificate Principal Balances of the Class B-1A Certificates); (iii) in the case of Group II, the level of One Month LIBOR and the indices for the adjustable rate Mortgage Loans (i.e., for the

Mortgage Loan in Group II excess interest is largely a function of the extent to which the values of the indices applicable to those Mortgage Loans plus the applicable gross margin exceed the applicable Pass Through Rates); and (iv) in the case of Group I, to the extent the weighted average net rate of the fixed rate loans in such Group exceeds the weighted average of the pass through rates of the Group I Certificates. No assurances, however, can be given as to the amount of excess interest distributable at any time or in the aggregate. Additionally, the Applicable Percentage for each Group, which varies from time to time, and regulates the portion of excess interest to the applied to distribution of the Class B-1A Certificates, will also affect the weighted average lives of the Class B-1A Certificates.


Mandatory Prepayment

In the event that any Unutilized Funding Amount (as hereinafter defined), remains in the Pre-Funding Account (as hereinafter defined) on such Distribution Date such amount will be applied as a prepayment of principal on the Certificates as described herein. The Seller believes that the principal amount of Subsequent Mortgage Loans to be purchased by the Trust will require the application of substantially all of the original Pre-Funded Amount (as hereinafter defined). It is unlikely, however, that the aggregate amount of Subsequent Mortgage Loans purchased will be identical to the original Pre-Funded Amount and, consequently, Certificateholders will receive some prepayment of principal. See "DESCRIPTION OF THE OFFERED CERTIFICATES - Pre-Funding Account and Capitalized Interest Account" on page S-41.


Prepayments and Yields for Offered Certificates

All the Mortgage Loans in Group I are or will be fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

The Pass Through Rates applicable to the Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1 and Class BF-1A Certificates on any Distribution Date will equal the lesser of (x) a fixed rate applicable thereto as set forth on the cover page and (y) the weighted average Mortgage Interest Rate of the Mortgage Loans in Group I, net of Servicing Fees and Master Servicing Fees, for such Distribution Date (the "Weighted Average Net Rate"). The Pass Through Rate applicable to the Class AF-1 Certificates on any Distribution Date will equal the lesser of (x) the floating rate applicable thereto as described on the cover page and (y) the Weighted Average Net Rate for Group I. As a result, payments of principal on the Mortgage Loans in Group I having net Mortgage Interest Rates which exceed the Weighted Average Net Rate may reduce the Pass Through Rates and yields on such Certificates. The Mortgage Interest Rates of the Identified Mortgage Loans in Group I are expected to range from 6.870% to 14.990% per annum and, under certain scenarios, it is likely that principal prepayments will be concentrated among Mortgage Loans with higher Mortgage Interest Rates, thus potentially reducing the Pass Through Rates on such Certificates. The Weighted Average Net Rate of the Identified Mortgage Loans in Group I as of the Statistical Cut Off Date is expected to be 9.518% per annum. The Pass Through Rate applicable to the Class BV-1A Certificates on any Distribution Date will equal the lesser of (x) the fixed rate applicable thereto as set forth on the cover page and (y) the Weighted Average Net Rate of the Identified Mortgage Loans in Group II. The Weighted Average Net Rate of the Identified Mortgage Loans in Group II as of the Statistical Cut Off Date is expected to be 9.409% per annum.

All the Mortgage Loans in Group II are or will be adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

The Last Scheduled Distribution Date for the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1 and Class AV-2 Certificates is the date on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the Mortgage Loans in the related Group and that scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received. The Last Scheduled Distribution Date for the Class MF-1, Class MF-2, Class BF-1, Class MV-1,

Class MV-2 and Class BV-1 Certificates is the first Distribution Date following the month of maturity of the latest possible maturing Mortgage Loan. The Last Scheduled Distribution Date for the Class BF-1A and Class BV-1A Certificates is the date on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that prepayments on the Mortgage Loans in the related Group occur at 200% of the Prepayment Assumption (as hereinafter defined) for such Group and that scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received. The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because (i) prepayments are likely to occur which will be distributed in reduction of the Certificate Principal Balances thereof and (ii) the Master Servicer will have the right to purchase all the Mortgage Loans on any Distribution Date when the aggregate Scheduled Principal Balances of the Mortgage Loans have declined to less than 10% of the sum of (a) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut Off Date, in the case of the Initial Mortgage Loans, and as of their related cut-off date or dates, in the case of Subsequent Mortgage Loans and (b) any amounts on deposit in the Pre-Funding Account (exclusive of any interest or other investment earnings). The actual final Distribution Date with respect to each Class of the Offered Certificates could, depending on the default and recovery experience of the Mortgage Loans, occur after its Last Scheduled Distribution Date.

As described herein, on each Distribution Date, the Class B-1A Certificates of each Group are entitled to a portion of interest payments on the related Mortgage Loans after required distributions of principal and interest on the Certificates and payment of Trust expenses. Such excess interest will be applied to reduce the Certificate Principal Balance of the related Class B-1A Certificates. See "DESCRIPTION OF THE OFFERED CERTIFICATES Crosscollateralization Provisions" herein. Based on the Modeling Assumptions and 100% of the applicable Prepayment Assumption, the weighted average lives of the Class BF-1A and Class BV-1A Certificates would be 0.88 and 0.81 years, respectively. No assurance, however, can be given as to the actual rate of principal prepayments on the related Mortgage Loans. Actual rates of prepayments that differ from those anticipated could have a significant effect on the actual weighted average lives of such Certificates, and could adversely affect their yield to maturity.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard (as to each Group, the "Prepayment Assumption"). A separate Prepayment Assumption has been calculated for each Group and represents an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period. 100% of the Prepayment Assumption for Group I (Scenario IV for Group I) assumes prepayment rates of 2.4% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 100% of the Prepayment Assumption for Group I assumes a constant prepayment rate of 24% per annum. 100% of the Prepayment Assumption for Group II (Scenario IV for Group II) assumes prepayment rates of 4.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of life of such Mortgage Loans and an additional 1.476% per annum in each month thereafter up to and including the 22nd month. Beginning in the 23rd month and in each month thereafter during the life of such Mortgage Loans, 100% of the Prepayment Assumption for Group II assumes a constant prepayment rate of 35% per annum. As used in the table below, 0% Prepayment Assumption (Scenario I for each Group below) assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. Neither prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

          (i) the Mortgage Loans of the related Groups prepay at the indicated percentage of the related Prepayment Assumption;

          (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing September 1999, in accordance with the payment priorities defined herein;

          (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;

          (iv) scheduled payments on the Mortgage Loans are assumed to be received on the first day of each Due Period commencing September 1999, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each prepayment period, commencing August 1999, and include 30 days' interest thereon;

          (v)     the level of Six-Month LIBOR remains constant at 5.60125%;

          (vi)    the level of One Year CMT remains constant at 5.01%;

          (vii) the Pass Through Rates for the Class AF-1 Certificates and Group II Certificates, other than the Class BV-1A Certificates, are based on constant One-Month LIBOR of 5.18%;

          (viii) (a) the available funds cap with respect to the Class AF-1 Certificates and the Group II Certificates (other than the Class BV-1A Certificates) is calculated on the basis of the actual number of days elapsed in the relevant period and a year of 360 days (actual/360) and (b) the available funds cap with respect to the Group I Certificates (other than the Class AF-1 Certificates) and the Class BV-1A Certificates of Group II is calculated on the basis of a 360-day year consisting of twelve 30-day months (30/360);

          (ix)    the Closing Date for the Certificates is August 18, 1999;

          (x) all of the Original Pre-Funded Amount is applied to acquire Subsequent Mortgage Loans by November 16, 1999;

          (xi) the Mortgage Interest Rate for each Mortgage Loan in Group II is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of (a) the assumed level of the applicable index and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment caps and floors);

          (xii) for purposes of the "Weighted Average Life -- Optional Redemption," the Offered Certificates are redeemed on the Initial Optional Termination Date;

          (xiii) credit enhancement percentages for each Group were derived from the Certificate Principal Balances of the Certificates set forth herein;

          (xiv) amounts on deposit in the Pre-Funding Account earn interest at a rate equal to the net weighted average Mortgage Interest Rate of the Mortgage Loans in the related Group; and

          (xv) each Group consists of Mortgage Loans having the approximate characteristics set forth in the following tables.

                                            Initial Group I Loans
                                                                                Original       Remaining     Original
   Amortization     Current           Gross                      Net          Amortization   Amortization    Term to
   Methodology      Balance ($)       WAC (%)   Servicing (%)    WAC (%)          Term          Term         Balloon
      Level        1,851,110.83       10.178       0.550        9.628              119          117           N/A

      Level       41,245,031.67        9.728       0.550        9.178              189          187           N/A

      Level      156,362,195.40       10.017       0.550        9.467              360          357           N/A

     Balloon     223,757,250.40       10.165       0.550        9.615              360          358           180

                                  Subsequent Group I Loans as of 09/01/1999

      Level          152,146.10       10.178       0.550        9.628              119          119           N/A

      Level        3,390,002.60        9.728       0.550        9.178              189          189           N/A

      Level       12,851,687.30       10.017       0.550        9.467              360          360           N/A

     Balloon      18,391,006.88       10.165       0.550        9.615              360          360           180

                                  Subsequent Group I Loans as of 10/01/1999

       Level         152,146.10       10.178       0.550        9.628              119          119           N/A

       Level       3,390,002.60        9.728       0.550        9.178              189          189           N/A

       Level      12,851,687.30       10.017       0.550        9.467              360          360           N/A

      Balloon     18,391,006.88       10.165       0.550        9.615              360          360           180

                          Initial Group II Subgroup A

                                                                                               Gross   Gross
     Current         Gross               Net    Original Remaining   Gross   Periodic Initial   Life    Life     Reset    Next
   Balance ($)      WAC (%)    Servicing WAC      Term      Term    Margin   Cap (%)  Periodic   Cap   Floor   Frequency  Reset
                                  (%)     (%)                         (%)             Cap (%)    (%)   (%)
                    Six Month LIBOR Loans
     13,289,074.18      10.369     0.550  9.819      360        353    6.565    1.261   3.000  17.061  10.037      6        17

     37,975,591.99       9.855     0.550  9.305      360        356    6.393    1.078   3.000  16.375   9.811      6        20

     35,917,077.87      10.012     0.550  9.462      360        357    6.419    1.075   3.000  16.446   9.940      6        21

     21,043,488.08      10.146     0.550  9.596      360        358    6.512    1.061   3.000  16.521  10.057      6        22

     18,778,640.42       9.964     0.550  9.414      360        359    6.297    1.007   3.000  16.418   9.964      6        23

     23,398,399.63       9.987     0.550  9.437      359        354    6.645    1.124   3.000  16.395   9.947      6        32

     16,953,706.64      10.154     0.550  9.604      360        357    6.444    1.116   3.000  16.924  10.070      6        33

     23,697,680.04      10.063     0.550  9.513      360        358    6.314    1.063   3.000  16.928   9.958      6        34

     25,014,486.04      10.065     0.550  9.515      360        359    6.050    1.005   3.000  16.991   9.996      6        35

      2,905,700.61       9.391     0.550  8.841      360        353    6.674    1.113   1.000  15.830   8.470      6         3

                    CMT Loans
      2,598,324.87       8.713     0.550  8.163      360        357    6.294    2.000   2.000  15.665   8.617     12         9

                          Initial Group II Subgroup B

                    Six Month LIBOR Loans
     22,606,991.84       9.759     0.550  9.209      360        355    6.342    1.167   3.000  16.392   9.716      6        19

     12,058,598.05       9.733     0.550  9.183      360        357    6.088    1.137   3.000  16.422   9.598      6        21

     13,418,919.13       9.749     0.550  9.199      360        358    6.202    1.183   3.000  16.353   9.490      6        22

      9,499,161.28       9.908     0.550  9.358      359        354    6.573    1.175   3.000  16.276   9.908      6        32

      8,571,262.11       9.428     0.550  8.878      360        357    5.685    1.068   3.000  16.112   9.122      6        33

      8,923,196.39      10.109     0.550  9.559      360        358    6.181    1.160   3.000  16.954  10.109      6        34

      8,654,512.62      10.266     0.550  9.716      360        359    6.003    1.000   3.000  17.055  10.140      6        35

                    CMT Loans
      1,479,599.87       9.538     0.550  8.988      360        357    6.995    2.000   2.000  16.538   9.538     12         9


                Subsequent Group II Subgroup A as of 09/01/1999

                    Six Month LIBOR Loans
     10,438,674.46      10.018     0.550  9.468      360        360    6.424    1.083   3.000  16.497   9.934      6        24

      7,320,351.15      10.061     0.550  9.511      359        359    6.352    1.073   3.000  16.805   9.987      6        36

        238,824.71       9.391     0.550  8.841      360        360    6.674    1.113   1.000  15.830   8.470      6         6

                    CMT Loans
        213,560.95       8.713     0.550  8.163      360        360    6.294    2.000   2.000  15.665   8.617     12        12

                Subsequent Group II Subgroup B as of 09/01/1999

                    Six Month LIBOR Loans
      3,952,151.43       9.750     0.550  9.200      360        360    6.239    1.164   3.000  16.389   9.623      6        24

      2,929,983.48       9.930     0.550  9.380      360        360    6.123    1.103   3.000  16.595   9.826      6        36

                    CMT Loans
        121,610.95       9.538     0.550  8.988      360        360    6.995    2.000   2.000  16.538   9.538     12        12

                Subsequent Group II Subgroup A as of 10/01/1999

                    Six Month LIBOR Loans
     10,438,674.46      10.018     0.550   9.468    360       360      6.424    1.083   3.000  16.497  9.934       6        24

      7,320,351.15      10.061     0.550   9.511    359       359      6.352    1.073   3.000  16.805  9.987       6        36

        238,824.71       9.391     0.550   8.841    360       360      6.674    1.113   1.000  15.830  8.470       6         6

                    CMT Loans
        213,560.95       8.713     0.550   8.163    360       360      6.294    2.000   2.000  15.665  8.617      12        12


                Subsequent Group II Subgroup B as of 10/01/1999

                    Six Month LIBOR Loans
      3,952,151.43       9.750     0.550   9.200    360       360      6.239    1.164   3.000  16.389  9.623       6        24

      2,929,983.48       9.930     0.550   9.380    360       360      6.123    1.103   3.000  16.595  9.826       6        36

                    CMT Loans
        121,610.95       9.538     0.550   8.988    360       360      6.995    2.000   2.000  16.538  9.538      12        12

                             PREPAYMENT SCENARIOS


                     Scenario I   Scenario II   Scenario III   Scenario IV    Scenario V  Scenario VI   Scenario VII
Group I Prepayment
Assumption:                   0%           75%            90%          100%          125%         150%           175%
Group II
Prepayment
Assumption:                   0%           75%            90%          100%          125%         150%           175%

The following tables set forth the approximate percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, and the approximate weighted average life years of the Offered Certificates, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                Class AF-1 Scenario                                            Class AF-2 Scenario
                      ----------------------------------------                       ------------------------------------------
                       I     II   III    IV    V     VI   VII                         I     II    III    IV     V    VI    VII
                       -     --   ---    --    -     --   ---                         -     --    ---    --     -    --    ---
  Initial Percent      100   100   100   100   100   100   100     Initial Percent    100    100  100    100   100   100   100
     08/25/00           97    54    46    40    25    10     0        08/25/00        100    100  100    100   100   100    90
     08/25/01           95     3     0     0     0     0     0        08/25/01        100    100   70     47     0     0     0
     08/25/02           91     0     0     0     0     0     0        08/25/02        100     15    0      0     0     0     0
     08/25/03           88     0     0     0     0     0     0        08/25/03        100      0    0      0     0     0     0
     08/25/04           85     0     0     0     0     0     0        08/25/04        100      0    0      0     0     0     0
     08/25/05           81     0     0     0     0     0     0        08/25/05        100      0    0      0     0     0     0
     08/25/06           77     0     0     0     0     0     0        08/25/06        100      0    0      0     0     0     0
     08/25/07           73     0     0     0     0     0     0        08/25/07        100      0    0      0     0     0     0
     08/25/08           69     0     0     0     0     0     0        08/25/08        100      0    0      0     0     0     0
     08/25/09           64     0     0     0     0     0     0        08/25/09        100      0    0      0     0     0     0
     08/25/10           60     0     0     0     0     0     0        08/25/10        100      0    0      0     0     0     0
     08/25/11           54     0     0     0     0     0     0        08/25/11        100      0    0      0     0     0     0
     08/25/12           48     0     0     0     0     0     0        08/25/12        100      0    0      0     0     0     0
     08/25/13           41     0     0     0     0     0     0        08/25/13        100      0    0      0     0     0     0
     08/25/14            0     0     0     0     0     0     0        08/25/14          0      0    0      0     0     0     0
     08/25/15            0     0     0     0     0     0     0        08/25/15          0      0    0      0     0     0     0
     08/25/16            0     0     0     0     0     0     0        08/25/16          0      0    0      0     0     0     0
     08/25/17            0     0     0     0     0     0     0        08/25/17          0      0    0      0     0     0     0
     08/25/18            0     0     0     0     0     0     0        08/25/18          0      0    0      0     0     0     0
     08/25/19            0     0     0     0     0     0     0        08/25/19          0      0    0      0     0     0     0
     08/25/20            0     0     0     0     0     0     0        08/25/20          0      0    0      0     0     0     0
     08/25/21            0     0     0     0     0     0     0        08/25/21          0      0    0      0     0     0     0
     08/25/22            0     0     0     0     0     0     0        08/25/22          0      0    0      0     0     0     0
     08/25/23            0     0     0     0     0     0     0        08/25/23          0      0    0      0     0     0     0
     08/25/24            0     0     0     0     0     0     0        08/25/24          0      0    0      0     0     0     0
     08/25/25            0     0     0     0     0     0     0        08/25/25          0      0    0      0     0     0     0
     08/25/26            0     0     0     0     0     0     0        08/25/26          0      0    0      0     0     0     0
     08/25/27            0     0     0     0     0     0     0        08/25/27          0      0    0      0     0     0     0
     08/25/28            0     0     0     0     0     0     0        08/25/28          0      0    0      0     0     0     0
     08/25/29            0     0     0     0     0     0     0        08/25/29          0      0    0      0     0     0     0

Weighted Average                                                   Weighted  Average
Life/(1)/ Maturity     10.88  1.15  1.00  0.92  0.78  0.69  0.62   Life/(1)/          14.85  2.66   2.25 2.04   1.66  1.41  1.22
Optional Termination   10.88  1.15  1.00  0.92  0.78  0.69  0.62   Maturity Optional  14.85  2.66   2.25 2.04   1.66  1.41  1.22
                                                        Termination
                                Class AF-3 Scenario                                                Class AF-4 Scenario
                      -------------------------------------------                     ------------------------------------------
                       I     II   III    IV    V     VI   VII                         I     II    III    IV     V    VI    VII
                       -     --   ---    --    -     --   ---                         -     --    ---    --     -    --    ---
  Initial Percent      100   100   100   100   100   100   100     Initial Percent    100    100  100    100   100   100   100
     08/25/00          100   100   100   100   100   100   100         08/25/00       100    100  100    100   100   100   100
     08/25/01          100   100   100   100    90    35     0         08/25/01       100    100  100    100   100   100    80
     08/25/02          100   100    67    38     0     0     0         08/25/02       100    100  100    100    64     0     0
     08/25/03          100    52    15     0     0     0     0         08/25/03       100    100  100     92    34     0     0
     08/25/04          100    12     0     0     0     0     0         08/25/04       100    100   71     46     0     0     0
     08/25/05          100     0     0     0     0     0     0         08/25/05       100     79   39     17     0     0     0
     08/25/06          100     0     0     0     0     0     0         08/25/06       100     53   17      0     0     0     0
     08/25/07          100     0     0     0     0     0     0         08/25/07       100     43   12      0     0     0     0
     08/25/08          100     0     0     0     0     0     0         08/25/08       100     30    2      0     0     0     0
     08/25/09          100     0     0     0     0     0     0         08/25/09       100     16    0      0     0     0     0
     08/25/10          100     0     0     0     0     0     0         08/25/10       100      3    0      0     0     0     0
     08/25/11          100     0     0     0     0     0     0         08/25/11       100      0    0      0     0     0     0
     08/25/12          100     0     0     0     0     0     0         08/25/12       100      0    0      0     0     0     0
     08/25/13          100     0     0     0     0     0     0         08/25/13       100      0    0      0     0     0     0
     08/25/14           61     0     0     0     0     0     0         08/25/14       100      0    0      0     0     0     0
     08/25/15           21     0     0     0     0     0     0         08/25/15       100      0    0      0     0     0     0
     08/25/16           15     0     0     0     0     0     0         08/25/16       100      0    0      0     0     0     0
     08/25/17            9     0     0     0     0     0     0         08/25/17       100      0    0      0     0     0     0
     08/25/18            3     0     0     0     0     0     0         08/25/18       100      0    0      0     0     0     0
     08/25/19            0     0     0     0     0     0     0         08/25/19        95      0    0      0     0     0     0
     08/25/20            0     0     0     0     0     0     0         08/25/20        85      0    0      0     0     0     0
     08/25/21            0     0     0     0     0     0     0         08/25/21        74      0    0      0     0     0     0
     08/25/22            0     0     0     0     0     0     0         08/25/22        63      0    0      0     0     0     0
     08/25/23            0     0     0     0     0     0     0         08/25/23        50      0    0      0     0     0     0
     08/25/24            0     0     0     0     0     0     0         08/25/24        35      0    0      0     0     0     0
     08/25/25            0     0     0     0     0     0     0         08/25/25        20      0    0      0     0     0     0
     08/25/26            0     0     0     0     0     0     0         08/25/26         2      0    0      0     0     0     0
     08/25/27            0     0     0     0     0     0     0         08/25/27         0      0    0      0     0     0     0
     08/25/28            0     0     0     0     0     0     0         08/25/28         0      0    0      0     0     0     0
     08/25/29            0     0     0     0     0     0     0         08/25/29         0      0    0      0     0     0     0
Weighted Average                                                  Weighted  Average
Life/(1)/ Maturity    15.63  4.18  3.43  3.05  2.37  1.97  1.69   Life/1)/ Maturity     23.81  7.83   6.01 5.11   3.69  2.64  2.24
Optional Termination  15.63  4.18  3.43  3.05  2.37  1.97  1.69   Optional Termination  23.81  7.69   5.96 5.11   3.69  2.64  2.24

/(1)/ The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance for the applicable Class.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                 Class AF-5 Scenario                                               Class AF-6 Scenario
                    ---------------------------------------------                       ------------------------------------------
                      I      II    III    IV     V     VI    VII                          I     II    III   IV     V    VI    VII
                      -      --    ---    --     -     --    ---                          -     --    ---   --     -    --    ---
 Initial percent       100   100    100   100    100    100   100      Initial Percent    100   100    100  100   100   100   100
     08/25/00          100   100    100   100    100    100   100         08/25/00        100   100    100  100   100   100   100
     08/25/01          100   100    100   100    100    100   100         08/25/01        100   100    100  100   100   100   100
     08/25/02          100   100    100   100    100     90     0         08/25/02        100   100    100  100   100   100    90
     08/25/03          100   100    100   100    100     74     0         08/25/03         99    89    89    89    91    95    90
     08/25/04          100   100    100   100     91     24     0         08/25/04         99    81    80    79    77    78    61
     08/25/05          100   100    100   100     57      9     0         08/25/05         97    68    65    62    57    54    35
     08/25/06          100   100    100    98     40      6     0         08/25/06         96    55    50    47    40    34    20
     08/25/07          100   100    100    93     40      6     0         08/25/07         90    29    22    20    18    20    10
     08/25/08          100   100    100    78     36      6     0         08/25/08         84    15    10     8     6    11     3
     08/25/09          100   100     83    62     27      6     0         08/25/09         77     7     4     3     2     3     0
     08/25/10          100   100     66    47     20      3     0         08/25/10         71     4     2     1     1     0     0
     08/25/11          100    85     51    35     12      0     0         08/25/11         64     2     1     0     0     0     0
     08/25/12          100    69     39    26      5      0     0         08/25/12         57     1     0     0     0     0     0
     08/25/13          100    55     30    19      1      0     0         08/25/13         50     0     0     0     0     0     0
     08/25/14          100    22      8     2      0      0     0         08/25/14          0     0     0     0     0     0     0
     08/25/15          100    12      2     0      0      0     0         08/25/15          0     0     0     0     0     0     0
     08/25/16          100     8      0     0      0      0     0         08/25/16          0     0     0     0     0     0     0
     08/25/17          100     5      0     0      0      0     0         08/25/17          0     0     0     0     0     0     0
     08/25/18          100     2      0     0      0      0     0         08/25/18          0     0     0     0     0     0     0
     08/25/19          100     0      0     0      0      0     0         08/25/19          0     0     0     0     0     0     0
     08/25/20          100     0      0     0      0      0     0         08/25/20          0     0     0     0     0     0     0
     08/25/21          100     0      0     0      0      0     0         08/25/21          0     0     0     0     0     0     0
     08/25/22          100     0      0     0      0      0     0         08/25/22          0     0     0     0     0     0     0
     08/25/23          100     0      0     0      0      0     0         08/25/23          0     0     0     0     0     0     0
     08/25/24          100     0      0     0      0      0     0         08/25/24          0     0     0     0     0     0     0
     08/25/25          100     0      0     0      0      0     0         08/25/25          0     0     0     0     0     0     0
     08/25/26          100     0      0     0      0      0     0         08/25/26          0     0     0     0     0     0     0
     08/25/27           70     0      0     0      0      0     0         08/25/27          0     0     0     0     0     0     0
     08/25/28           33     0      0     0      0      0     0         08/25/28          0     0     0     0     0     0     0
     08/25/29            0     0      0     0      0      0     0         08/25/29          0     0     0     0     0     0     0

Weighted Average                                                    Weighted Average
Life/(1)/            28.57  14.18 12.37  11.21 7.86   4.86   2.76   Life/1)/            12.52  7.04  6.76  6.63  6.46  6.50  5.70
Maturity             28.12   9.85  8.27   7.34 5.66   4.32   2.76   Maturity            12.52  6.92  6.53  6.22  5.42  4.69  3.85
Optional Termination                                                Optional Termination

                                 Class MF-1 Scenario                                               Class MF-2 Scenario
                      --------------------------------------------                      -----------------------------------------
                       I     II   III    IV     V       VI    VII                         I     II    III   IV     V    VI    VII
                       -     --   ---    --     -       --    ---                         -     --    ---   --     -    --    ---
  Initial Percent      100   100   100   100     100     100  100     Initial Percent     100   100   100   100   100   100   100
     08/25/00          100   100    100  100     100     100  100         08/25/00        100   100   100   100   100   100   100
     08/25/01          100   100    100  100     100     100  100         08/25/01        100   100   100   100   100   100   100
     08/25/02          100   100    100  100     100     100  100         08/25/02        100   100   100   100   100   100   100
     08/25/03          100    92    78    69      51      37   52         08/25/03        100    92    78    69    51    37    25
     08/25/04          100    74    60    52      35      23   15         08/25/04        100    74    60    52    35    23    15
     08/25/05          100    60    46    39      24      15    8         08/25/05        100    60    46    39    24    15     7
     08/25/06          100    48    36    29      17       9    4         08/25/06        100    48    36    29    17     9     0
     08/25/07          100    39    28    22      12       6    0         08/25/07        100    39    28    22    12     1     0
     08/25/08          100    31    21    16       8       1    0         08/25/08        100    31    21    16     6     0     0
     08/25/09          100    25    16    12       5       0    0         08/25/09        100    25    16    12     0     0     0
     08/25/10          100    20    12     9       1       0    0         08/25/10        100    20    12     9     0     0     0
     08/25/11          100    16     9     7       0       0    0         08/25/11        100    16     9     3     0     0     0
     08/25/12          100    13     7     4       0       0    0         08/25/12        100    13     5     0     0     0     0
     08/25/13          100    10     5     0       0       0    0         08/25/13        100    10     0     0     0     0     0
     08/25/14           74     2     0     0       0       0    0         08/25/14         74     0     0     0     0     0     0
     08/25/15           58     0     0     0       0       0    0         08/25/15         58     0     0     0     0     0     0
     08/25/16           56     0     0     0       0       0    0         08/25/16         56     0     0     0     0     0     0
     08/25/17           54     0     0     0       0       0    0         08/25/17         54     0     0     0     0     0     0
     08/25/18           51     0     0     0       0       0    0         08/25/18         51     0     0     0     0     0     0
     08/25/19           49     0     0     0       0       0    0         08/25/19         49     0     0     0     0     0     0
     08/25/20           46     0     0     0       0       0    0         08/25/20         46     0     0     0     0     0     0
     08/25/21           42     0     0     0       0       0    0         08/25/21         42     0     0     0     0     0     0
     08/25/22           38     0     0     0       0       0    0         08/25/22         38     0     0     0     0     0     0
     08/25/23           34     0     0     0       0       0    0         08/25/23         34     0     0     0     0     0     0
     08/25/24           30     0     0     0       0       0    0         08/25/24         30     0     0     0     0     0     0
     08/25/25           25     0     0     0       0       0    0         08/25/25         25     0     0     0     0     0     0
     08/25/26           19     0     0     0       0       0    0         08/25/26         19     0     0     0     0     0     0
     08/25/27           13     0     0     0       0       0    0         08/25/27         13     0     0     0     0     0     0
     08/25/28            6     0     0     0       0       0    0         08/25/28          2     0     0     0     0     0     0
     08/25/29            0     0     0     0       0       0    0         08/25/29          0     0     0     0     0     0     0
Weighted Average                                                    Weighted Average
Life(/1)/ Maturity    20.51  7.89  6.75   6.10  5.04   4.51   4.39  Life/(1)/ Maturity     20.49  7.89  6.66  6.01  4.92  4.31  4.01
Optional Termination  20.44  7.10  5.94   5.34  4.45   4.03   3.89  Optional Termination   20.44  7.10  5.94  5.34  4.40  3.89  3.65

/(1)/ The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance for the applicable Class.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                Class BF-1 Scenario                                            Class BF-1A Scenario
                       ---------------------------------------                        ----------------------------------------
                       I     II   III    IV    V     VI   VII                         I     II    III    IV     V    VI    VII
                       -     --   ---    --    -     --   ---                         -     --    ---    --     -    --    ---
  Initial Percent      100   100   100   100   100   100   100     Initial Percent    100    100   100   100   100   100   100
     08/25/00          100   100   100   100   100   100   100         08/25/00        30     35   36     37    39    41    43
     08/25/01          100   100   100   100   100   100   100         08/25/01         0      0    0      0     0     7    13
     08/25/02          100   100   100   100   100   100   100         08/25/02         0      0    0      0     0     0     0
     08/25/03          100    92    78    69    51    37    25         08/25/03         0      0    0      0     0     0     0
     08/25/04          100    74    60    52    35    23    10         08/25/04         0      0    0      0     0     0     0
     08/25/05          100    60    46    39    24    10     0         08/25/05         0      0    0      0     0     0     0
     08/25/06          100    48    36    29    14     0     0         08/25/06         0      0    0      0     0     0     0
     08/25/07          100    39    28    22     4     0     0         08/25/07         0      0    0      0     0     0     0
     08/25/08          100    31    21    13     0     0     0         08/25/08         0      0    0      0     0     0     0
     08/25/09          100    25    13     5     0     0     0         08/25/09         0      0    0      0     0     0     0
     08/25/10          100    20     6     0     0     0     0         08/25/10         0      0    0      0     0     0     0
     08/25/11          100    13     1     0     0     0     0         08/25/11         0      0    0      0     0     0     0
     08/25/12          100     7     0     0     0     0     0         08/25/12         0      0    0      0     0     0     0
     08/25/13          100     2     0     0     0     0     0         08/25/13         0      0    0      0     0     0     0
     08/25/14           74     0     0     0     0     0     0         08/25/14         0      0    0      0     0     0     0
     08/25/15           58     0     0     0     0     0     0         08/25/15         0      0    0      0     0     0     0
     08/25/16           56     0     0     0     0     0     0         08/25/16         0      0    0      0     0     0     0
     08/25/17           54     0     0     0     0     0     0         08/25/17         0      0    0      0     0     0     0
     08/25/18           51     0     0     0     0     0     0         08/25/18         0      0    0      0     0     0     0
     08/25/19           49     0     0     0     0     0     0         08/25/19         0      0    0      0     0     0     0
     08/25/20           46     0     0     0     0     0     0         08/25/20         0      0    0      0     0     0     0
     08/25/21           42     0     0     0     0     0     0         08/25/21         0      0    0      0     0     0     0
     08/25/22           38     0     0     0     0     0     0         08/25/22         0      0    0      0     0     0     0
     08/25/23           34     0     0     0     0     0     0         08/25/23         0      0    0      0     0     0     0
     08/25/24           30     0     0     0     0     0     0         08/25/24         0      0    0      0     0     0     0
     08/25/25           25     0     0     0     0     0     0         08/25/25         0      0    0      0     0     0     0
     08/25/26           18     0     0     0     0     0     0         08/25/26         0      0    0      0     0     0     0
     08/25/27            7     0     0     0     0     0     0         08/25/27         0      0    0      0     0     0     0
     08/25/28            0     0     0     0     0     0     0         08/25/28         0      0    0      0     0     0     0
     08/25/29            0     0     0     0     0     0     0         08/25/29         0      0    0      0     0     0     0
Weighted Average                                                  Weighted Average
Life/(1)/            20.39  7.68  6.43  5.80  4.72  4.10  3.74    Life/(1)/          0.78   0.84 0.86   0.88  0.93  0.98  1.05
Maturity Optional    20.39  7.10  5.94  5.34  4.37  3.81  3.49    Maturity Optional  0.78   0.84 0.86   0.88  0.93  0.98  1.05
Termination                                                       Termination

                               Class AV-1 Scenario                                             Class AV-2 Scenario
                      ---------------------------------------                          --------------------------------------
                      I     II    III   IV     V    VI    VII                          I    II   III    IV    V     VI   VII
                      -     --    ---   --     -    --    ---                          -    --   ---    --    -     --   ---
 Initial Percent      100   100    100  100   100   100   100      Initial Percent     100  100    100  100   100   100   100
     08/25/00          99    84    81    79    74    69    64         08/25/00          99   84    81    79    74    68    63
     08/25/01          99    57    50    45    34    23    13         08/25/01          98   57    49    45    33    22    12
     08/25/02          98    35    25    19     7     0     0         08/25/02          98   34    25    19     6     0     0
     08/25/03          97    26    20    17     7     0     0         08/25/03          97   26    20    17     6     0     0
     08/25/04          96    19    14    11     6     0     0         08/25/04          96   19    14    11     6     0     0
     08/25/05          96    14    10     7     3     0     0         08/25/05          95   14     9     7     3     0     0
     08/25/06          95    10     6     5     2     0     0         08/25/06          94   10     6     4     2     0     0
     08/25/07          93     7     4     3     1     0     0         08/25/07          93    7     4     3     1     0     0
     08/25/08          92     5     3     2     0     0     0         08/25/08          92    5     3     2     0     0     0
     08/25/09          91     4     2     1     0     0     0         08/25/09          91    4     2     1     0     0     0
     08/25/10          89     3     1     1     0     0     0         08/25/10          89    3     1     1     0     0     0
     08/25/11          88     2     1     0     0     0     0         08/25/11          87    2     1     0     0     0     0
     08/25/12          86     2     0     0     0     0     0         08/25/12          85    1     0     0     0     0     0
     08/25/13          83     1     0     0     0     0     0         08/25/13          83    1     0     0     0     0     0
     08/25/14          81     1     0     0     0     0     0         08/25/14          80    1     0     0     0     0     0
     08/25/15          78     0     0     0     0     0     0         08/25/15          77    0     0     0     0     0     0
     08/25/16          75     0     0     0     0     0     0         08/25/16          74    0     0     0     0     0     0
     08/25/17          71     0     0     0     0     0     0         08/25/17          71    0     0     0     0     0     0
     08/25/18          67     0     0     0     0     0     0         08/25/18          66    0     0     0     0     0     0
     08/25/19          63     0     0     0     0     0     0         08/25/19          62    0     0     0     0     0     0
     08/25/20          57     0     0     0     0     0     0         08/25/20          57    0     0     0     0     0     0
     08/25/21          52     0     0     0     0     0     0         08/25/21          51    0     0     0     0     0     0
     08/25/22          45     0     0     0     0     0     0         08/25/22          44    0     0     0     0     0     0
     08/25/23          38     0     0     0     0     0     0         08/25/23          37    0     0     0     0     0     0
     08/25/24          32     0     0     0     0     0     0         08/25/24          32    0     0     0     0     0     0
     08/25/25          27     0     0     0     0     0     0         08/25/25          26    0     0     0     0     0     0
     08/25/26          21     0     0     0     0     0     0         08/25/26          20    0     0     0     0     0     0
     08/25/27          14     0     0     0     0     0     0         08/25/27          14    0     0     0     0     0     0
     08/25/28           7     0     0     0     0     0     0         08/25/28           6    0     0     0     0     0     0
     08/25/29           0     0     0     0     0     0     0         08/25/29           0    0     0     0     0     0     0
Weighted Average                                                  Weighted Average
Life/(1)/           20.86  3.28  2.77  2.49  1.91  1.47  1.31     Life/(1)/          20.73  3.25 2.74  2.46  1.88  1.46  1.29
Maturity Optional   20.76  3.16  2.67  2.40  1.85  1.47  1.31     Maturity Optional  20.64  3.14 2.65  2.38  1.83  1.46  1.29
Termination                                                       Termination

/(1)/ The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance for the applicable Class.

              PERCENTAGE OF INITITAL CERTIFICATE PRINCIPAL BALANCE

                               Class MV-1 Scenario                                             Class MV-2 Scenario
                      ---------------------------------------                          --------------------------------------
                      I     II    III   IV     V    VI    VII                          I    II   III    IV    V     VI   VII
                      -     --    ---   --     -    --    ---                          -    --   ---    --    -     --   ---
 Initial Percent      100   100    100  100   100   100   100      Initial Percent     100  100    100  100   100   100   100
     08/25/00         100   100    100  100   100   100   100         08/25/00         100  100    100  100   100   100   100
     08/25/01         100   100    100  100   100   100   100         08/25/01         100  100    100  100   100   100   100
     08/25/02         100   100    100  100   100    94    96         08/25/02         100  100    100  100   100   100    45
     08/25/03         100    71    56    47    72    82    44         08/25/03         100   71    56    47    30    18     9
     08/25/04         100    52    38    31    17    39    17         08/25/04         100   52    38    31    17     8     0
     08/25/05         100    38    26    20     9    18     3         08/25/05         100   38    26    20     9     1     0
     08/25/06         100    28    18    13     5     5     0         08/25/06         100   28    18    13     3     0     0
     08/25/07         100    20    12     8     2     0     0         08/25/07         100   20    12     8     0     0     0
     08/25/08         100    15     8     5     0     0     0         08/25/08         100   15     8     3     0     0     0
     08/25/09         100    11     6     3     0     0     0         08/25/09         100   11     4     0     0     0     0
     08/25/10         100     8     4     0     0     0     0         08/25/10         100    8     0     0     0     0     0
     08/25/11         100     6     1     0     0     0     0         08/25/11         100    5     0     0     0     0     0
     08/25/12         100     4     0     0     0     0     0         08/25/12         100    1     0     0     0     0     0
     08/25/13         100     2     0     0     0     0     0         08/25/13         100    0     0     0     0     0     0
     08/25/14         100     0     0     0     0     0     0         08/25/14         100    0     0     0     0     0     0
     08/25/15         100     0     0     0     0     0     0         08/25/15         100    0     0     0     0     0     0
     08/25/16         100     0     0     0     0     0     0         08/25/16         100    0     0     0     0     0     0
     08/25/17         100     0     0     0     0     0     0         08/25/17         100    0     0     0     0     0     0
     08/25/18         100     0     0     0     0     0     0         08/25/18         100    0     0     0     0     0     0
     08/25/19         100     0     0     0     0     0     0         08/25/19         100    0     0     0     0     0     0
     08/25/20         100     0     0     0     0     0     0         08/25/20         100    0     0     0     0     0     0
     08/25/21         100     0     0     0     0     0     0         08/25/21         100    0     0     0     0     0     0
     08/25/22         100     0     0     0     0     0     0         08/25/22         100    0     0     0     0     0     0
     08/25/23         100     0     0     0     0     0     0         08/25/23         100    0     0     0     0     0     0
     08/25/24          89     0     0     0     0     0     0         08/25/24          89    0     0     0     0     0     0
     08/25/25          74     0     0     0     0     0     0         08/25/25          74    0     0     0     0     0     0
     08/25/26          58     0     0     0     0     0     0         08/25/26          58    0     0     0     0     0     0
     08/25/27          39     0     0     0     0     0     0         08/25/27          39    0     0     0     0     0     0
     08/25/28          18     0     0     0     0     0     0         08/25/28          18    0     0     0     0     0     0
     08/25/29           0     0     0     0     0     0     0         08/25/29           0    0     0     0     0     0     0
Weighted Average                                                  Weighted Average
Life/(1)/           27.34  6.09  5.20  4.85  4.65  4.97  4.13     Life/(1)/          27.33  6.03 5.11  4.70  4.14  3.81  3.19
Maturity Optional   27.08  5.81  4.99  4.66  4.51  4.43  3.70     Maturity Optional  27.08  5.81 4.95  4.55  4.05  3.74  3.13
Termination                                                       Termination

                               Class BV-1 Scenario                                             Class BV-1A Scenario
                      ---------------------------------------                          --------------------------------------

                      I     II    III   IV     V    VI    VII                          I    II   III    IV    V     VI   VII
                      -     --    ---   --     -    --    ---                          -    --   ---    --    -     --   ---
 Initial Percent      100   100    100  100   100   100   100      Initial Percent     100  100    100  100   100   100   100
     08/25/00         100   100    100  100   100   100   100         08/25/00          27   31    32    32    33    35    36
     08/25/01         100   100    100  100   100   100   100         08/25/01           0    0     0     0     0     0     0
     08/25/02         100   100   100   100   100    89    24         08/25/02           0    0     0     0     0     0     0
     08/25/03         100    71    56    47    30    18     4         08/25/03           0    0     0     0     0     0     0
     08/25/04         100    52    38    31    17     3     0         08/25/04           0    0     0     0     0     0     0
     08/25/05         100    38    26    20     4     0     0         08/25/05           0    0     0     0     0     0     0
     08/25/06         100    28    18    11     0     0     0         08/25/06           0    0     0     0     0     0     0
     08/25/07         100    20     9     2     0     0     0         08/25/07           0    0     0     0     0     0     0
     08/25/08         100    15     2     0     0     0     0         08/25/08           0    0     0     0     0     0     0
     08/25/09         100     7     0     0     0     0     0         08/25/09           0    0     0     0     0     0     0
     08/25/10         100     2     0     0     0     0     0         08/25/10           0    0     0     0     0     0     0
     08/25/11         100     0     0     0     0     0     0         08/25/11           0    0     0     0     0     0     0
     08/25/12         100     0     0     0     0     0     0         08/25/12           0    0     0     0     0     0     0
     08/25/13         100     0     0     0     0     0     0         08/25/13           0    0     0     0     0     0     0
     08/25/14         100     0     0     0     0     0     0         08/25/14           0    0     0     0     0     0     0
     08/25/15         100     0     0     0     0     0     0         08/25/15           0    0     0     0     0     0     0
     08/25/16         100     0     0     0     0     0     0         08/25/16           0    0     0     0     0     0     0
     08/25/17         100     0     0     0     0     0     0         08/25/17           0    0     0     0     0     0     0
     08/25/18         100     0     0     0     0     0     0         08/25/18           0    0     0     0     0     0     0
     08/25/19         100     0     0     0     0     0     0         08/25/19           0    0     0     0     0     0     0
     08/25/20         100     0     0     0     0     0     0         08/25/20           0    0     0     0     0     0     0
     08/25/21         100     0     0     0     0     0     0         08/25/21           0    0     0     0     0     0     0
     08/25/22         100     0     0     0     0     0     0         08/25/22           0    0     0     0     0     0     0
     08/25/23         100     0     0     0     0     0     0         08/25/23           0    0     0     0     0     0     0
     08/25/24          89     0     0     0     0     0     0         08/25/24           0    0     0     0     0     0     0
     08/25/25          74     0     0     0     0     0     0         08/25/25           0    0     0     0     0     0     0
     08/25/26          58     0     0     0     0     0     0         08/25/26           0    0     0     0     0     0     0
     08/25/27          39     0     0     0     0     0     0         08/25/27           0    0     0     0     0     0     0
     08/25/28          18     0     0     0     0     0     0         08/25/28           0    0     0     0     0     0     0
     08/25/29           0     0     0     0     0     0     0         08/25/29           0    0     0     0     0     0     0
Weighted Average                                                  Weighted Average
Life/(1)/           27.31  5.87  4.95  4.54  3.90  3.47  2.93     Life/(1)/           0.76   0.80 0.80  0.81  0.83  0.85  0.87
Maturity Optional   27.08  5.80  4.91  4.50  3.88  3.45  2.92     Maturity Optional   0.76   0.80 0.80  0.81  0.83  0.85  0.87
Termination                                                       Termination

/(1)/ The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance for the applicable Class.

There is no assurance that prepayments will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.


Payment Delay Feature of Certain Group I Certificates

The effective yield to the Holders of certain Group I Certificates, except the Class AF-1 Certificates, and the Class BV-1A Certificates of Group II will be lower than the yield otherwise produced by the related Certificate Pass Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such Holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                    DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Mortgage Loan Asset Backed Certificates, Series 1999-3, will consist of:

(i) the following Group I Certificates (the "Group I Certificates" or the "Group I Offered Certificates"):

      (a) Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates;

      (b) Class MF-1 and Class MF-2 Certificates;

      (c) Class BF-1 Certificates; and

      (d) Class BF-1A Certificates;

(ii) the following Group II Certificates (the "Group II Certificates" or the "Group II Offered Certificates"):

      (a) Class AV-1 and Class AV-2 Certificates;

      (b) Class MV-1 and Class MV-2 Certificates;

      (c) Class BV-1 Certificates; and

      (d) Class BV-1A Certificates; and

(iii) the Class C and Class R Certificates (the "Private Certificates").

References to Class A, Class M-1, Class M-2, Class B-1 and Class B-1A are, as the context requires, references to Certificates of either or both Groups of similar designations. The Class M-1, Class M-2, Class B-1 and Class B-1A Certificates are collectively referred to as the "Subordinated Certificates."

The sum of the initial scheduled principal balances of each Group and related amounts on hand in the Pre-Funding Account will equal the initial certificate principal balances of the related Certificates. The Private Certificates of a Group are subordinate to the related Offered Certificates on the same basis that the Class B-1A, Class B-1, Class M-2 and Class M-1 Certificates are subordinate to more senior Classes of Certificates of a Group.

Only the Group I Offered Certificates and the Group II Offered Certificates (collectively, the "Offered Certificates") are offered hereby. The Certificates will be issued by Saxon Asset Securities Trust 1999-3, pursuant to the Agreement. The Private Certificates may be offered privately or will be retained initially by the Depositor or its affiliates and, in either case, are not being offered hereby. As of any Distribution Date, the "Certificate Principal Balance" of each Class of Offered Certificates is the aggregate principal amount thereof immediately prior to such Distribution Date adjusted for all amounts to be applied on such Distribution Date with respect to principal (including reductions or increases in the Certificate Principal Balance of the Subordinated Certificates as a result of the application of increases or reductions resulting from Unpaid Realized Loss Amounts or reductions resulting from prepayments made from the Pre-Funding Account, as described herein). See "DESCRIPTION OF THE OFFERED CERTIFICATES - Crosscollateralization Provisions" on page S-40.

Persons in whose names Certificates are registered in the Certificate Register maintained by the Trustee are the "Holders" of the Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Holder" of the Offered Certificates as the term "Holder" is used in the Agreement will be Cede & Co., a nominee of DTC. No Beneficial Owner will be entitled to receive a definitive certificate representing such Beneficial Owner's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Agreement. All references herein to the Holders of Offered Certificates shall mean and include the rights of Holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement. See "DESCRIPTION OF THE OFFERED CERTIFICATES - Book Entry Registration of the Offered Certificates" on page S-42.

As described under "THE MORTGAGE LOAN POOL" on page S-11, the Mortgage Loan Pool is divided into Group I, which contains Mortgage Loans having fixed interest rates, and Group II, which contains Mortgage Loans having adjustable interest rates.

The Agreement requires that the Trustee create an Asset Proceeds Account and a Distribution Account. All funds therein are required to be invested and reinvested, as directed by the Master Servicer, in Permitted Investments (as defined in the Prospectus). See "THE AGREEMENT -- Administration of Accounts" in the Prospectus.

One day prior to the related Distribution Date (or, if such day is not a business day, the immediately preceding business day) (the "Master Servicer Remittance Date") the Master Servicer is required to withdraw from the Master

Servicer Custodial Account and remit to the Asset Proceeds Account and then to the Distribution Account an amount equal to the Interest Funds and Principal Funds with respect to each Group and any amounts transferred from the Capitalized Interest Account with respect to such Group in each case for such Distribution Date.

The "Interest Funds" with respect to each Group and Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, are equal to the sum, without duplication, of:

     (i) all scheduled interest collected by the Servicer during the related Due Period less the related Servicing Fee and Master Servicing Fee;

     (ii)  all Advances relating to interest;

     (iii) all Month End Interest; and

     (iv) liquidation proceeds (to the extent such liquidation proceeds relate to interest) less all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period.

The "Principal Funds" with respect to each Group and Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, are equal to the sum, without duplication, of:

     (i) the scheduled principal collected by the Servicer during the related Due Period or advanced on or before such Master Servicer Remittance Date;

     (ii) prepayments of principal collected by the Servicer in the applicable prepayment period;

     (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Depositor;

     (iv) any Substitution Shortfall (the amount, if any, by which the aggregate unpaid principal balance of any substitute Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Mortgage Loans) delivered by the Depositor in connection with a substitution of Mortgage Loans;

     (v) all liquidation proceeds collected by the Servicer during the related Due Period (to the extent such liquidation proceeds related to principal) less all non-recoverable Advances relating to principal reimbursed during the related Due Period; and

     (vi) with respect to the Distribution Date immediately following the end of the Funding Period, the related Pre-Funded Amount (excluding interest and other investment earnings thereon), if any.

Distributions

General. Distributions on each Class of the Certificates will be made on each Distribution Date to Holders of each Class of the Certificates of record as of the last business day of the month immediately preceding the calendar month in which such Distribution Date occurs, or the Closing Date in the case of the first Distribution Date (each a "Record Date"), in an amount equal to the product of such Holder's Percentage Interest and the amount to be distributed to each such Class on such Distribution Date. The "Percentage Interest" represented by any Certificate will be equal to the percentage obtained by dividing the Certificate Principal Balance of such Certificate by the Certificate Principal Balance of all Certificates of the same Class.

Distributions of Interest. On each Distribution Date, interest distributable with respect to the Group I Certificates (other than the Class AF-1 Certificates) and the Class BV-1A Certificates of Group II is the interest which has accrued thereon at the related Pass Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs and interest distributable with respect to the Class AF-1 Certificates and the Group II Certificates (other than the Class BV-1A Certificates) is the interest which has accrued thereon at the then applicable related Pass Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Certificates.

All calculations of interest on the Group I Certificates (other than the Class AF-1 Certificates) and on the Class BV-1A Certificates of Group II will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Class AF-1 Certificates and the Group II Certificates (other than the Class BV-1A Certificates) will be made on the basis of the actual number of days and a year of 360 days.

On each Distribution Date, the Interest Funds and any amounts transferred from the Capitalized Interest Account for such Distribution Date with respect to each Group are required to be distributed in the following order of priority until such Interest Funds and any amounts transferred from the Capitalized Interest Account have been fully distributed:

     (1) to each Class of the Class A Certificates of such Group, the Current Interest and any Interest Carry Forward Amount for such Class; provided, however, if the Interest Funds and any amounts transferred from the Capitalized Interest Account for a Group of Mortgage Loans are not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the Class A Certificates of such Group, such Interest Funds and amounts will be distributed pro rata among each Class of such Class A Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for such Class to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates of such Group;

     (2) to the Class M-1 Certificates of such Group, the Current Interest for such Class;

     (3) to the Class M-2 Certificates of such Group, the Current Interest for such Class;

     (4) to the Class B-1 Certificates and Class B-1A Certificates of such Group, the Current Interest for such Class; provided, however, if the Interest Funds and any amounts transferred from the Capitalized Interest Account for a Group of Mortgage Loans are not sufficient to make a full distribution of the Current Interest with respect to the Class B-1 and Class B-1A Certificates of such Group, such Interest Funds and amounts will be distributed pro rata among each Class of such Class B-1 and Class B-1A Certificates based on the ratio of (x) the Current Interest for such Class to (y) the total amount of Current Interest for the Class B-1 and Class B-1A Certificates of such Group; and

     (5) any remainder to be distributed as described below under "-- Crosscollateralization Provisions" on page S-40.

"Current Interest," with respect to each Class of the Certificates and each Distribution Date, is the interest accrued on the Certificate Principal Balance of such Class immediately prior to such Distribution Date during the applicable Accrual Period at the applicable Pass Through Rate plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

The Pass Through Rate for the Class AF-1 Certificates on any Distribution Date is capped by the Group I Available Funds Cap (as defined below) for such date; similarly the Pass Through Rates for the Group II Certificates on any Distribution Date are capped at the Group II Available Funds Cap (as defined below) for such date. If on any Distribution Date the Pass Through Rate for a Class of the Group II Certificates is based upon the Group II Available Funds Cap, the excess of (i) the amount of interest that such Class would have been entitled to receive on such Distribution Date based on (A) LIBOR plus the Applicable Spread (but not more than the weighted average of the maximum lifetime net Mortgage Interest Rates for Group II) or (B) with respect to the Class BV-1A Certificates, the fixed rate applicable thereto shown on the cover page over (ii) the amount of interest such Class received on such Distribution Date based on the Group II Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass Through Rate, without giving effect to the Group II Available Funds Cap), is the "Group II Certificates Carryover Amount" for such Class. Group II Certificates Carryover will be payable on any Distribution Date (to the extent available funds are sufficient therefor but only on or prior to the last Distribution Date with respect to a Class) as described herein. The rating of the Group II Certificates does not address the likelihood of the payment of any Group II Certificates Carryover. No such "carry over" mechanism is applicable to the Class AF-1 Certificates in the event the Pass Through Rate thereon is limited by the Group I Available Funds Cap.

The "Group I Available Funds Cap" for any Distribution Date is the Weighted Average Net Rate for Group I. The "Group II Available Funds Cap" for any Distribution Date is the Weighted Average Net Rate for Group II.

"Interest Carry Forward Amount," with respect to each Class of the Certificates and each Distribution Date, is the sum of (i) the excess of (A) Current Interest for such Class with respect to prior Distribution Dates (excluding any Group II Certificates Carryover) over (B) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (ii) interest on such excess at the applicable Pass Through Rate.

Distributions of Principal. Initially, principal in respect of the Mortgage Loans of a Group will be distributed exclusively to the Class A Certificates of a Group (in the manner described herein) until the excess of the aggregate Schedule Principal Balances of the Mortgage Loans of the related Group over the Class A Certificate Principal Balances of such Group is equal to or exceeds 29.00% for Group I (43.00% for Group II) of such Scheduled Principal Balances; thereafter, principal is required to be distributed so as to maintain that ratio as described herein.

After the principal of the Class A Certificates of a Group has been reduced to the extent described above (and not before the Distribution Date in September 2002, unless the Certificate Principal Balances of the related Class A Certificates are reduced to zero), principal not required to be distributed with respect to the Class A Certificates of that Group will be distributed to the Class M-1 Certificates of that Group until the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Group over the sum of the Class A and Class M-1 Certificate Principal Balances of the related Group is equal to or exceeds 19.00% for Group I (27.50% for Group II) of such Scheduled Principal Balances; thereafter principal not required to be distributed with respect to the Class A and Class M-1 Certificates will be distributed to the Class M-2 Certificates until the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Group over the sum of the Class A, Class M-1 and Class M-2 Certificate Principal Balances of the related Group is equal to or exceeds 11.00% for Group I (14.50% for Group II) of such Scheduled Principal Balances; thereafter principal not required to be distributed with respect to the Class A, Class M-1 and Class M-2 Certificates will be distributed to the Class B-1 Certificates until the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Group over the sum of the Class A, Class M-1, Class M-2 and Class B-1 Certificate Principal Balances of the related Group is equal to or exceeds 5.00% for Group I (6.50% for Group
II) of such Scheduled Principal Balances; thereafter principal not required to be distributed with respect to the Class A, Class M-1, Class M-2 and Class B-1 Certificates will be distributed to the Class B-1A Certificates as described below; thereafter principal not required to be distributed to the Offered Certificates will be distributed to the Private Certificates as described herein.

Notwithstanding the foregoing, (i) while a Trigger Event (as defined herein) with respect to a Group exists, principal will be distributed exclusively to the Class A Certificates of the related Group (and, after the Certificate Principal Balance of the related Class A Certificates has been reduced to zero, exclusively to the Class M-1 Certificates of the related Group and, after the Certificate Principal Balance of the related Class M-1 Certificates has been reduced to zero, exclusively to the Class M-2 Certificates of the related Group and, after the Certificate Principal Balance of the related Class M-2 Certificates has been reduced to zero, exclusively to the Class B-1 Certificates of the related Group and, after the Certificate Principal Balance of the related Class B-1 Certificates has been reduced to zero, exclusively to the Class B-1A Certificates of the related Group) and (ii) while a Subordinated Trigger Event (as defined herein) with respect to a Group exists, principal otherwise distributable to the Class B-1A Certificates of a Group will be distributed to the remaining more senior Certificates of such Group, in inverse order of seniority.

On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

     (i) to the Class A Certificates of such Group, the Class A Principal Distribution Amount for such Group; provided, however, the Class A Principal Distribution Amount for Group I is required to be distributed as follows: first, the Class AF-6 Distribution Amount to the Class AF-6 Certificates, and then the balance of such Class A Principal Distribution Amount sequentially to the Class AF-1,
          Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates so that no such distribution will be made to any such Class until the Certificate Principal Balances of all such Class A Certificates with a lower numeral designation shall have been reduced to zero; and the Class A Principal Distribution Amount for Group II is required to be distributed as follows: amounts constituting Principal Funds attributable to Subgroup A to the Class AV-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and amounts constituting Principal Funds attributable to Subgroup B to the Class AV-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and any excess of the Class A Principal Distribution Amount for Group II over the amounts distributed in the preceding clause will be prorated between the Class AV-1 and Class AV-2 Certificates; provided, however, if the Certificate Principal Balance of the Class AV-1 Certificates or the Class AV-2 Certificates is reduced to zero, the Class A Principal Distribution Amount shall be distributed to the remaining Class A Group II Certificates until the Certificate Principal Balance of such Class has been reduced to zero; and provided, further, that, on any Distribution Date on which the Certificate Principal Balance for the Class A Certificates with respect to Group I are equal to or greater than the Scheduled Principal Balances of the Mortgage Loans in such Group, the Class A Principal Distribution Amount for Group I will be distributed pro rata and not sequentially to such Class A Certificates;

     (ii) to the Class M-1 Certificates of such Group, the Class M-1 Principal Distribution Amount for such Class;

     (iii) to the Class M-2 Certificates of such Group, the Class M-2 Principal Distribution Amount for such Class;

     (iv) to the Class B-1 Certificates of such Group, the Class B-1 Principal Distribution Amount for such Class;

     (v) if a Subordinated Trigger Event exists with respect to such Group on such Distribution Date, sequentially to the Class B-1, Class M-2 and Class M-1 Certificates of such Group, in that order, as provided in the Agreement, an amount equal to, generally, the Class B-1A Principal Distribution Amount for such Group on such date; and

     (vi) to the Class B-1A Certificates of such Group, the Class B-1A Principal Distribution Amount (provided that a Subordinated Trigger event for such Group does not exist on such date).

"Principal Distribution Amount," with respect to each Distribution Date and Group, is the excess of (A) the sum of (i) the Principal Funds for such Distribution Date and such Group and (ii) any Extra Principal Distribution Amount for such Distribution Date and such Group over (B) the Released Principal Amount (as defined below).

"Class A Principal Distribution Amount," for a Group is (i) with respect to any Distribution Date prior to the related Stepdown Date or as to which a Trigger Event exists, 100% of the Principal Distribution Amount for such Group and such Distribution Date and (ii) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event is not in effect for such Group, the excess of (A) the related Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (I) 71.00% for Group I (57.00% for Group II) of the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date and (II) the Scheduled Principal Balance of the Mortgage Loans in such Group on the preceding Due Date less 0.50% of the Scheduled Principal Balance of the Mortgage Loans in such Group as of the Cut Off Date.

 "Class AF-6 Distribution Amount," for any Distribution Date, is the product of
(i) a fraction, the numerator of which is the Class AF-6 Certificate Principal Balance and the denominator of which is the Class A Certificate Principal Balance for Group I, in each case immediately prior to such Distribution Date,
(ii) the Class A Principal Distribution Amount with respect to Group I for such Distribution Date and (iii) the applicable percentage for such Distribution Date set forth in the following table:

                  Distribution Date                           Percentage
                  -----------------                           ----------
          September 1999 - August 2002                            0%
          September 2002 - August 2004                           45%
          September 2004 - August 2005                           80%
          September 2005 - August 2006                          100%
          September 2006 and thereafter                         300%

"Class M-1 Principal Distribution Amount," for a Group is with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Group, the excess of (i) the sum for such Group of (A) the related Class A Certificate Principal Balance and (B) the related Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 81.00% for the Group I (72.50% for Group II) of the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date and (B) the Scheduled Principal Balance of the Mortgage Loans in such Group on the preceding Due Date less 0.50% of Scheduled Principal Balance of the Mortgage Loans in such Group as of the Cut Off Date.

"Class M-2 Principal Distribution Amount," for a Group is with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Group, the excess of (i) the sum for such Group of (A) the related Class A Certificate Principal Balance, (B) the related Class M-1 Certificate Principal Balance and (C) the related Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 89.00% for Group I (85.50% for Group II) of the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date and (B) the Scheduled Principal Balance of the Mortgage Loans in such Group on the preceding Due Date less 0.50% of the Schedule Principal Balance of the Mortgage Loans in such Group as of the Cut Off Date.

"Class B-1 Principal Distribution Amount," for a Group is with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Group, the excess of (i) the sum for such Group of (A) the related Class A Certificate Principal Balance, (B) the related Class M-1 Certificate Principal Balance, (C) the related Class M-2 Certificate Principal Balance and (D) the related Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 95.00% for Group I (93.50% for

Group II) of the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date and (B) the Scheduled Principal Balance of the Mortgage Loans in such Group on the preceding Due Date less 0.50% of the Schedule Principal Balance of the Mortgage Loans in such Group as of the Cut Off Date.

"Class B-1A Principal Distribution Amount," for a Group is with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Group, the excess of (i) the Principal Distribution Amount for such Group over (ii) the sum for such Group of (A) the related Class A Principal Distribution Amount, (B) the related Class M-1 Principal Distribution Amount, (C) the related Class M-2 Principal Distribution Amount and (D) the related Class B-1 Principal Distribution Amount.

"Stepdown Date," with respect to each Group, is the earlier to occur of (i) the later to occur of (A) the Distribution Date in September 2002 and (B) the first Distribution Date on which (I) the Class A Certificate Principal Balance of such Group (less the Principal Funds for such Group on such date) is less than or equal to (II) 71.00% for Group I (57.00% for Group II) of the Scheduled Principal Balances of the Mortgage Loans in such Group and (ii) the Distribution Date on which the Certificate Principal Balance of the related Class A Certificates has been reduced to zero.

A "Subordinated Trigger Event," with respect to each Group and a Distribution Date after the Stepdown Date, exists if (a) Realized Losses since the Cut Off Date with respect to the Mortgage Loans in that Group as a percentage of the initial Scheduled Principal Balance of the Group exceed the percentage set out below with respect to such Distribution Date and (b) the Scheduled Principal Balance of the Mortgage Loans in that Group that, as of such Distribution Date, are 60 or more days delinquent as a percentage of the Scheduled Principal Balance of the Mortgage Loans in that Group exceeds the Delinquency Percentage set out below with respect to such Distribution Date:

     Distribution Date (inclusive)            Realized Loss Percentage                Delinquency Percentage
     ----------------------------             ------------------------                ----------------------
                                             Group I             Group II            Group I            Group II
                                             -------             --------            -------            --------
     October 2001 - September 2002             1.4 %               2.0 %              4.0 %               6.0 %
     October 2002 - September 2003             2.4 %               3.3 %              4.0 %               6.0 %
     October 2003 - September 2004             3.0 %               4.0 %              6.5 %               9.0 %
     October 2004 - September 2005             3.4 %               4.3 %              6.5 %               9.0 %
     October 2005 - September 2006             3.7 %               4.5 %              8.0 %              12.0 %
      October 2006 and thereafter              4.0 %               5.0 %              8.0 %              12.0 %

A "Trigger Event," with respect to each Group and a Distribution Date after the Stepdown Date, exists if the product, expressed as a percentage, of (i) two times for Group I (2.5 times for Group II) and (ii) the quotient of (A) the aggregate Scheduled Principal Balance of all 60 and over day delinquent Mortgage Loans for such Group and (B) the Scheduled Principal Balance of that Group as of the preceding Master Servicer Remittance Date equals or exceeds 29.00% for Group I (43.00% for Group II).

As to any Distribution Date on which a Subordinated Trigger Event exists for a Group, the "Released Principal Amount" for such Group will equal zero. As to any Distribution Date on which a Subordinated Trigger Event does not exist for a Group, the "Released Principal Amount" for such Group will equal the amount by which the Overcollateralization Amount for such Group on such date exceeds the Required Overcollateralization Amount for such Group and date. The "Overcollateralization Amount" for each Group and Distribution Date is the sum of (i) the excess of the aggregate principal balance of the Mortgage Loans in such Group on such date over the aggregate Certificate Principal Balance of the Certificates in such Group and (ii) the Certificate Principal Balance of the related B-1A Certificates on such date. The "Required Overcollateralization Amount" for each Group and Distribution Date is (i) prior to the Stepdown Date, 2.50% for Group I (3.25% for Group II) of the Scheduled Principal Balance of the Mortgage Loans in such Group as of the Cut Off Date and (ii) on and after the Stepdown Date the greater of (x) the lesser of (I) 2.50% for Group I (3.25% for Group II) of the Scheduled Principal Balance of the Mortgage Loans in such Group as of the Cut Off Date and (II) 5.00% for Group I (6.50% for Group II) of the Scheduled Principal Balance of the Mortgage Loans in such Group and (y) 0.50% of the Scheduled Principal Balance of the Mortgage Loans in such Group as of the Cut Off Date.

Crosscollateralization Provisions

On each Distribution Date, Interest Funds with respect to each Group not otherwise required to be distributed as described above will be required to be distributed as follows until fully distributed:

     (i)    the Extra Principal Distribution Amount for such Group;

     (ii) to the Class M-1 Certificates of such Group, the Class M-1 Interest Carry Forward Amount for such Class;

     (iii) to the Class M-2 Certificates of such Group, the Class M-2 Interest Carry Forward Amount for such Class;

     (iv) pro rata, to the Class B-1 and Class B-1A Certificates of such Group, the Class B-1 and Class B-1A Interest Carry Forward Amount for such Class;

     (v) for distribution to the other Group to the extent that any of the amounts listed above (including any Extra Principal Distribution Amount) with respect to the other Group have not otherwise been distributed in full for such Distribution Date in accordance with the priorities set forth above;

     (vi) in the case of Group II, to the Group II Certificates, in the order in which distributions of Current Interest are made, the Group II Certificates Carryover;

     (vii) to the Class B-1A Certificates of such Group, an amount equal to the related Applicable Percentage (as defined herein) for such date of the remaining amount until the Certificate Principal Balance of such Class has been reduced to zero; and

     (viii) to the Class C and Class R Certificates, the remaining amount.

"Extra Principal Distribution Amount," for a Mortgage Loan Group and with respect to any Distribution Date, to the extent of Interest Funds available for the purpose, is an amount equal to the excess of (i) all Realized Losses with respect to such Mortgage Loan Group (including any such losses for such date) over (ii) all Extra Principal Distribution Amounts for such Group with respect to prior Distribution Dates.

The "Applicable Percentage" for each Group and Distribution Date will be the applicable percent set forth below for the indicated Group and date:

                                    Group I          Group II

September 1999 - August 2001         67.5%            67.5%
September 2001 and thereafter         100%             100%


Notwithstanding the foregoing, to the extent provided in the Agreement, if certain performance tests for a Group on any Distribution Date are not satisfied, the Applicable Percentage for such Group may be increased until such performance tests are satisfied.

The application of excess interest for a Group to the payment of principal of the related Class B-1A Certificates as described above is designed to create "overcollateralization" for such Group. For example, each dollar of excess interest applied to reduce the Certificate Principal Balance of a Class of Class B-1A Certificates will produce an equivalent dollar of overcollateralization for the related Group. As the Certificate Principal Balance of a Class of B-1A Certificates is reduced by application of excess interest, the Overcollateralization Amount for the related Group will build and will provide credit support to the related Class B-1 and B-1A Certificates and additional credit support to the related senior-ranking Classes. The level of overcollateralization for a Group will depend on, among other things:

     . The amount and timing of excess interest for such group;

     . The Applicable Percentage at such time;

     . The Required Overcollateralization Amount; and

     . The performance of the related Mortgage Loans.

No assurance can be given as to the level of overcollateralization at any time.

Realized Losses. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Certificates with respect to a Mortgage Loan Group exceed the scheduled Principal Balances of the Mortgage Loans in such Group, the Certificate Principal Balances of the Subordinated Certificates (but not the Class A Certificates) of such Group will be reduced by an amount equal to such excess, which is an Applied Realized Loss Amount, in inverse order of seniority (first, to the Class B-1A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fourth, the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero). If the Certificate Principal Balance of a Class of Subordinated Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance so reduced. As described above, however, Interest Funds with respect to each Group not otherwise required to be distributed with respect to the Certificates will be distributed as an Extra Principal Distribution Amount and, upon any such distribution, the Certificate Principal Balance of any Class of Subordinated Certificates that has been reduced by an Applied Realized Loss Amount will be increased, in direct order of seniority, by the lesser of (i) such Extra Principal Distribution Amount net of reimbursements of Unrealized Loss Amounts for any senior Class and (ii) the Unpaid Realized Loss Amount applicable to such Class. After such increase, such Class will thereafter be entitled to distributions of principal and interest with respect to the Certificate Principal Balance as so increased. Although the Certificate Principal Balance of Class A Certificates will not be reduced on account of Realized Losses even if the Certificate Principal Balances of all the Subordinated Certificates have been reduced to zero, the amount available to be distributed to the Class A Certificates as principal may be less than the Certificate Principal Balances of the Class A Certificates.

"Applied Realized Loss Amount," with respect to any Class of the Subordinated Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such Class.

"Realized Loss" is the excess of the Scheduled Principal Balance of a defaulted Mortgage Loan over the liquidation proceeds with respect thereto that are allocated to principal.

"Unpaid Realized Loss Amount," with respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of increases in the Certificate Principal Balance of such Class as the result of the application of Extra Principal Distribution Amounts on all previous Distribution Dates.

Pre-Funding Account and Capitalized Interest Account

On the Closing Date, the Seller will deposit approximately $220,000,000 (the "Original Pre-Funded Amount") into a separate account (the "Pre-Funding Account") to be maintained in the name of the Trustee for the benefit of the holders of the Group I Certificates and Group II Certificates, as applicable. Approximately $127,544,424 of the Original Pre-Funded Amount will be used to acquire Group I Subsequent Mortgage Loans and approximately $92,455,576 of the Original Pre-Funded Amount will be used to acquire Group II Subsequent Mortgage Loans (approximately $66,568,015 of the Original Pre-Funded Amount will be used to acquire Mortgage Loans for Subgroup A and approximately $25,887,561 of the Original Pre-Funded Amount will be used to acquire Mortgage Loans for Subgroup
B), in each case during the period beginning on the Closing Date and generally terminating on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000 and (ii) November 16, 1999 (the "Pre-Funding Period"). The Original Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any Pre-Funded Amount (exclusive of any interest or other investment earnings) remaining at the end of the Pre-Funding Period (the "Unutilized Funding Amount") will be included as part of Principal Funds and will be distributed to holders of Group I Certificates and Group II Certificates (in the case of Group II allocated appropriately between Subgroup A and Subgroup B), respectively, on the first Distribution Date thereafter as a prepayment of principal in reduction of the related Certificate Principal Balances, thus resulting in an unscheduled distribution of principal in respect of the related Certificates on such date.

In addition, on the Closing Date the Seller will deposit an aggregate amount of approximately $1,921,114 into a separate account (the "Capitalized Interest Account") to be maintained in the name of the Trustee for the benefit of holders of the Group I Certificates and Group II Certificates, as applicable. Amounts on deposit in the Capitalized Interest Account will be applied during the Pre-Funding Period to the extent necessary to ensure that the full amount of interest required to be distributed to holders of the related Classes of Offered Certificates is distributed. Amounts remaining in the Capitalized Interest Account after the end of the Pre-Funding Period will be paid to the Seller.

Amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments (as defined in the Agreement). All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account will be paid to the Seller. Neither the Pre-Funding Account nor the Capitalized Interest Account will be assets of any REMIC established under the Trust Agreement. For federal income tax purposes, the Pre-Funding Account and the Capitalized Interest Account will be owned by, and all interest and other investment earnings on amounts in the Pre-Funding Account and the Capitalized Interest Account will be taxable to, the Seller.

Calculation of One Month LIBOR

On the second business day preceding each Distribution Date (September 23, 1999, for the first Distribution Date) (each such date, an "Interest Determination Date"), the Master Servicer will determine One Month LIBOR (as defined below).

"One Month LIBOR" means, as of any Interest Determination Date, the rate for one-month U.S. dollar deposits ("LIBOR") which appears in the Telerate Page 3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Master Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

"Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Master Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book Entry Registration of the Offered Certificates

The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Owners may elect to hold their Book-Entry Certificates directly through DTC in the United States, or Cedelbank or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per Class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. See "DESCRIPTION OF THE CERTIFICATES -- Book Entry Procedures" and "-- Global Clearance, Settlement and Tax Documentation Procedures" in the Prospectus.

                                 THE AGREEMENT

The Certificates will be issued pursuant to a trust agreement to be dated as of August 1, 1999 (the "Agreement"), among the Depositor, the Master Servicer and the Trustee. In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreement. See also "THE AGREEMENT -- The Trustee," "-- Administration of Accounts," "-- Events of Default and Remedies," "-- Amendment," and "-- Termination" in the Prospectus.

Formation of the Trust

On the Closing Date, the Depositor will create and establish the Trust pursuant to the Agreement and will sell without recourse the Initial Mortgage Loans (excluding any prepayment penalties payable with respect thereto) to the Trust, and the Trust will issue the Certificates pursuant to the Agreement. During the Pre-Funding Period, the Depositor may sell without recourse the Subsequent Mortgage Loans (excluding any prepayment penalties payable with respect thereto). The Prospectus contains important additional information regarding the terms and conditions of the Certificates. The Depositor will provide to any prospective or actual Holder of Offered Certificates, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060, Attention:
Secretary.

The Trust will consist of:

     (i) the Mortgage Loans (excluding any prepayment penalties payable with respect thereto);

     (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders;

     (iii) any Mortgaged Premises acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure;

     (iv) the rights of the Trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained pursuant to the Agreement;

     (v) certain rights of the Depositor to the enforcement of representations and warranties made by the Seller relating to the Mortgage Loans; and

     (vi)  the servicing agreement.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Seller, the Depositor, the Servicer, the Master Servicer or the Trustee.

Reports to Certificateholders

On each Distribution Date, the Master Servicer will report or cause to be reported in writing to each Holder of an Offered Certificate:

     (i) with respect to each Class of Offered Certificates (based on a Certificate in the original principal amount of $1,000):

           (a)   the amount of the distribution on such Distribution Date;

           (b)   the amount of such distribution allocable to interest;

           (c) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Shortfalls, repurchase amounts or other recoveries of principal included therein and any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss at, such Distribution Date;

           (d) the principal balance after giving effect to any distribution allocable to principal; and

           (e)   any Interest Carry Forward Amount;

     (ii) the weighted average of the Mortgage Interest Rates on the Mortgage Loans in each Group less the Servicing and Master Servicing Fee Rates;

     (iii) the Realized Losses for each Group for the related period and cumulatively since the Cut Off Date;

     (iv)   the largest Mortgage Loan balance outstanding in each Group;

     (v) the Servicing Fees and Master Servicing Fees allocable to each Group; (vi) One-Month LIBOR on the most recent Interest Determination Date;

     (vii) the Pass Through Rates for the Class AF-1 Certificates, the other Group I Certificates (if based on the Weighted Average Net Rate) and the Group II Certificates for the current Accrual Period (including the Class BV-1A Certificates if based on the Weighted Average Net
            Rate); and

     (viii) for each Distribution Date during the Funding Period, the amount, if any, on deposit in the Pre-Funding Account and the Capitalized Interest Account, separately stated.

Delivery and Substitution of Mortgage Loans

The Depositor must repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date (or subsequent closing dates, in the case of Subsequent Mortgage Loans) or reasonably promptly thereafter. Under the limited circumstances specified in the Agreement, the Depositor may substitute substantially similar mortgage loans for Mortgage Loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Pools, as set forth above. See "THE TRUSTS -- The Mortgage Loans -- General," and "-- Substitution of Mortgage Loans" in the Prospectus.

The Trustee

Chase Bank of Texas, National Association, will act as Trustee of the Trust. The mailing address of its Corporate Trust Office is 600 Travis, Houston, Texas 77002, and its telephone number is (713) 216-4756.

Voting Rights

The voting rights of the Trust will be allocated as follows: 1% to each of the Class C and Class R Certificates and 98% to the Classes of Offered Certificates in proportion to their respective outstanding Certificate Principal Balances.

Termination

The Trust will terminate upon the payment to the Holders of all Certificates of all amounts required to be paid to such Holders and upon the last to occur of:
(a) the final payment or other liquidation (or any advance made with respect hereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust and (c) at any time when a qualified liquidation (as defined in the Code) of the Trust is effected as described below.

By the Master Servicer. At its option, the Master Servicer may, on any Distribution Date when the aggregate outstanding Scheduled Principal Balances of the Mortgage Loans are less than 10% of the sum of (i) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut Off Date, in the case of the Initial Mortgage Loans, and as of their related cut-off date or dates, in the case of Subsequent Mortgage Loans and (ii) any amounts on deposit in the Pre-Funding Account (exclusive of any interest or other investment earnings) (the first such Distribution Date, the "Initial Optional Termination Date"), purchase from the Trust all (but not fewer than all) remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust at a price equal to 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans plus one month's interest computed as provided in the Agreement.

Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal may be taken, to the effect that each REMIC established under the Agreement does not and will no longer qualify as a "REMIC" pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, Holders of a majority in Percentage Interests represented by the Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation.

Sale of Mortgage Loans

In connection with the sale of Mortgage Loans, the Depositor will be required to deliver a file with respect to each Mortgage Loan consisting of (i) the original note endorsed in blank or to the order of the Trustee or a Custodian acting on behalf of the Trustee (or a lost note affidavit in lieu thereof) with all prior and intervening endorsements (the Seller, in some instances, having instructed the party selling a Mortgage Loan to the Seller to have required the originator to endorse the original note directly to such custodian); (ii) the original recorded security instrument or a certified copy, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related Servicer, title company, the closing/settlement-escrow agent or the closing attorney; (iii) each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related Servicer, Trustee or custodian (the Seller, in some instances, having instructed the party selling a Mortgage Loan to the Seller to record an assignment directly from the originator to such custodian) or if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related Servicer; (iv) if an assignment of the security instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the security instrument from such Servicer in blank or to the Trustee or custodian in recordable form; (v) except as to any second lien Mortgage Loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and (vi) if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any. The custodian is required to review each such file on or before the Closing Date and again prior to the first anniversary of the Closing Date.

On the Closing Date, the Depositor will also assign to the Trustee all the Depositor's right, title and interest in the Sales Agreement between the Seller and the Depositor insofar as it relates to the representations and warranties made therein by the Seller in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Trustee or the Master Servicer of a breach of any such representation, warranty or covenant which materially and adversely affects the interests of the Holders of the Certificates, such party will promptly notify the Depositor and the Seller. The Seller will have 60 days from its discovery or its receipt of such notice to cure such breach or, if required, to repurchase the Mortgage Loan or to substitute a qualified substitute mortgage loan.

The Seller will represent and warrant that as of the Closing Date it has no reason to believe that any borrower will default under the related Mortgage Loan. Such representation and warranty will be deemed to be breached only if, as to any Mortgage Loan, (1) such Mortgage Loan had a Combined Loan-to-Value Ratio as of the Cut-Off Date in excess of 80%; (2) such Mortgage Loan is in default and is liquidated within six months after the Closing Date; (3) a Realized Loss is incurred on such Mortgage Loan and (4) prior to such liquidation, Realized Losses had been incurred on the Mortgage Loans in an amount sufficient to reduce the aggregate Certificate Principal Amount of the Subordinate Certificates to zero.

Events of Default

The Master Servicer will have the right to direct the termination of the Servicer in the event of a breach by such Servicer under its servicing agreement. In the event of such termination, the Master Servicer will be required to appoint a successor servicer to assume the obligations of such Servicer under the servicing agreement, including the obligation to make advances. See "THE MORTGAGE LOAN POOL -- Advances and Month End Interest" on page S-20. If the Master Servicer is unable to appoint a successor servicer, the Trustee will appoint or petition a court of competent jurisdiction for the appointment of a suitable mortgage loan servicing institution to act as successor servicer. Pending such appointment, the Master Servicer will be obligated to service the Mortgage Loans. Any successor servicer will be entitled to compensation arrangements similar to (but no greater than) those provided to the predecessor Servicer. See "SERVICING OF MORTGAGE LOANS" in the Prospectus.

Governing Law

The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                    Certain Federal Income Tax Consequences

The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.


REMIC Elections

The Trustee will cause one or more elections to be made to treat certain assets of the Trust (other than the Pre-Funding Account and the Capitalized Interest Account) as real estate mortgage investment conduits (each a "REMIC") for federal income tax purposes. The assets of the Pooling REMIC will consist of the Mortgage Loans and substantially all other property in the Trust (other than the Pre-Funding Account and the Capitalized Interest Account); the Pooling REMIC will issue uncertificated interests (the "Pooling REMIC Regular Interests"), which will be designated as the regular interests and the residual interest in the Pooling REMIC. The assets of the Issuing REMIC will consist of the Pooling REMIC Regular Interests; the Issuing REMIC will issue the Offered Certificates, and the Private Certificates (other than the Class R Certificates), which will be designated as the regular interests in the Issuing REMIC, and the Class R Certificates, which will be designated as the residual interest in the Issuing REMIC.

In the opinion of McGuire, Woods, Battle & Boothe LLP, counsel to the Depositor, for federal income tax purposes, assuming (i) the REMIC elections are made, (ii) the Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transactions described herein are completed on substantially the terms and conditions set forth herein and
(iv) compliance with the Agreement, each REMIC will be treated as a REMIC and each Class of Offered Certificates will be treated as "regular interests" in the Issuing REMIC and generally will be treated as debt instruments issued by the Issuing REMIC. Holders of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method.

As a result of the qualification of the Pooling REMIC and the Issuing REMIC as REMICs, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date. The total income of the Trust (exclusive of any income that is taxed at the REMIC level or income on the Pre-Funding Account and the Capitalized Interest Account) will be taxable to the beneficial owners of the Certificates.


                              ERISA Considerations

A fiduciary of any employee benefit plan or other retirement plans or arrangements (including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

The U.S. Department of Labor (the "DOL") issued an individual exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), on May 24, 1990 to Merrill Lynch, Pierce, Fenner & Smith, Incorporated which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) the Underwriters, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any Underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Offered Certificates.

The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("National Credit Ratings Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Master Servicer, the Servicer, each sub-servicer and any mortgagor with respect to the Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; the sum of all payments made to and retained by the Master Servicer, the Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. Seventh, (i) the investment pool consists only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. See "ERISA Considerations" in the Prospectus.

In addition, the Exemption will not apply to a Plan's investment in Offered Certificates if the plan fiduciary responsible for the decision to invest in Offered Certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the Mortgage Loans or an affiliate of such person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition; (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and (4) the Plan is not sponsored by any member of the Restricted Group.

On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Mortgage Loans or other secured receivables (the "Obligations") supporting payments to Certifcateholders, and having a value equal to no more than twenty-five (25) percent of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to purchase Mortgage Loans which have not yet been identified to the total principal amount of the Certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five (25) percent.

     (2) All Obligations transferred after the Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the Trust, which terms and conditions have been approved by a National Credit Rating Agency.

     (3) The transfer of such Additional Obligations to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemption receiving a lower credit rating from a National Credit Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the Trust on the Closing Date.

     (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust:

          (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each National Credit Rating Agency rating the Certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred; to the Trust as of the Closing Date.

     (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

     (7) Amounts transferred to the Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

     (8)  The related prospectus or prospectus supplement must describe:

          (i) the Pre-Funding Account and/or Capitalized Interest Account used in connection with the Pre-Funding Account;

          (ii)  the duration of the Pre-Funding Period;

          (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and

          (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

     (9) The related Agreement must describe the Permitted Investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations. As described in the prospectus and the prospectus supplement, the criteria are the same.

There have been sufficient Obligations identified prior to the Closing Date such that these Obligations, if transferred to the Trust after the Closing Date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the Pre-Funding Limit. In addition, such Obligations would meet the same terms and conditions for eligibility as the original Obligations used to create the Trust and the other conditions required under the amendment to the Exemption. Thus, the relief granted by the Exemption and its subsequent amendment should continue to be available.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.

Because the characteristics of the Class M-1, Class M-2, Class B-1 and B-1A Certificates may not meet the requirements of the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class M-1, Class M-2, Class B-1 and B-1A Class Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class M-1, Class M-2, Class B-1 and Class B1-A

Certificates will not be registered by the Trust unless the Trustee receives:
(i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. Such representation as described above shall be deemed to have been made to the Trustee by a beneficial owner's acceptance of a Class M-1, Class M-2, Class B-1 and Class B1-A Certificate in book-entry form. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

Any Plan fiduciary considering to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                    RATINGS

It is a condition of the issuance of the Offered Certificates that they receive ratings as set forth on the cover hereof. The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Group II Certificates Carryover will be paid.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by Fitch and Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's and Moody's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's and Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield.

Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York, 10007, and Fitch, One State Street Plaza, 33rd Floor, New York, New York, 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

Upon the termination of the Funding Period, the Class AV-1, Class AV-2 and Class MV-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, they will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

Although the Class A Certificates with respect to Group I and the Class MF-1 Certificates are expected to be rated in one of the two highest rating categories by Moody's and Fitch, such Certificates will not constitute "mortgage related securities" for purposes of SMMEA because some of the Mortgage Loans in Group I are secured by second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in those Certificates.

                                USE OF PROCEEDS

The Depositor will sell the Initial Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Offered Certificates less the Original Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will represent (together with the Private Certificates, certain of which may be retained by the Depositor or its affiliates) the purchase price to be paid by the Trust to the Depositor for the Initial Mortgage Loans.

                             CERTAIN LEGAL MATTERS

Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor and the Seller by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will also be passed upon for the Depositor by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Brown & Wood LLP, Washington, D.C.

                                 UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates (the "Underwritten Certificates"), the Depositor has agreed to cause the Trust to sell and the Underwriters named below (the "Underwriters") have severally agreed to purchase the principal amount of Underwritten Certificates, set forth below.

                        Merrill Lynch,               Banc of                 Prudential
                       Pierce, Fenner &              America                 Securities          Banc One Capital
    Class             Smith Incorporated          Securities LLC            Incorporated          Markets, Inc.
    AF-1                  $46,259,475               $38,549,563             $38,549,563              $30,839,650
    AF-2                   21,000,000                17,500,000              17,500,000               14,000,000
    AF-3                   20,100,000                16,750,000              16,750,000               13,400,000
    AF-4                   16,800,000                14,000,000              14,000,000               11,200,000
    AF-5                    9,600,000                 8,000,000               8,000,000                6,400,000
    AF-6                   12,639,900                10,533,250              10,533,250                8,426,600
    MF-1                    7,391,700                 6,159,750               6,159,750                4,927,800
    MF-2                    5,913,300                 4,927,750               4,927,750                3,942,200
    BF-1                    4,435,200                 3,696,000               3,696,000                2,956,800
    BF-1A                  12,320,000                         -                       -                        -
    AV-1                   60,757,800                50,631,500              50,631,500               40,505,200
    AV-2                   23,366,250                19,471,875              19,471,875               15,577,500
    MV-1                    8,305,200                 6,921,000               6,921,000                5,536,800
    MV-2                    6,965,700                 5,804,750               5,804,750                4,643,800
    BV-1                    4,286,700                 3,572,250               3,572,250                2,857,800
    BV-1A                  11,609,000                         -                       -                        -

The Underwriters have advised the Depositor that they propose to offer the Underwritten Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices, subject to prior sale withdrawal, cancellation or modification of the offer without notice, to delivery and acceptance by the Underwriters and certain other conditions. The Underwriters may effect such transactions by selling Underwritten Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Underwritten Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of the Underwritten Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.

The Depositor expects to receive proceeds of approximately $848,858,716 plus accrued interest, before deducting expenses payable by it in connection with the Underwritten Certificates, estimated to be $550,000. In connection with the purchase and sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor and the Seller have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

There is currently no secondary market for the Underwritten Certificates. Each Underwriter intends to make a secondary market in the Underwritten Certificates offered by such Underwriter but has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue.

Certain of the Mortgage Loans may have been the subject of financing provided by affiliates of the Underwriters.

Under Rule 2710(c)(8) of the Corporate Financing Rules to the National Association of Securities Dealers, Inc. (the "NASD"), no NASD members can participate in a public offering of an issuer's securities where more than 10% of the net offering proceeds, not including underwriting compensation, are intended to be paid to NASD members participating in the distribution of the offering or associated or affiliated persons of such members unless the price at which an equity issue is to be distributed to the public is established pursuant to Rule 2720(c)(3) by a qualified independent underwriter ("QIU"). Entities associated or affiliated with certain of the Underwriters, or entities administered by such entities, may receive in the aggregate 10% or more of the net proceeds of this offering in repayment of a portion of certain indebtedness. Accordingly, this offering is being conducted pursuant to Rule 2710(c)(8).

Rule 2720(c)(3)(C), however, allows an NASD member to participate in the distribution of securities of an issuer where it or its affiliates or associates will receive more than 10% of the net proceeds without a QIU establishing the price of the securities being offered if the offering is of a class of securities rated "Baa" or better by Moody's or "BBB" or better by S&P or rated in a comparable category by another rating service acceptable to the NASD. The securities being offered hereby are expected to receive at least the ratings mentioned above and, therefore, there will be no QIU recommending the minimum price of the securities being offered.

                                  APPENDIX A

                 INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS


                                                            PAGE

1935 Act..................................................   S-9
2/28 LIBOR Mortgage Loans.................................  S-11
3/12 LIBOR................................................  S-11
3/17 LIBOR ...............................................  S-11
3/27 LIBOR Mortgage Loans.................................  S-11
Accrual Period............................................  S-35
Additional Obligations....................................  S-47
Agreement.................................................  S-43
Applicable Percentage.....................................  S-40
Applied Realized Loss Amount..............................  S-41
Asset Proceeds Account....................................  S-34
Beneficial Owner..........................................  S-34
Book-Entry Certificates...................................  S-42
Capitalized Interest Account..............................  S-41
Cede & Co.................................................  S-42
Certificate Principal Balance.............................  S-34
Class A...................................................  S-34
Class A Principal Distribution Amount.....................  S-38
Class AF-6 Distribution Amount............................  S-38
Class B-1.................................................  S-34
Class B-1 Principal Distribution Amount...................  S-38
Class B-1A................................................  S-34
Class B-1A Principal Distribution Amount..................  S-39
Class M-1.................................................  S-34
Class M-1 Principal Distribution Amount...................  S-38
Class M-2.................................................  S-34
Class M-2 Principal Distribution Amount...................  S-38
Closing Date..............................................   S-3
CNG.......................................................   S-9
Current Interest..........................................  S-36
Cut Off Date..............................................  S-11
Denominations.............................................   S-3
Depositor.................................................   S-3
Distribution Account......................................  S-34
DOL.......................................................  S-46
Dominion Capital..........................................   S-9
Dominion Resources........................................   S-9
ERISA.....................................................  S-46
Exemption ................................................  S-46
Extra Principal Distribution Amount.......................  S-40
Fannie Mae................................................  S-11
FHLMC.....................................................  S-11
Final Determination.......................................  S-44
Freddie Mac...............................................  S-11
Group I...................................................   S-1
Group I Available Funds Cap...............................  S-36
Group I Offered Certificates..............................  S-34
Group II..................................................   S-1
Group II Available Funds Cap..............................  S-36
Group II Certificates Carryover Amount....................  S-36
Group II Offered Certificates.............................  S-34
Holder....................................................  S-34
Identified Mortgage Loans.................................  S-11
Initial Mortgage Loans....................................  S-11
Initial Optional Termination Date.........................  S-44
Interest Carry Forward Amount.............................  S-36
Interest Determination Date...............................  S-42
Interest Funds............................................  S-35
Last Scheduled Distribution Date..........................  S-24
LIBOR.....................................................  S-42
Master Servicer...........................................  S-21
Master Servicer Remittance Date...........................  S-34
Master Servicing Fee......................................  S-21
Master Servicing Fee Rate.................................  S-21
Modeling Assumptions......................................  S-25
Month End Interest........................................  S-21
Mortgage..................................................  S-11
Mortgage Loans............................................  S-11
Mortgage Related Securities...............................  S-50
Mortgaged Premises........................................  S-11
NASD......................................................  S-51
National Credit Rating Agencies...........................  S-47
Obligations...............................................  S-47
Offered Certificates......................................  S-34
One Month LIBOR...........................................  S-42
One Year CMT..............................................  S-11
Original Pre-Funded Amount................................  S-41
Overcollateralization Amount..............................  S-39
Participants..............................................  S-42
Pass Through Rates........................................   S-1
Percentage Interest.......................................  S-35
Permitted Investments.....................................  S-48
Plan......................................................  S-47
Pooling REMIC Regular Interests...........................  S-46
Pre-Funding Account.......................................  S-41
Pre-Funding Limit.........................................  S-47
Pre-Funding Period........................................  S-41
Prepayment Assumption.....................................  S-25
Principal Distribution Amount.............................  S-38
Principal Funds...........................................  S-35
Private Certificates......................................  S-34
PTCE 95-60................................................  S-49
QIU.......................................................  S-51
Realized Loss.............................................  S-41
Record Date...............................................  S-35
Reference Banks...........................................  S-42
Released Principal Amount.................................  S-39
REMIC.....................................................  S-46
Required Overcollateralization Amount.....................  S-39
Restricted Group..........................................  S-47
Seller....................................................   S-3
Servicer..................................................  S-19
Servicing Fee Rate........................................  S-20
Six Month LIBOR...........................................  S-11
SMMEA.....................................................  S-50
Statistical Cut-Off Date..................................  S-11
Stepdown Date.............................................  S-39
Subordinated Certificates.................................  S-34
Subordinated Trigger Event................................  S-39
Subsequent Mortgage Loans.................................  S-11
Substitution Shortfall....................................  S-35
Telerate Page 3750........................................  S-42

Trigger Event.............................................  S-39
Trust.....................................................  S-43
Trustee...................................................   S-3
Underwriter...............................................  S-51
Underwritten Certificates.................................  S-51
Unpaid Realized Loss Amount...............................  S-41
Unutilized Funding Amount.................................  S-41
Voting rights.............................................  S-44
Weighted average life.....................................  S-23
Weighted Average Net Rate.................................  S-24

                        SAXON ASSET SECURITIES COMPANY

[LOGO APPEARS HERE]              (Depositor)

                    MORTGAGE LOAN ASSET BACKED CERTIFICATES

                             (Issuable in Series)


The Depositor will establish, from time to time, separate trusts to issue a series of mortgage loan asset backed certificates. The certificates will evidence beneficial ownership interests in one or more segregated pools of mortgage assets and certain other assets described in this prospectus and the related prospectus supplement. The Depositor will determine the terms of each series of certificates at the time of sale.

This prospectus describes the general terms of certificates of each series. The prospectus supplement for a particular series will describe the classes of certificates included in that series and their terms.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE APPLICABLE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ANY OTHER ENTITY.

                          ___________________________

A secondary market may not develop for the certificates of any series or, if such a market does develop, it may not provide the holders of such certificates with liquidity of investment or it may not continue for the life of such certificates.

This prospectus may not be used to offer and sell certificates only if accompanied by a prospectus supplement.

                             ____________________

               The date of this prospectus is September 21, 1998

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

You will get information about each trust and the certificates in two separate documents that progressively provide more detail:

     .    this prospectus --- which provides general information some of which may not apply to the Certificates

     .    a separate prospectus supplement --- which will describe the specific terms of the Certificates.

In addition, this prospectus starts with a summary to give you an initial overview. The summary does not contain all the information that you need to consider in making your investment decision.

IF THE DESCRIPTION OF ANY MATTER VARIES BETWEEN THE PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

Cross-references in the prospectus supplement and in this prospectus will direct you to captions where you can find further related information. The following Table of Contents for the prospectus and the Table of Contents in the prospectus supplement provide page references for the captions.

Generally a capitalized word not at the beginning of a sentence means that it has a specially defined meaning. In the "Index to Location of Principal Defined Terms" at the end of the prospectus and at the end of the prospectus supplement, you can find a listing of the pages where the specially defined meaning of a capitalized word is given.

                               TABLE OF CONTENTS

                                                                            PAGE
PROSPECTUS SUMMARY..........................................................  1
RISK FACTORS................................................................  4
DESCRIPTION OF THE CERTIFICATES.............................................  8
  General...................................................................  8
  Classes of Certificates...................................................  9
  Book-Entry Procedures.....................................................  9
  Global Clearance, Settlement and Tax Documentation
   Procedures............................................................... 12
  Allocation of Distributions............................................... 15
  Allocation of Losses and Shortfalls....................................... 16
  Mortgage Assets........................................................... 16
  Optional Termination...................................................... 17
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS............................... 17
THE TRUSTS.................................................................. 18
  Assignment of Mortgage Assets............................................. 18
  The Mortgage Loans--General............................................... 19
  Canadian Mortgage Loans................................................... 21
  Single Family Loans....................................................... 21
  Cooperative Loans......................................................... 21
  Multi-Family Loans........................................................ 22
  Junior Mortgage Loans..................................................... 22
  Home Improvement Loans.................................................... 22
  Home Equity Lines of Credit............................................... 22
  Repurchase of Converted Mortgage Loans.................................... 23
  Repurchase of Delinquent Mortgage Loans................................... 23
  Substitution of Mortgage Loans............................................ 24
  Mortgage-Backed Securities................................................ 24
  Pre-Funding Account....................................................... 25
  Asset Proceeds Account.................................................... 25
CREDIT ENHANCEMENT.......................................................... 26
  General................................................................... 26
  Subordination............................................................. 26
  Certificate Guaranty Insurance Policies................................... 27
  Overcollateralization..................................................... 27
  Cross Support............................................................. 27
  Mortgage Pool Insurance Policies.......................................... 28
  Special Hazard Insurance Policies......................................... 28
  Bankruptcy Bonds.......................................................... 29
  Reserve Funds............................................................. 29
  Other Credit Enhancement.................................................. 30
ORIGINATION OF MORTGAGE LOANS............................................... 30
  General................................................................... 30
  Representations and Warranties............................................ 31
SERVICING OF MORTGAGE LOANS................................................. 32
  Payments on Mortgage Loans................................................ 32
  Advances.................................................................. 33
  Collection and Other Servicing Procedures................................. 33
  Primary Mortgage Insurance Policies....................................... 34
  Standard Hazard Insurance Policies........................................ 34
  Maintenance of Insurance Policies; Claims Thereunder
   and Other Realization Upon Defaulted Mortgage
   Loans.................................................................... 35
  Modification of Mortgage Loans............................................ 36
  Evidence as to Servicing Compliance....................................... 36
  Events of Default and Remedies............................................ 37
  Master Servicer Duties.................................................... 37
  Special Servicing Agreement............................................... 38
The Agreement............................................................... 38
  The Trustee............................................................... 38
  Administration of Accounts................................................ 38
  Reports to Certificateholders............................................. 39
  Events of Default and Remedies............................................ 39
  Amendment................................................................. 40
  Termination............................................................... 40
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..................................... 41
  General................................................................... 41
  The Mortgage Loans........................................................ 41
  Foreclosure............................................................... 42
  Junior Mortgage Loans; Rights of Senior Mortgagees........................ 44
  Right of Redemption....................................................... 45
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................................ 45
  Soldiers' and Sailors' Civil Relief Act of 1940........................... 46
  Environmental Considerations.............................................. 46
  "Due-on-Sale" Clauses..................................................... 47
  Enforceability of Certain Provisions...................................... 48
  Texas Home Equity Loans................................................... 48
THE DEPOSITOR............................................................... 49
USE OF PROCEEDS............................................................. 49
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
  REMIC Certificates........................................................ 50
  FASIT Certificates........................................................ 63
  Trust Certificates........................................................ 66
  Certificates Classified as Partnership Interests.......................... 72
  Debt Certificates......................................................... 72
  Taxation of Certificates Classified as Partnership
     Interests.............................................................. 74
STATE AND LOCAL TAX CONSIDERATIONS.......................................... 74
CANADIAN INCOME TAX CONSIDERATIONS.......................................... 74
ERISA CONSIDERATIONS........................................................ 74
LEGAL INVESTMENT MATTERS.................................................... 76
PLAN OF DISTRIBUTION........................................................ 77
AVAILABLE INFORMATION....................................................... 78
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................. 78
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS................................ 79

                              PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus to assist you in getting an initial overview. It does not contain all the information that you need to consider in making your investment decision. To understand all the terms of a Series of Certificates, read carefully this entire prospectus and the related prospectus supplement.

DEPOSITOR

Saxon Asset Securities Company, a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage Services, Inc.

See "THE DEPOSITOR".

SELLERS

Saxon Mortgage, Inc. ("SMI"), a wholly owned subsidiary of Dominion Mortgage Services, Inc., and an affiliate of the Depositor, and one or more other mortgage originators named in the related prospectus supplement.

CERTIFICATES OFFERED

The Depositor will establish separate trusts each of which will issue a series of mortgage loan asset backed certificates.

The certificates of each series will evidence beneficial ownership interests in one or more segregated pools of mortgage assets and certain other assets.

Each series may be divided into one or more classes. The related prospectus supplement will describe the certificates in detail.

The certificates of each series will be entitled to payment only from the assets of the related trust.

The certificates of any class of any series may be:

 . subordinated in right to receive distributions and subject to allocation of losses in favor of one or more other classes of certificates of such series,

 .  entitled to receive distributions:

   . allocable only to principal, only to interest or to any combination of principal and interest,

   . allocable to prepayments of principal throughout the life of such certificates or only during specified periods,

   .  only after the occurrence of specified events,

   . in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

 . in the case of certificates entitled to receive distributions allocable to interest entitled to receive:

 . interest at a specified pass through rate, which may be fixed, variable or adjustable and may differ from the pass through rate at which other classes of certificates of such series are entitled to receive interest and

 . such distributions only after the occurrence of specified events with interest accruing until such events occur, in each case as specified in the related prospectus supplement.

No governmental agency or instrumentality and no other entity will guarantee or insure the certificates or the underlying assets, except as set forth in the related prospectus supplement.

The Depositor, a Seller or one of their affiliates may retain or hold for sale from time to time one or more classes of certificates.

See "DESCRIPTION OF THE CERTIFICATES".

AGREEMENT

Each trust will issue a series of certificates pursuant to a trust agreement or pooling and servicing agreement with the Depositor and the trustee identified in the related prospectus supplement. The Depositor will assign and transfer the assets to be included in the related trust to the trustee in exchange for the related certificates.

See "THE TRUSTS -- Assignment of Mortgage Assets".

DISTRIBUTIONS

Each prospectus supplement will specify:

 . whether distributions to the certificates will be made monthly, quarterly, semi-annually or at other intervals

 .  the distribution date for each such distribution

 .  the amount of each distribution allocable to principal and interest and

 .  how the amounts distributed will be determined.

See "DESCRIPTION OF THE CERTIFICATES -- Allocation of Distributions".

MORTGAGE ASSETS

The scheduled principal balance of the mortgage assets and the amount of any other assets included in a trust, including amounts held in any pre-funding account for such series, will equal or exceed the aggregate original certificate principal balance of the certificates of such trust.

See "DESCRIPTION OF THE CERTIFICATES -- Valuation of Mortgage Assets".

The mortgage assets may consist of:

A.  MORTGAGE LOANS

 .   Single family loans -- one- to four-family mortgage loans secured by liens on residential and mixed use properties or participation interests in such loans;

 .   Cooperative loans -- loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives or participation interests in such loans;

 .   Multifamily loans -- multi-family mortgage loans secured by liens on residential and mixed use properties, including buildings owned by cooperatives or participation interests in such loans;

 .   Home improvement loans -- home improvement mortgage loans secured liens on various types of properties or participation interests in such loans; and

 .   HELOCs -- home equity lines of credit.

All liens may be first, second or more junior liens.

The mortgaged premises may be located in any of the 50 States, the District of Columbia, the Commonwealth of Puerto Rico or Canada.

B.  MORTGAGE-BACKED SECURITIES

 .   private -- that is not guaranteed or insured by the United States or any agency or instrumentality thereof -- mortgage participation or pass-through certificates or other mortgage-backed securities (representing either debt or equity) or

 .   securities insured or guaranteed by Fannie Mae, Federal Home Loan Mortgage
    Corporation ("FHLMC") or Government National Mortgage Association ("GNMA").

    See "THE TRUSTS -- Mortgage-Backed Securities".


PRE-FUNDING ACCOUNT

A trust may enter into a pre-funding agreement with the Depositor for the transfer of additional mortgage assets to such trust following the issuance of the related certificates. If a pre-funding agreement is used, the trustee will be required to deposit in a segregated pre-funding account a portion of the proceeds of sale of the related certificates. Thereafter the trustee will acquire additional mortgage assets in exchange for money in the segregated account pre-funding account.

The trust will apply proceeds remaining in the pre-funding account at the end of a specified period (which may not exceed three months), as a mandatory prepayment of certificates as specified in the related prospectus supplement.

See "THE TRUSTS -- Pre-Funding Account".

SERVICER

One or more servicers, which may include an affiliate of the Depositor, will perform customary servicing functions for the mortgage loans included in each trust.

See "SERVICING OF MORTGAGE LOANS".

MASTER SERVICER

A master servicer, which may include an affiliate of the Depositor, will perform, directly or indirectly through one or more sub-servicers, administrative and supervisory functions for each trust.

See "SERVICING OF MORTGAGE LOANS".

SPECIAL SERVICER

A special servicer may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted mortgage loans or mortgage loans that are secured by mortgaged premises acquired by foreclosure or by deed-in-lieu of foreclosure.

ASSETS PROCEEDS ACCOUNT

The servicers and, to the limited extent described herein, the master servicer, will be, obligated to advance funds to a trust to cover:

 .  delinquent mortgage loan payments,

 .  delinquent payments of taxes, insurance premiums or other escrowed items and

 .  foreclosure costs, including reasonable attorney's fees.

Any such advance obligation may be limited to:

 . amounts the servicer or master servicer deems to be recoverable from late payments or liquidation proceeds,

 .  amounts due holders of specified classes of certificates,

 .  specified periods of time,

 .  certain dollar amounts or

 .  any combination of the foregoing,

in each case as specified in the related prospectus supplement.

Any such advance will be recoverable as specified in the related prospectus supplement.

See "SErvicing OF MORTGAGE LOANS --  General" and " -- Advances".

CREDIT ENHANCEMENT

A trust may include, or the related certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for ultimate or timely distributions to the holders of such certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements.

In addition, one or more classes of certificates of a series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

See "CREDIT ENHANCEMENT".

OPTIONAL TERMINATION

The certificates may be subject to early retirement.

See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences to the certificateholders will depend on, among other factors, whether the related trust (or specified portions) elects to be treated as "real estate mortgage investment conduits" (each, a "REMIC") or "financial asset securitization investment trusts" (each, a "FASIT") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code") , or, if the Trust does not elect to be treated as a REMIC or FASIT, whether the Certificates are considered to be Trust Certificates, Partnership Interests or Debt Certificates.

The prospectus supplement for each series of certificates will specify whether the related trust will make a REMIC or FASIT election.

You should consult your tax advisors concerning the application of federal income tax laws to your particular situation.

See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related prospectus supplement.

LEGAL INVESTMENT MATTERS

Some of, but not all, the certificates of a series may constitute "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Mortgage-related securities will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject, in each case, to state laws overriding SMMEA and to any other regulations which may govern investments by such institutional investors. Certificates that do not constitute "mortgage-related securities" may not be "legal investments" to the same extent as "mortgage-related securities".

See "LEGAL INVESTMENT MATTERS" herein and in the related prospectus supplement.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or the Code, should carefully review whether an investment in certificates could give rise to a transaction prohibited or not otherwise permissible. Certain classes of certificates may not be offered for sale or transferable to such plans.

See "ERISA CONSIDERATIONS" herein and in the related prospectus supplement.

RATINGS

Each class of certificates will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating Agency").

RISK FACTORS

An investment in the certificates will be subject to one or more risk factors.

See "RISK FACTORS" herein and in the related prospectus supplement.

                                 RISK FACTORS

Prospective investors should consider the following factors (as well as the factors identified under "Risk Factors" in the related prospectus supplement) in connection with a purchase of the Certificates of any Series.

LIMITED OBLIGATIONS     The Certificates will represent an ownership interest in
                        the related Trust and will not represent an interest in or obligation of any other entity and will not be insured by any government agency or instrumentality.
                        Each Trust is expected to have no significant assets other than the assets assigned to it by the Depositor.

                        You must rely primarily upon payments on the assets assigned to the related Trust, any security for those Certificates and the sources of credit enhancement, if any, identified in the related prospectus supplement for distributions on the Certificates.

                        None of any governmental agency or instrumentality, the Depositor, any Servicer, any Master Servicer, any Trustee or any of their affiliates will guarantee or insured any assets assigned to a Trust, except as set forth in the related prospectus supplement.

LIMITATIONS ON
 CREDIT ENHANCEMENT     The credit enhancement, if any, for any Series of
                        Certificates may be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula. In addition, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates to the extent specified in the related prospectus supplement.

                        See "CREDIT ENHANCEMENT."
DECLINING REAL
 ESTATE MARKET          If the residential real estate market in general or a
                        regional or local area where the Mortgage Assets for a Trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

                        To the extent such losses are not covered by credit enhancement, you will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

BANKRUPTCY              The Sellers and the Depositor intend that the transfers
                        of assets to the Depositor and, in turn, to the related
                        Trust constitute sales rather than pledges to secure indebtedness for insolvency purposes. If a Seller were to become a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that Seller might argue that such transfers were pledges rather than sales. That position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the Certificates of the related Series.

REGULATORY RISKS        In addition to anti-deficiency and related legislation,
                        numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal
                        Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage or deed of trust.

                        Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. Those laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. Those federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, the liability may affect assignees of the mortgage loans.

                        See "CERTAIN LEGAL ASPECTS of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

MODIFICATION OF MORTGAGE
 LOANS MAY DELAY OR
 REDUCE CERTIFICATE
 PAYMENTS With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of payments on the Mortgage Loan and, consequently, the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans.

                        See "SERVICING OF MORTGAGE LOANS -- Modification of
                        Mortgage Loans."
PAYMENT
 CONSIDERATIONS         The prepayment experience on the Mortgage Assets
                        underlying a particular Series of Certificates will affect:

                         . the average life of each Class of such Certificates
                           and

                         . for Certificates purchased at a price other than par,
                           the effective yield on such Certificates.

                         The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease.

                         Prepayments may also result from:

                         . foreclosure, condemnation and other dispositions of
                           the Mortgaged Premises (including amounts paid by insurers under applicable insurance policies);

                         . the repurchase of any Mortgage Loan as to which there
                           has been a material breach of warranty or defect in documentation (or from the deposit of certain amounts in respect of the delivery of a substitute Mortgage
                           Loan);

                         . the repurchase of Mortgage Loans modified in lieu of
                           refinancing;

                         . the repurchase of any liquidated Mortgage Loan or
                           delinquent Mortgage Loan, if applicable; or

                         . the repurchase or redemption of all the Certificates
                           of a Series or all the Mortgage Loans or Mortgage Certificates in certain circumstances.

                         The yields realized by the holders of certain Certificates of a Series with disproportionate allocations of principal or interest will be extremely sensitive to levels of prepayments on the Mortgage Assets of the related Trust. No assurance can be given as to the prepayment experience of the Mortgage Loans underlying any Series of Certificates.

                         You must make your own decision as to the appropriate prepayment assumption.

                         See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS."

LIMITED LIQUIDITY        There can be no assurance that a secondary market will
                         develop for the Certificates of any Series or, if such a market does develop, that it will provide you with liquidity of investment or that it will continue for the life of such Certificates.

                         Certain Classes of Certificates may not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, if so specified in the related prospectus supplement, certain Classes of Certificates may be restricted as to transferability to certain entities.

                         Any restrictions on the purchase or transferability of the Certificates of a Series may have a negative effect on the development of a secondary market for such Certificates. See "LEGAL INVESTMENT MATTERS."

BOOK-ENTRY CERTIFICATES  If so specified in the related prospectus supplement, a
                         Trust may issue Certificates of a Series in book-entry form ("Book-Entry Certificates"). Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. In addition, because transfers of Book-Entry Certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a Book-Entry Certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a Book-Entry Certificate, may be impaired because physical certificates representing the Certificates will generally not be available. You may experience some delay in receipt of distributions of interest on and principal of the Book-Entry Certificates because the Trustee will forward distributions through book-entry system participants which thereafter will be required to credit such distributions to your accounts as a beneficial owner of the Certificates, whether directly or indirectly through financial intermediaries.

                         See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry
                         Procedures."
LIMITED NATURE
OF RATINGS               Any rating of Certificates is not a recommendation to
                         buy, sell or hold Certificates and is subject to revision or withdrawal at any time by the Rating Agency issuing such rating. The rating of Certificates credit-enhanced through external credit enhancement, such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the provider of such external credit enhancement. Any lowering of the rating assigned to the claims-paying ability of any such provider below the rating initially given to the Certificates of the related Series would likely result in a lowering of the rating assigned to such Certificates. The Depositor will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the Certificates of any Series.

ORIGINAL ISSUE DISCOUNT  Compound Interest Certificates and certain other
                         Classes of Certificates that are entitled only to interest distributions will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes. The holder of a Certificate issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. See "Certain Federal Income Tax Consequences."

BALLOON LOANS            A portion of the Mortgage Assets included in a Trust
                         may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage
                         Loans in a single payment at maturity ("Balloon
                         Loans"). Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon
                         Loans must make substantial single payments at maturity, the default risk associated with Balloon
                         Loans may be greater than that associated with fully-amortizing Mortgage Loans. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend upon such borrower's ability to refinance such loan. Neither the Depositor nor the Trustee is obligated to obtain refinancing. Any loss on a Balloon
                         Loan resulting from a borrower's inability to obtain refinancing will be borne by Certificateholders if not covered by credit enhancement.

JUNIOR LOANS             A portion of the Mortgage Assets included in a Trust
                         may be loans secured by second or more junior liens on residential properties. Because the rights of a holder of a second or more junior lien are subordinate to the rights of senior lienholders, the position of such Trust and the holders of the related Certificates could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholders. If a borrower defaults, liquidation or other proceeds may be insufficient to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses.

                         See "THE TRUSTS -- Junior Mortgage Loans."

NON-OWNER OCCUPIED
 MORTGAGE PREMISES       A portion of the Mortgage Assets included in a Trust
                         may be secured by liens on Mortgaged Premises which are not owner occupied. The rate of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than on Mortgage Loans secured by liens on Mortgaged Premises which are the primary residences of the owner.

NON-CONFORMING
CREDITS All or a portion of the Mortgage Assets may consist of mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits."

                         A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or FHLMC underwriting guidelines, including a loan made to:

                         . a borrower whose creditworthiness and repayment
                           ability do not satisfy such Fannie Mae or FHLMC underwriting guidelines or

                         . a borrower with a record of major derogatory credit
                           items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies.

                         As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to mortgage loans originated in accordance with Fannie Mae or FHLMC underwriting guidelines, and changes in the values of the Mortgaged Premises may have a greater effect on the loss experience of such Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae or FHLMC underwriting guidelines.

                         You must make your own decision as to the effect of non-conforming credits upon the delinquency, foreclosure, and prepayment experience of the Mortgage Loans.

                         See "ORIGINATION OF MORTGAGE LOANS."

DELINQUENT MORTGAGE
 LOANS All or a portion of the Mortgage Loans may be delinquent upon the issuance of the related Certificates. Inclusion of such Mortgage Loans may cause the rate of defaults and prepayments to increase and, in turn, may cause losses to exceed the available credit enhancement and affect the yield on the related Certificates.

                         See "THE TRUSTS -- The Mortgage Loans -- General."

TEXAS HOME
 EQUITY LOANS            The Texas Home Equity Laws, Section 50(a)(6) of Article
                         XVI of the Constitution of Texas apply to any "cash-out" refinance or other non-purchase money transaction
                         (except rate/term refinances, home improvement loans when the amount of the loan does not exceed the cost of the improvement and certain other narrow exceptions) secured by a Texas resident's principal residence and provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures, restrictions on land parcel size, and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may create an opportunity for the borrower to argue that the Mortgage
                         Loan is unenforceable and/or the lien on the Mortgaged
                         Premises is invalid. Because the Texas Home Equity
                         Laws, which first became effective on January 1, 1998, did not grant authority to any government agency to promulgate interpretive regulations, definitive authority for determining compliance is not available to the same extent as for federal and other state mortgage laws. Any Mortgage Loan subject to the Texas
                         Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, which may result in delay and increased losses in connection with foreclosures. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Premises to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related
                         Mortgage Loan. In addition, the Texas Home Equity Laws may be voided in their entirety, possibly affecting the validity of any existing loans originated pursuant to the Texas Home Equity Laws, if it is determined that federal law preempts any portion of the Texas Home
                         Equity Laws. Pending litigation involving one or more lenders unrelated to Seller asserts that the voter referendum authorizing the Texas Home Equity Laws failed to comply with certain aspects of Texas election laws. Were the plaintiffs to prevail substantially in such or similar litigation, the legal effect upon the validity of loans originated pursuant to the Texas Home
                         Equity Laws is uncertain. There can be no assurance that other litigants will not assert other challenges to the validity of the Texas Home Equity Laws based on similar or other legal theories. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

CANADIAN MORTGAGE
 LOANS Canadian Mortgage Loans may present risks generally not associated with mortgage loans made to United States borrowers, including the risk of adverse economic and political developments in Canada. In addition, the value of Mortgaged Premises located in Canada may be subject to certain risks not associated with mortgage loans secured by properties located in the United States. For example, increases and decreases in the relative market values of currencies could cause the value of the payments received with respect to Canadian Mortgage Loans to decline in terms of United States currency. The value of properties located in Canada may decline in relation to the United States dollar as a result of adverse political and economic developments in Canada. Developments in Canada that could adversely affect the value of Canadian Mortgage Loans may include currency devaluation, high inflation, high unemployment, social and political unrest, expropriation of property and moratoriums on enforceability of lenders' rights. Such factors could also affect the ability of the Canadian borrower to repay his loan.

                         For additional information regarding the Canadian Mortgage Loans and the procedure for realizing on the related collateral, see "The Trust -- The Mortgage Loans -- General" and "CERTAIN LEGAL ASPECTS oF MORTGAGE LOANS -- The Mortgage Loans".

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

The Certificates described herein and in the related Prospectus Supplement (the "Certificates") will be issued from time to time in Series pursuant to one or more trust agreements or pooling and servicing agreements (each, an "Agreement"). The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. The following summaries describe the material provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to the Prospectus Supplement and the Agreement with respect to a particular Series. The material terms of the Agreement with respect to a Series of Certificates will be further described in the related Prospectus Supplement and a copy thereof will be filed with the Commission on Form 8-K.

The Certificates of a Series will be entitled to payment only from the assets of the related Trust. The Certificates do not represent an interest in or obligation of the Depositor, any Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth herein and in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, any Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the applicable Servicer or any other entity or paid from any applicable credit enhancement, such delinquencies may result in delays in the distribution of payments to the holders of one or more Classes of Certificates and such losses may be allocated to the holders of one or more Classes of Certificates.

The Certificates of each Series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each Class specified in the related Prospectus Supplement. The Certificates of each Series in certificated form may be transferred (subject to the limitations on transfer, if any, specified in the related Agreement) or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the Prospectus Supplement for a Series, distributions of principal and interest on each Certificate in certificated form will be made on each Distribution Date by or on behalf of the Trustee (i) by check mailed to each holder of such a Certificate at the address of such holder appearing on the books and records of the Trust or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any holder of such a Certificate having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement; provided, however, that the final distribution in retirement of a Certificate of a Series in certificated form will be made only upon presentation and surrender of such Certificates at the corporate trust office of the Trustee. Distributions of principal and of interest on each Class of Certificates in book-entry form will be made as set forth below.

CLASSES OF CERTIFICATES

Each Series of Certificates will be issued in one or more Classes (each, a "Class") as specified in the related Prospectus Supplement. The Certificates of any Class of any Series:

 .  may be entitled to receive distributions:

   . allocable only to principal, only to interest or to any combination of principal and interest,

   . allocable to prepayments of principal throughout the life of such Certificates or only during specified periods,

   .  only after the occurrence of specified events,

   . in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets,

 . may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other Classes of Certificates of such Series,

 . in the case of Certificates entitled to receive distributions allocable to interest may be entitled to receive:

   . interest at a Pass-Through Rate, which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and

   . such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

BOOK-ENTRY PROCEDURES

The Prospectus Supplement for a Series may specify that certain Classes of Certificates will initially be issued in book-entry form ("Book-Entry Certificates") in the authorized denominations specified therein. Each such Class will be represented by a single certificate registered in the name of the nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Depositor, the "Depository"). The Depository or its nominee will be registered as the record holder of each Class of Book-Entry Certificates in the certificate register maintained by the Trustee for the related Trust. Except as described below, no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate, the only "Holder" of the Book-Entry Certificates will be the nominee of the Depository and Beneficial Owners will not be "Holders" as that term is used in the Agreement. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and participants in the Depository ("Depository Participants"), as in effect from time to time.

A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a Depository Participant which acts as agent for the Financial Intermediary and whose interest in turn will be recorded on the records of the Depository, if the Beneficial Owner's Financial Intermediary is not a Depository Participant). Therefore, the Beneficial Owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate, and beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository Participants.

DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in DTC in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. If DTC is the Depository (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among its participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. DTC participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

Because transactions in Book-Entry Certificates may be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of the Beneficial Owner of a Book-Entry Certificate to pledge such Certificate to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Certificate, may be limited due to the lack of a physical certificate representing such Certificate. Issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Book-Entry Certificates for which they cannot obtain physical certificates.

The Prospectus Supplement for a Series may also specify that CEDEL Bank, S.A. ("CEDEL") and Euroclear System ("Euroclear") will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of the Depository. Citibank, N.A., acts as depositary for CEDEL and Chase Manhattan Bank acts as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

CEDEL. CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels Office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is an office of a New York trust company which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Depository Participant will be made during subsequent securities settlement processing and dated the business day following the settlement date for the Depository. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a Depository Participant will be received with value on the settlement date for the Depository but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in the Depository. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Backup Withholding" and "-- Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements".

Transfers between Depository Participants will occur in accordance with the rules of the Depository. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through the Depository, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in the Depository in accordance with its rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depository, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to the Depository. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant

Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided by the Master Servicer to the Depository, may be made available by the Depository to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository Participants to whose accounts the Book-Entry Certificates of such Beneficial Owners are credited.

So long as the Certificates are held as Book-Entry Certificates by the Depository, it is expected that the Depository will take any action permitted to be taken by the Holders of the Certificates under the Agreement only at the direction of one or more Depository Participants to whose accounts the Book-Entry Certificates are credited. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through the Depository. The Depository may take actions, at the direction of the Depository Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

None of the Sellers, the Depositor, the Servicers, the Master Servicer, any Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through the Depository or (c) the Depository, at the direction of the Depository Participants to whose accounts are credited a majority of the outstanding Book-Entry Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Certificate Registrar will issue Definitive Certificates, and thereafter the Certificate Registrar will recognize the holders of such Definitive Certificates as Holders under the Agreement.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

The Prospectus Supplement for a Series may specify that Certificates of a Series will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through the Depository will be conducted according to its rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between CEDEL or Euroclear and Depository Participants will be effected on a delivery-against-payment basis through the Relevant Depositaries (in such capacity) and as Depository Participants.

Non-U.S. holders (as described below) will be subject to U.S. withholding taxes unless they meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement. All Certificates will be held in book-entry form by the Depository. Investors' interests in the Certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in the Depository. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in its account as a Depository Participant.

Investors electing to hold through the Depository will follow its settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading. Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between Depository Participants. Secondary market trading between Depository Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between Depository Participant as Seller and CEDEL or Euroclear Participant as Purchaser. When Certificates are to be transferred from the account of a Depository Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Certificates from and including the last distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the account of the Depository Participant against delivery of the Certificates. After settlement has been completed, the Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Certificates will accrue from, the value date (which will be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Certificates are credited to their account one day later.

As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Certificates were credited to their accounts. Nevertheless, interest on the Certificates would accrue from the value date. Therefore, in many cases the interest accruing on the Certificates during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

Because the settlement is taking place during New York business hours, Depository Participants may employ their usual procedures for crediting Certificates to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the seller on the settlement date. Thus, to the Depository Participants a cross-Depository market transaction will settle no differently than a trade between two Depository Participants.

Trading between CEDEL or Euroclear Participant as Seller and Participant as Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Certificates are to be transferred by the respective clearing system, through the respective Depository, to a Depository Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the Relevant Depositary to credit the Certificates to the Depository Participant's account against payment. Payment will include interest accrued on the Certificates from and including the last distribution to and excluding the settlement date on the basis of the actual number of days in such accrual period or a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which will be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will instead be valued as of the actual settlement date.

Finally, day traders that use CEDEL or Euroclear and that purchase Certificates from Depository Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

 . borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

 . borrowing the Certificates in the U.S. from a Depository Participant no later than one day prior to settlement, which would give the Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

 . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Depository Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Certificates holding through CEDEL or Euroclear (or through the Depository Participant if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined under "Certain Federal Income Tax Consequences -- REMIC Certificates--Foreign Investors in REMIC Certificates"), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are Non-U.S. Persons (any person who is not a U.S. Person) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Holder of a Certificate or their agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Holder of a Certificate or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Certificates.

ALLOCATION OF DISTRIBUTIONS

The Prospectus Supplement for each Series of Certificates will specify:

 . whether distributions on such Certificates will be made monthly, quarterly, semi-annually or at other intervals,

 .  the Distribution Date for each such distribution and

 .  the amount of each such distribution allocable to principal and interest.

All distributions with respect to each Certificate of a Series will be made to the person in whose name such Certificate is registered (the
"Certificateholder") as of the close of business on the record date specified in the related Prospectus Supplement.

The amount available to be distributed on each Distribution Date with respect to each Series of Certificates will be determined as set forth in the related Agreement and will be described in the related Prospectus Supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related Due Period or Prepayment Period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Prospectus Supplement. The amount distributed will be allocated among the Classes of Certificates in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts received in respect of the Mortgage Assets representing excess interest may be applied in reduction of the principal balance of one or more specified Classes.

"Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and continuing through the first day of the calendar month in which such Distribution Date occurs, or such other period as may be specified in the related Prospectus Supplement.

"Prepayment Period" means, with respect to any Distribution Date, the time period or periods specified in the servicing agreement for each Servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to Mortgage Assets that will be used to pay
Certificateholders of such Series on such Distribution Date.

The Prospectus Supplement for each Series of Certificates will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each applicable Class of Certificates. One or more Classes of Certificates may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and certain other rights and obligations of the holders of such Certificates and does not represent a beneficial interest in principal payments on the Mortgage Assets in the related Trust. One or more Classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest

Certificates"). Any interest that has accrued but is not paid with respect to a Compound Interest Certificate on any Distribution Date will be added to the principal balance of such Compound Interest Certificate on such Distribution Date.

The Prospectus Supplement for each Series of Certificates will specify the method by which the amount of principal to be distributed on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates of such Series entitled to distributions of principal. The aggregate original principal balance of the Certificates of each Series will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. One or more Classes of Certificates may be entitled to payments of principal in specified amounts on specified Distribution Dates, to the extent of the amount available therefor on such Distribution Dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts. One or more Classes of Certificates may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

The Prospectus Supplement for each Series of Certificates will specify the method by which realized losses or interest shortfalls will be allocated. A loss may be realized with respect to a Mortgage Loan (a "Realized Loss") as a result of:

 . the final liquidation of such Mortgage Loan through foreclosure sale, disposition of the related Mortgaged Premises if acquired by deed-in-lieu of foreclosure, or otherwise,

 . the reduction of the unpaid principal balance of a Mortgage Loan or the modification of the payment terms of such Mortgage Loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

 . certain physical damage to the related Mortgaged Premises of a type not covered by Standard Hazard Insurance Policies or

 .  fraud, dishonesty or misrepresentation in the origination of such Mortgage
   Loan.

An interest shortfall may occur with respect to a Mortgage Loan as a result of a failure on the part of the Servicer, Master Servicer or Trustee to advance funds to cover delinquent payments of principal or interest on such Mortgage Loan, the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or the prepayment in full of such Mortgage Loan and the failure of the Servicer or, in certain cases, the Master Servicer to pay interest to month-end.

If so specified in the related Prospectus Supplement, the Senior Certificates of a Series will not bear any Realized Losses on the related Mortgage Loans until the Subordinated Certificates of such Series have borne realized losses up to a specified amount or loss limit or until the principal amount of the Subordinated Certificates has been reduced to zero, either through the allocation of Realized Losses, the priority of distributions or both. If so specified in the related Prospectus Supplement, interest shortfalls may result in a reallocation to the Senior Certificates of a Series of amounts otherwise distributable to the Subordinated Certificates of such Series.

MORTGAGE ASSETS

The Scheduled Principal Balance of the Mortgage Assets and the amount of any other assets included in the Trust for each Series of Certificates (including amounts held in any Pre-Funding Account for such Series) will equal or exceed the aggregate original principal balance of the Certificates of such Series.

"Scheduled Principal Balance" means, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance of such Mortgage Loan as of the Cut-Off Date, increased by the amount of negative amortization, if any, with respect thereto and reduced by (i) the principal portion of all scheduled monthly payments due on or before such date of determination, whether or not received, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the preceding Prepayment Period, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan on or before such date of determination.

"Cut-Off Date" means, with respect to any Series, the date specified in the related Prospectus Supplement after which payments on the Mortgage Assets included in the related Trust are for the account of the Certificateholders of such Series.

OPTIONAL TERMINATION

To the extent and under the circumstances specified in the Prospectus Supplement for a Series, the Certificates of such Series may be terminated at the option of the Depositor or such other party as may be specified in the related Prospectus Supplement for a purchase price calculated as specified in such Prospectus Supplement. Upon termination of the Certificates, at the option of the terminating party, (i) the related Trust may be terminated, thereby causing the sale of the remaining Mortgage Assets or (ii) such Certificates may be held or resold by the redeeming party. If so specified in the Prospectus Supplement for a Series, the right to redeem the Certificates of such Series will be conditioned upon the passage of a certain date specified in such Prospectus Supplement and/or Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of purchase aggregating less than a percentage, specified in such Prospectus Supplement, of the Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of the issuance of such Series of Certificates. Notice will be given to Certificateholders as provided in the related Agreement.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The prepayment experience on the Mortgage Assets will affect (i) the average life of each Class of Certificates issued by the related Trust and (ii) for Certificates purchased at a price other than par, the effective yield on such Certificates.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the Single Monthly Mortality ("SMM") prepayment model, the Constant Prepayment Rate ("CPR") model or the prepayment speed assumption ("PSA") model. The Prospectus Supplement for a Series may contain a table setting forth percentages of the original principal amount of each Class of Certificates of such Series to be outstanding after each of the dates shown in the table based on the prepayment assumption model. It is unlikely that the prepayment of the Mortgage Assets of any Trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including the age of the mortgage loans, the geographic distribution of the mortgaged premises, the payment terms of the mortgage loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the mortgaged premises are located, enforceability of "due-on-sale" clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans, the availability of mortgage funds, the use of second or home equity loans by borrowers, the availability of refinancing opportunities, the use of the mortgaged premises as second or vacation homes, the net equity of the borrowers in the mortgaged premises and, if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments. The prepayment rate may also be subject to seasonal variations.

The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans. Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans. In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

The Seller is not aware of any historical prepayment experience with respect to Canadian Mortgage Loans and, accordingly, prepayments thereon may or may not occur at the same rate or be affected by the same factors as United States mortgage loans.

Distributions on the Certificates of a Series on any Distribution Date generally will include interest accrued through a date specified in the related Prospectus Supplement that may precede such Distribution Date. Because interest generally will not be distributed to the Certificateholders of such Series until the Distribution Date, the effective yield to such Certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for such Certificates.

The yield to maturity of any Certificate will be affected by the rate of interest and, in the case of certificates purchased at a price other than par, timing of payments of principal on the Mortgage Loans. If the purchaser of a Certificate offered at a discount calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the actual yield to maturity will be lower than that so calculated.

If so specified in a related Prospectus Supplement, amounts received in respect of the Mortgage Assets representing excess interest may be applied in reduction of the principal balance of one or more specified Classes. The amount of excess interest required so to be applied may affect the weighted average life of the related Series of Certificates.

The timing of changes in the rate of prepayments on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments (including prepayments) on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities) will significantly affect the weighted average life and other characteristics of any Class of Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Certificates to their investment objectives.

Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to effect earlier retirement of the related Series of Certificates. See "The Trusts -- Repurchase of Converted Mortgage Loans" and " -- Repurchase of Delinquent Mortgage Loans" and "The Agreement -- Termination".

Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal at any time or over the lives of the Certificates.

                                  THE TRUSTS

ASSIGNMENT OF MORTGAGE ASSETS

Pursuant to the applicable Agreement, the Depositor will cause the Mortgage Assets and other assets to be included in the related Trust to be assigned and transferred to the Trustee together with all principal and interest paid on such Mortgage Assets from the date or dates specified in the related Prospectus Supplement. The Trustee will deliver to the order of the Depositor, in exchange for the Mortgage Assets so transferred, Certificates of the related Series in authorized denominations registered in such names as the Depositor may request representing the beneficial ownership interest in the related Trust. Each Mortgage Loan or Mortgage Backed Security included in a Trust will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the Scheduled Principal Balance of each Mortgage Loan or Mortgage Backed Securities as of the specified date and its interest rate, its original principal balance and certain other information.

In addition, the Depositor will take such steps as are necessary to have the Trustee become the registered owner of each Mortgage Loan (other than Canadian Mortgage Loans) or Mortgage Backed Security which is included in a Trust and to provide for all payments thereon after the specified date or dates to be made directly to the Trustee. Comparable arrangements with respect to Canadian Mortgage Loans will be addressed in the related Prospectus Supplement. As to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee the related Mortgage Note (other than Canadian Mortgage Loans, for which generally there is no Mortgage Note) endorsed to the order of the Trustee, evidence of recording of the related mortgage or deed of trust (a "Security Instrument"), an assignment of such Security Instrument in recordable form naming the related Servicer, the Trustee or a custodian acting on its behalf as assignee and certain other original documents evidencing or relating to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, within one year following the date of initial delivery for a Series (the "Closing Date"), the Depositor will cause the assignments of the Mortgage Loans to be recorded in the appropriate public office for real property records wherever necessary to protect the Trustee's interest in the Mortgage Loans. In lieu of recording the assignments of Mortgage Loans in a particular jurisdiction, the Depositor may deliver or cause to be delivered to the Trustee an opinion of counsel to the effect that such recording is not required to protect the right, title and interest of the Trustee in such Mortgage Loans. The original mortgage documents are to be held by the Trustee or a custodian acting on its behalf except to the extent released to the Servicer or the Master Servicer from time to time in connection with servicing the Mortgage Loans.

The Depositor will make certain customary representations and warranties in each Agreement with respect to each related Mortgage Asset. In addition, SMI or other Sellers of Mortgage Assets may make customary representations and warranties with respect to the Mortgage Assets in the sales agreement pursuant to which the Mortgage Assets are assigned and transferred to the Depositor. See "Origination of Mortgage Loans -- Representations and Warranties". The right of the Depositor to enforce such representations and warranties will be assigned to the Trustee under the related Agreement. If any representation or warranty is breached, and such breach adversely affects the interest of the Certificateholders, the Depositor or the Seller thereof will be required, subject to the terms imposed under the related Agreement or sales agreement, (i) to cure such breach, (ii) to substitute other Mortgage Assets for the affected Mortgage Assets or (iii) to repurchase the affected Mortgage Assets at a price generally equal to the unpaid principal balance of such Mortgage Assets, together with accrued and unpaid interest thereon at the related Mortgage Interest Rate. Neither the Depositor nor the Master Servicer will be obligated to substitute Mortgage Assets or to repurchase Mortgage Assets, and no assurance can be given that any Seller will perform its obligations with respect to Mortgage Assets.

The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates is initially offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement (the "Detailed Description").

THE MORTGAGE LOANS--GENERAL

The Mortgage Loans will be evidenced by promissory notes (each, a "Mortgage Note") (other than Canadian Mortgage Loans, for which generally there is no Mortgage Note) and will be secured by first, second or more junior liens on (i) the related real property or leasehold interest, together with improvements thereon, or (ii) with respect to Cooperative Loans, the shares issued by the related Cooperative (the "Mortgaged Premises").

The payment terms of the Mortgage Loans to be included in the Trust for any Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or any other features described in such Prospectus Supplement:

 . Interest may be payable at a fixed rate (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time on specified adjustment dates (each, an "Interest Adjustment Date") by adding a specified fixed percentage (the "Gross Margin") to a specified index (the "Index") (which sum may be rounded), that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). Changes to an Adjustable Rate may be subject to periodic limitations (a "Periodic Rate Cap"), maximum rate, a minimum rate or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the interest rate on the related Mortgage Note (the "Mortgage Interest Rate") for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the related Mortgaged Premises or another source or may be treated as accrued interest and added to the principal balance of the Mortgage Loan.

 . Principal may be payable on a level basis to amortize fully the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the Mortgage Loan or on an interest rate that is different from the related Mortgage Interest Rate or may not be amortized during all or a portion of such original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

 . Payments may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

 . Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a prepayment fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Premises. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

The Mortgaged Premises (and, with respect to Cooperative Loans, the buildings owned by Cooperatives) may be located in any state, territory or possession of the United States (including the District of Columbia or Puerto Rico) or Canada. The Mortgaged Premises generally will be covered by Standard Hazard Insurance Policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage Insurance Policies insuring against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement.

The Prospectus Supplement for each Series of Certificates will contain information with respect to the Mortgage Loans expected to be included in the related Trust. Such information may include:

 . the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement,

 . the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans,

 .  the types of Mortgaged Premises and/or other assets securing the Mortgage
   Loans,

 .  the original terms to maturity of the Mortgage Loans,

 . the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity,

 . the expected aggregate outstanding Principal Balance of Mortgage Loans having loan-to-value ratios at origination exceeding 80%,

 .  the expected Mortgage Interest Rates and the range of Mortgage Interest
   Rates,

 .  in the case of ARM Loans, the expected weighted average of the Adjustable
   Rates,

 . the expected aggregate outstanding Scheduled Principal Balance, if any, of Buy-Down Loans as of the date set forth in the Prospectus Supplement,

 . the expected aggregate outstanding principal balance, if any, of GPM Loans as of the date set forth in the Prospectus Supplement,

 .  the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance
   Policy or Bankruptcy Bond to be maintained with respect to the related Trust,

 . to the extent different from the amounts described herein, the amount of any Standard Hazard Insurance Policy required to be maintained with respect to each Mortgage Loan,

 . the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the Mortgage Loans and

 . the expected geographic location of the Mortgaged Premises (or, in the case of a Cooperative Loan, the building owned by the related Cooperative).

If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

"ARM Loans" means Mortgage Loans providing for periodic adjustments to the related Mortgage Interest Rate to equal the sum (which may be rounded) of a Gross Margin and an Index.

"Buy-Down Loans" means Mortgage Loans as to which funds have been provided (and deposited into an escrow account) to reduce the monthly payments of the borrowers during the early years of such Mortgage Loans.

"GPM Loans" means Mortgage Loans providing for monthly payments during the early years of such Mortgage Loans which are or may be less than the amount of interest due on such Mortgage Loans and as to which unpaid interest is added to the principal balance of such Mortgage Loans (resulting in negative amortization) and paid, together with interest thereon, in later years.

No assurance can be given that values of the Mortgaged Premises have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Premises) in the related Trust become equal to or greater than the value of such Mortgaged Premises, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

If specified in the Prospectus Supplement for a Series, the Mortgage Assets in the related Trust may include Mortgage Loans that are delinquent upon the issuance of the related Certificates. The inclusion of such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

CANADIAN MORTGAGE LOANS

Each Canadian Mortgage Loan will be made between the originator of the Canadian Mortgage Loan and the borrower, pursuant to a mortgage, charge, or similar instrument, which will provide that the rights and obligations of the borrower and the lender thereunder will be governed under applicable Canadian law. Title insurance is generally not provided in Canada and there will be no title insurance with respect to Canadian Mortgage Loans unless otherwise specified in the related Prospectus Supplement. The Canadian Mortgage Loans will generally have terms of five years or less unless otherwise specified in the related Prospectus Supplement.

SINGLE FAMILY LOANS

Single Family Loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties. The Mortgaged Premises which secure Single Family Loans will consist of detached or semi-detached one-to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Premises may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

COOPERATIVE LOANS

Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by such Cooperatives. A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the Cooperative, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

MULTI-FAMILY LOANS

Multi-Family Loans will consist of mortgage loans secured by liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by Cooperatives.

JUNIOR MORTGAGE LOANS

If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans secured by second or more junior liens on residential properties ("Junior Mortgage Loans"). Because the rights of a holder of a junior lien are subordinate to the rights of senior lienholders, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholders. In the event of a default by the related borrower, liquidation or other proceeds would be applied first to the payment of court costs and fees in connection with the foreclosure, second to unpaid real estate taxes, and third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the senior lienholders. The claims of the senior lienholders would be satisfied in full out of the proceeds of the liquidation of the Mortgaged Premises, if such proceeds are sufficient, before the Trust would receive any payments. If the proceeds from a foreclosure or similar sale of Mortgaged Premises on which the Trust holds a junior lien are insufficient to satisfy the senior lienholders in the aggregate, the Trust, as the holder of the junior lien, and the holders of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is obtained and (ii) the risk of loss if the deficiency judgment, if any, is not realized upon. In addition, deficiency judgments may not be available in certain jurisdictions.

Even if the Mortgaged Premises provide adequate security for the related Junior Mortgage Loan, substantial delays could be encountered in connection with the liquidation of such Junior Mortgage Loan, and corresponding delays in the receipt of related proceeds by the holders of the Certificates of the related Series could occur. An action to foreclose on Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In addition, in some states, an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of the related Mortgaged Premises. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

HOME IMPROVEMENT LOANS

The Home Improvement Loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property. To the extent set forth in the related Prospectus Supplement, Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable rate. To the extent a material portion of the Mortgage Assets included in a Trust consists of Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated.

HOME EQUITY LINES OF CREDIT

HELOCs will consist of home equity lines of credit or certain balances thereof secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The HELOCs may be subordinated to other mortgages on such properties.

As more fully described in the related Prospectus Supplement, interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the HELOCs may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each HELOC from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under HELOCs automatically will become part of the Trust for a Series. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the Trust and principal payments are applied to such balances, and such amounts usually will differ each day, as more specifically described in the Prospectus Supplement. Under certain circumstances more fully described in the related Prospectus Supplement, a borrower under a HELOC may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on such loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

The Mortgaged Premises relating to HELOCs will include one- to four-family residential properties, including condominium units and Cooperative dwellings, and mixed-use properties. Mixed-use properties will consist of one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. The Mortgaged Premises may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each one- to four-family dwelling unit will be located on land owned in fee simple by the borrower or, if so specified in the related Prospectus Supplement, on land leased by the borrower for a term of at least ten years greater than the term of the related HELOC. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively-owned apartment building.

The aggregate principal balance of HELOCs secured by Mortgaged Premises that are owner-occupied will be disclosed in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the HELOCs are secured by one-to four-family dwelling units that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the HELOC either that the underlying Mortgaged Premises will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Premises as a primary residence or (ii) a finding that the address of the underlying Mortgaged Premises is the borrower's mailing address as reflected in the Master Servicer's records. If so specified in the related Prospectus Supplement, the Mortgaged Premises may include non-owner occupied investment properties and vacation and second homes.

REPURCHASE OF CONVERTED MORTGAGE LOANS

Unless otherwise specified in the Prospectus Supplement for a Series, the Trust for such Series may include Mortgage Loans with respect to which the related Mortgage Interest Rate is convertible from an Adjustable Rate to a Fixed Rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in such Prospectus Supplement, the applicable Servicer (or other party specified in such Prospectus Supplement) may be obligated to repurchase from the Trust any Mortgage Loan with respect to which the related Mortgage Interest Rate has been converted from an Adjustable Rate to a Fixed Rate (a "Converted Mortgage Loan") at a purchase price equal to the unpaid principal balance of such Converted Mortgage Loan plus 30 days of interest thereon at the applicable Mortgage Interest Rate. If the applicable Servicer (other than a successor servicer) is not obligated to purchase Converted Mortgage Loans, the Master Servicer may be obligated to purchase such Converted Mortgage Loans to the extent provided in such Prospectus Supplement. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.

REPURCHASE OF DELINQUENT MORTGAGE LOANS

If so specified in the Prospectus Supplement for a Series, the Depositor may, but will not be obligated to, repurchase from the Trust any Mortgage Loan as to which the borrower is delinquent in payments by 90 days or more (a "Delinquent Mortgage Loan") at a purchase price equal to the greater of the unpaid principal balance of such Delinquent Mortgage Loan plus interest thereon at the applicable Mortgage Interest Rate from the date on which interest was last paid to the last day of the month in which such purchase price occurs or the fair market value of the Delinquent Mortgage Loan at the time of its purchase. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.

SUBSTITUTION OF MORTGAGE LOANS

If so specified in the Prospectus Supplement for a Series, the Depositor may deliver to the Trustee other Mortgage Loans in substitution for any one or more Mortgage Loans initially included in the Trust for such Series. In general, any substitute Mortgage Loan must, on the date of such substitution:

     (i) have an unpaid principal balance not greater than the unpaid principal balance of any deleted Mortgage Loan,

     (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the deleted Mortgage Loan,

     (iii) have a Net Rate that is not less than the Net Rate of the deleted Mortgage Loan,

     (iv) have a remaining term to maturity not later than one year prior to the "latest possible maturity date" specified in the Agreement,

     (v) have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the deleted Mortgage Loans as of such date (in each case, using the value at origination and after taking into account the payment due on such date), and
     (vi) comply with each applicable representation and warranty relating to the Mortgage Loans.

In general, no ARM Loan may be substituted unless the deleted Mortgage Loan is an ARM Loan, in which case the substituted Mortgage Loan must:

     (a) provide for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the deleted Mortgage Loan and a highest possible Net Rate that is not lower than the highest possible Net Rate for the deleted Mortgage Loan,

     (b) have a Gross Margin that is not less than the Gross Margin of the deleted Mortgage Loan,

     (c) have a Periodic Rate Cap equal to the Periodic Rate Cap on the deleted Mortgage Loan,

     (d) have a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the deleted Mortgage Loan or occurs not more than two months prior to or two months later than the next Interest Adjustment Date for the deleted Mortgage Loan,

     (e) does not have a permitted increase or decrease in the Monthly Payment less than the permitted increase or decrease applicable to the deleted Mortgage Loan,

     (f) not be a Mortgage Loan with respect to which the Mortgage Interest Rate may be converted from an Adjustable Rate to a Fixed Rate unless the Mortgage Interest Rate on the deleted Mortgage Loan may be so converted and

     (g) be secured by Mortgaged Premises located in the United States, unless the deleted Mortgage Loan was a Canadian Mortgage Loan, in which case the substitute Mortgage Loan may be a Canadian Mortgage Loan.

If more than one Mortgage Loan is substituted for a deleted Mortgage Asset, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Agreement.

MORTGAGE-BACKED SECURITIES

The Mortgage-Backed Securities may include (i) private (that is not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participation or pass-through certificates or other mortgage-backed securities or (representing either debt or equity) and (ii) Certificates insured or guaranteed by Fannie Mae, FHLMC or GNMA. Private Mortgage-Backed Securities will not include participations in previously issued mortgage-backed securities unless such securities (i) have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or (ii) were acquired in a bona fide secondary market transaction from someone other than an affiliate of the Depositor. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS Agreement (the "PMBS Agreement").

The related Prospectus Supplement for a series of Certificates that evidence interests in Mortgage-Backed Securities will specify:

     (i) the approximate aggregate principal amount and type of any Mortgage-Backed Securities to be included in the Trust,

     (ii) to the extent known to the Depositor, certain characteristics of the mortgage loans underlying the Mortgage-Backed Securities including

            (a) the payment features of such mortgage loans,

            (b) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

            (c) the servicing fee or range of servicing fees with respect to the underlying mortgage loans and

            (d) the minimum and maximum stated maturities of the underlying mortgage loans at origination,

     (iii) the maximum original term-to-stated maturity of the Mortgage-Backed Securities,

     (iv) the weighted average term-to-stated maturity of the Mortgage-Backed Securities,

     (v)    the pass-through or certificate rate of the Mortgage-Backed
            Securities,

     (vi) the weighted average pass-through or certificate rate of the Mortgage-Backed Securities,

     (vii)  the issuer, servicer and trustee of the Mortgage- Backed Securities,

     (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the Mortgage-Backed Securities or to the Mortgage-Backed Securities themselves,

     (ix) the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the Mortgage-Backed Securities and

     (x) the terms on which other mortgage loans may be substituted for those originally underlying the Mortgage-Backed Securities.


PRE-FUNDING ACCOUNT

If so specified in the related Prospectus Supplement, a Trust may enter into an agreement (each, a "Pre-Funding Agreement") with the Depositor under which the Depositor will transfer additional Mortgage Assets to such Trust following the Closing Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is used, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") upon receipt a portion of the proceeds received by the Trustee in connection with the sale of Certificates of the related Series. The additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding Account. Each Pre-Funding Agreement will specify a period during which any such transfer must occur. If all moneys originally deposited in such Pre-Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will not exceed three months from the date such Trust is established and the maximum deposit of Mortgage Loans to the Pre-Funding Account will not exceed thirty-five percent of the aggregate proceeds received from the sale of all Classes of Certificates of the related Series.

ASSET PROCEEDS ACCOUNT

All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account") established and maintained in trust on behalf of the holders of such Certificates. In general, reinvestment income, if any, on amounts in the Asset Proceeds Account will not accrue for the benefit of the holders of the Certificates of such Series.

If so specified in the Prospectus Supplement for a Series, payments on the Mortgage Loans included in the related Trust will be remitted to the Servicer Custodial Account or the Master Servicer Custodial Account and then to the Asset Proceeds Account for such Series, net of amounts required to pay servicing fees and any amounts that are to be included in any Reserve Fund or other fund or account for such Series. All payments received on Mortgage-

Backed Securities included in the Trust for a Series will be remitted to the Asset Proceeds Account. All or a portion of the amounts in such Asset Proceeds Account, together with reinvestment income thereon if payable to the Certificateholders, will be available, to the extent specified in the related Prospectus Supplement, for the payment of Trustee fees, certain and any other fees to be paid directly by the Trustee and to make distributions with respect to Certificates of such Series in accordance with the respective allocations set forth in the related Prospectus Supplement.

                              CREDIT ENHANCEMENT

GENERAL

If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. In addition, if so specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several Classes of Certificates, and if distributions with respect to principal equal to the aggregate principal balances of certain Classes of Certificates are distributed prior to such distributions to other Classes of Certificates, the Classes of Certificates which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. In certain cases, credit enhancement may be canceled or reduced if such cancellation or reduction would not adversely affect the rating of the related Certificates.

SUBORDINATION

If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other Classes of Certificates of such Series (the "Senior Certificates"). If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series may instead be payable to one or more Classes of Senior Certificates of such Series under the circumstances and to the extent specified in such Prospectus Supplement. If so specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect thereto will be borne first by Classes of Subordinated Certificates and thereafter by one or more Classes of Senior Certificates, under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise payable to the Subordinated Certificates that will be payable to the Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed a specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

If so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to the holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts established by the Trustee for specified periods or until the balance in any such reserve account has reached a specified amount and, following payments from such reserve account to the holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance of such reserve account to required levels. If so specified in the Prospectus Supplement, amounts on deposit in any such reserve account may be released to the Depositor or a Seller or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

If so specified in the related Prospectus Supplement, one or more Classes of Certificates may bear the risk of losses not covered by credit enhancement prior to other Classes of Certificates. Such subordination might be effected by reducing the principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

If so specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. If so specified in the Prospectus Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or losses and Subordinated Certificates with respect to other types of payments or losses.

Distributions may be allocated among Classes of Senior Certificates and Classes of Subordinated Certificates (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the Prospectus Supplement.

CERTIFICATE GUARANTY INSURANCE POLICIES

If so specified in the related Prospectus Supplement, one or more certificate guaranty insurance policies (each, a "Certificate Guaranty Insurance Policy") will be obtained and maintained for one or more Classes or Series of Certificates. The issuer of any such Certificate Guaranty Insurance Policy (the "Certificate Insurer") will be named in the related Prospectus Supplement. In general, Certificate Guaranty Insurance Policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Certificates are entitled under the related Agreement, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee for distribution by the Trustee to such holders.

The specific terms of any Certificate Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including, but not limited to, limitations on the obligation of the Certificate Insurer to guarantee any Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date. The Certificate Insurer may be subrogated to the rights of the holders of the related Certificates to receive distributions to which they are entitled, as well as certain other amounts specified in the related Prospectus Supplement, to the extent of any payments made by such Certificate Insurer under the related Certificate Guaranty Insurance Policy.

OVERCOLLATERALIZATION

If so specified in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in a Trust may exceed the original principal balance of the related Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive distributions, creating a limited acceleration of the payment of the principal of such Certificates relative to the amortization of the related Mortgage Assets by applying excess interest collected on the Mortgage Assets to distributions of principal on such Classes of Certificates. Such acceleration feature may continue for the life of the applicable Classes of Certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

CROSS SUPPORT

If so specified in the related Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other Trusts or asset groups. If so specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trusts or asset groups, without priority among such Trusts or asset groups, until the credit enhancement is exhausted. If applicable, such Prospectus Supplement will identify the Trusts or asset groups to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

MORTGAGE POOL INSURANCE POLICIES

If so specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") insuring, subject to their provisions and certain limitations, against defaults on the related Mortgage Loans will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Mortgage Pool Insurance Policy (the "Pool Insurer") will be named in the related Prospectus Supplement. A Mortgage Pool Insurance Policy for a Series will not be a blanket policy against loss because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described in the related Prospectus Supplement. A Mortgage Pool Insurance Policy generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

A Mortgage Pool Insurance Policy will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against Special Hazard Losses or losses sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower or persons involved in the origination thereof, (ii) failure to construct Mortgaged Premises in accordance with plans and specifications or (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the Pool Insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the representations and warranties of the Seller or Servicer and, in such event, subject to certain limitations, might give rise to an obligation on the part of the Seller or Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured. See "Origination of Mortgage Loans -- Representations and Warranties", see "Servicing of Mortgage Loans -- General" and " --Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans".

The original amount of coverage under any Mortgage Pool Insurance Policy assigned to the Trust for a Series will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises securing the defaulted Mortgage Loan. The market value of the Mortgaged Premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably have been anticipated at the time the original Mortgage Loan was made. If aggregate net claims paid under a Mortgage Pool Insurance Policy reach the original policy limit, any further losses may affect adversely distributions to holders of the Certificates of such Series. The original amount of coverage under a Mortgage Pool Insurance Policy assigned to the Trust for a Series may also be reduced or canceled to the extent each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series confirms that such reduction will not result in a lowering or withdrawal of such rating.

If so specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage (and the corresponding assignment of the Mortgage Pool Insurance Policy) to such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of any credit rating assigned, at the request of the Depositor, to the outstanding Certificates of such Series.

SPECIAL HAZARD INSURANCE POLICIES

If so specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") insuring, subject to their provisions and certain limitations, against certain losses not covered by Standard Hazard Insurance Policies will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Special Hazard Insurance Policy (the "Special Hazard Insurer") will be named in the related Prospectus Supplement. A Special Hazard Insurance Policy will, subject to the limitations described below, protect the holders of the Certificates of such Series from (i) loss by reason of damage to the Mortgaged Premises underlying defaulted Mortgage Loans caused by certain hazards

(including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows) not covered by the Standard Hazard Insurance Policies with respect to such Mortgage Loans and (ii) loss from partial damage to such Mortgaged Premises caused by reason of the application of the coinsurance clause contained in such Standard Hazard Insurance Policies. A Special Hazard Insurance Policy for a Series will not, however, cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection, normal wear and tear or certain other risks.

Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that, when there has been damage to the Mortgaged Premises securing a defaulted Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the borrower or the Servicer or the Master Servicer with respect to such Mortgage Loan, the Special Hazard Insurer will pay the lesser of (i) the cost of repair of such Mortgaged Premises or (ii) upon transfer of such Mortgaged Premises to it, the unpaid principal balance of such Mortgage Loan at the time of the acquisition of such Mortgaged Premises, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest), and certain expenses incurred in respect of such Mortgaged Premises. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Premises securing the defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the Special Hazard Insurer and (ii) the insured has acquired title to the Mortgaged Premises as a result of default by the borrower. If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Premises. Any amount paid as the cost of repair of the Mortgaged Premises will reduce coverage by such amount.

The terms of the Agreement with respect to a Series will require the Master Servicer to maintain the Special Hazard Insurance Policies for such Series in full force and effect throughout the term of such Agreement, subject to certain conditions contained therein, present claims thereunder on behalf of the Depositor, the Trustee and the holders of the Certificates of such Series for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "Servicing of Mortgage Loans". To the extent specified in the Prospectus Supplement for a Series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy.

If so specified in the related Prospectus Supplement, a Special Hazard Insurance Policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage (and the corresponding assignment of the Special Hazard Insurance Policy) to any other Series or such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of the credit rating assigned, at the request of the Depositor, to the outstanding Certificates of such Series.

BANKRUPTCY BONDS

If so specified in the related Prospectus Supplement, one or more mortgagor bankruptcy bonds (each, a "Bankruptcy Bond") covering certain losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Bankruptcy Bond will be named in the related Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. To the extent specified in the Prospectus Supplement for a Series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE FUNDS

If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the Depositor in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. In addition, if so specified in the related Prospectus Supplement, a Reserve Fund may be funded with all or a portion of the interest payments on the related Mortgage Assets not needed to make required distributions. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in such Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of such Trust or for such other purposes as may be specified in such Prospectus Supplement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the related Prospectus Supplement.

OTHER CREDIT ENHANCEMENT

If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain other assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements (i) for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) for the purpose of paying administrative expenses, (iii) for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets, (iv) for the purpose of guaranteeing timely distributions with respect to the Certificates or (v) for such other purposes as may be specified in such Prospectus Supplement. These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this Prospectus. Any such arrangement must be acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series.

                         ORIGINATION OF MORTGAGE LOANS

GENERAL

As set forth in the related Prospectus Supplement, each Mortgage Loan included in the Trust for a Series of Certificates will be originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority. In originating a Mortgage Loan, the Originator will follow either :

     a) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to Fannie Mae or FHLMC, or

     b) credit, appraisal and underwriting standards and guidelines approved by the Depositor.

The underwriting guidelines with respect to loan programs approved by the Depositor may be less stringent than those of Fannie Mae or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or FHLMC due to borrower credit characteristics that do not meet Fannie Mae or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or FHLMC underwriting guidelines.

The underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the Mortgaged Premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to Fannie Mae or FHLMC appraisal standards then in effect.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises (such as property taxes and insurance premiums) and
(ii) to meet other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective borrower's employer), which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

Under the limited documentation program or stated income program, greater emphasis is placed on the value and adequacy of the Mortgaged Premises as collateral rather than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification is therefore waived. Accordingly, the maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

REPRESENTATIONS AND WARRANTIES

The Depositor generally will acquire the Mortgage Loans from SMI. SMI will make certain customary representations and warranties with respect to the Mortgage Loans in the sales agreement by which SMI transfers its interest in the Mortgage Loans to the Depositor. SMI will represent and warrant, among other things, (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations, (ii) that each Primary Mortgage Insurance Policy is issued by the related mortgage insurer, (iii) that each note and Security Instrument has been executed and delivered by the borrower and the Security Instrument has been duly recorded where the Mortgage Premises are located in order to make effective lien on the related Mortgaged Premises and (iv) that upon foreclosure on the Mortgage Premises, the holders of the Mortgage Loan will be able to deliver good and merchantable title to such Mortgaged Premises. In general, SMI will submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, SMI is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second Mortgage Loans with a balance of less than $50,000 and Canadian Mortgage Loans, SMI will generally not obtain a mortgage title insurance policy.

If SMI breaches a representation or warranty made with respect to a Mortgage Loan or if any principal document executed by the borrower relating to a Mortgage Loan is found to be defective in any material respect and such breach or defect cannot be cured within the number of days specified in the Agreement, the Trustee may require SMI to purchase such Mortgage Loan from the related Trust upon deposit with the Trustee of funds equal to the then unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the related Mortgage Interest Rate through the end of the month in which the purchase occurs. In the event of a breach by SMI of a representation or warranty with respect to a Mortgage Loan or the delivery by SMI to the Trustee of a materially defective document with respect to a Mortgage Loan, SMI may under certain circumstances, in lieu of repurchasing such Mortgage Loan, substitute a Mortgage Loan having characteristics substantially similar to those of the defective Mortgage Loan. SMI's obligation to purchase a Mortgage Loan will not be guaranteed by the Depositor or any other party.

                          SERVICING OF MORTGAGE LOANS

Each Servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Depositor will review the credit of the Servicer and, if necessary for the approval of the Servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the Depositor will review the Servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the Servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the Depositor will not approve a Servicer unless either the Servicer or the sub-servicer, if any, (i) has serviced conventional mortgage loans for a minimum of two years, (ii) maintains a loan servicing portfolio of at least $300,000,000 and (iii) has tangible net worth (determined in accordance with generally accepted accounting principles) of at least $3,000,000. The Depositor will continue to monitor on a regular basis the credit and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, the sub-servicer, if any.

The duties to be performed by the Servicers with respect to the Mortgage Loans included in the Trust for each Series will include the calculation, collection and remittance of principal and interest payments on the Mortgage Loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers, under the applicable insurance policies with respect to such Series or from proceeds of the liquidation of such Mortgage Loans. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Depositor and the Trustee with respect to such Mortgage Loans. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer and (ii) certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. Certain servicing obligations of a Servicer may be delegated to an approved sub-servicer; provided, however, that the Servicer remains fully responsible and liable for all its obligations under the Servicing Agreement. The rights of the Depositor under each Servicing Agreement with respect to a Series will be assigned to the Trust for such Series.

PAYMENTS ON MORTGAGE LOANS

Each Servicing Agreement with respect to a Series will require the related Servicer to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Mortgage Loans serviced by such Servicer included in the Trust for such Series. To the extent deposits in each Custodial Account are required to be insured by the FDIC, if at any time the sums in any Custodial Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts (i) to a custodial account maintained by the Trustee or at a separate institution (the "Servicer Custodial Account") or (ii) to the Trustee or the Master Servicer for deposit in either the Asset Proceeds Account for such Series or a custodial account maintained by the Master Servicer (the "Master Servicer Custodial Account"). The amount on deposit in any Servicer Custodial Account, Asset Proceeds Account or Master Servicer Custodial Account will be invested in or collateralized as described herein.

Each Servicing Agreement with respect to a Series will require the related Servicer, not later than the day of the month specified in such Servicing Agreement (each, a "Remittance Date"), to remit to the Master Servicer Custodial Account (i) amounts representing scheduled installments of principal and interest on the Mortgage Loans included in the Trust for such Series received or advanced by the Servicer that were due during the related Due Period and (ii) principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds (including amounts paid in connection with the withdrawal from the related Trust of defective Mortgage Loans or the purchase from the related Trust of Converted Mortgage Loans) received during the Prepayment Period specified in such Servicing Agreement, with interest to the date of prepayment or liquidation (subject to certain limitations); provided, however, that each Servicer may deduct from such remittance all applicable servicing fees, certain insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Servicing

Agreement. On or before each Distribution Date, the Master Servicer will withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account those amounts available for distribution on such Distribution Date. In addition, there will be deposited in the Asset Proceeds Account for such Series any Advances of principal and interest made by the Master Servicer or the Trustee pursuant to the Agreement to the extent such amounts were not advanced by the Servicer.

Prior to each Distribution Date for a Series, the Master Servicer will furnish to the Trustee a statement setting forth certain information with respect to the Mortgage Loans included in the Trust for such Series.

ADVANCES

If so specified in the Prospectus Supplement for a Series, each Servicing Agreement with respect to such Series will provide that the related Servicer will be obligated to advance funds (each, an "Advance") to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Mortgage Loans, (i) delinquent payments of principal or interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable attorney's fees. The failure of a Servicer to make any required Advance under the related Servicing Agreement constitutes a default under such Servicing Agreement for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may, if so provided in the Agreement, be required to make Advances to the extent necessary to make required distributions on certain Certificates, provided that such party deems such amounts to be recoverable.

As specified in the related Prospectus Supplement, the advance obligation of the Master Servicer may be further limited to an amount specified in the Agreement that has been approved by each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series. Any required Advances by a Servicer, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial Account or Master Servicer Custodial Account or into the Asset Proceeds Account and will be due not later than the Distribution Date to which such delinquent payment relates. Amounts so advanced by a Servicer, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee, as the case may be, later proves to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Asset Proceeds Account prior to the distribution of payments to the Certificateholders.

Any Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions on the Certificates of such Series. Neither the Servicer or the Master Servicer will insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust for any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances will be recoverable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced.

COLLECTION AND OTHER SERVICING PROCEDURES

Each Servicing Agreement with respect to a Series will require the related Servicer to make reasonable efforts to collect all payments required under the Mortgage Loans included in the related Trust and, consistent with such Servicing Agreement and the applicable insurance policies with respect to each Mortgage Loan, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for Fannie Mae.

The Mortgage Note or Security Instrument used in originating a Mortgage Loan may contain a "due-on-sale" clause. See "Certain Legal Aspects of Mortgage Loans -- "Due-On-Sale" Clauses". The Servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any Mortgage Note or Security Instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which Mortgaged Premises have been or are about to be conveyed by the borrower and the "due-on-sale" clause has not been enforced or the related Mortgage Note is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Premises have been or are about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Primary Mortgage Insurance Policies or if otherwise required by law. If the Servicer enters into an assumption agreement in connection with the conveyance of any such Mortgaged Premises, the Servicer will release the original borrower from liability upon the Mortgage Loan and substitute the new borrower as obligor thereon. In no event may an assumption agreement permit a decrease in the Mortgage Interest Rate or an increase in the term of a Mortgage Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.

PRIMARY MORTGAGE INSURANCE POLICIES

Each conventional Mortgage Loan that has an original loan-to-value ratio of greater than 80% will, to the extent specified in the related Prospectus Supplement, be covered by a primary mortgage insurance policy (a "Primary Mortgage Insurance Policy") remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of the original fair market value of the related Mortgaged Premises or, with the consent of the Master Servicer and the mortgage insurer, after the related policy has been in effect for more than two years if the loan-to-value ratio with respect to such Mortgage Loan has declined to 80% or less based upon the current fair market value of such Mortgaged Premises. Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies to the extent specified in the related Prospectus Supplement.

If so specified in the Prospectus Supplement for a Series, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan included in the related Trust (the "Mortgage Insurance Loss") will consist of the insured portion of the unpaid principal balance of the covered Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or are in any way related to the related Mortgaged Premises, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Premises and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums. If so specified in the Prospectus Supplement for a Series, the mortgage insurer will be required to pay to the insured either
(i) the Mortgage Insurance Loss or (ii) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, thereafter, scheduled payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred and (B) the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the Mortgaged Premises securing such Mortgage Loan will be deducted from any claim payment.

STANDARD HAZARD INSURANCE POLICIES

Each Servicing Agreement with respect to a Series will require the related Servicer to cause to be maintained a Standard Hazard Insurance Policy covering each Mortgaged Premises securing each Mortgage Loan covered by such Servicing Agreement. Each Standard Hazard Insurance Policy is required to cover an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) 100% of the replacement value of the improvements on the related Mortgaged Premises. All amounts collected by the Servicer or the Master Servicer under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Premises and other amounts necessary to reimburse the Servicer or the Master Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer or the Master Servicer) will be deposited to the applicable Custodial Account maintained with respect to such Mortgage Loan or the Asset Proceeds Account.
See " -- Payments on Mortgage Loans".

Primary Mortgage Insurance on a Canadian Mortgage Loan may be issued by a private corporation or a government-owned corporation.

The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the Standard Hazard Insurance Policies will be underwritten by different insurers and will cover Mortgaged Premises located in different states, such policies will not contain identical terms and conditions. The basic terms thereof, however, generally will be determined by state law and generally will be similar. Standard Hazard Insurance Policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If Mortgaged Premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable Servicing Agreement will require that the Servicer or the Master Servicer, as the case may be, cause to be maintained flood insurance with respect to such Mortgaged Premises. The Depositor may acquire one or more Special Hazard Insurance Policies covering certain of the uninsured risks described above. See "Credit Enhancement --Special Hazard Insurance Policies".

The Standard Hazard Insurance Policies covering Mortgaged Premises securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Premises in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

A Servicer may satisfy its obligation to provide a Standard Hazard Insurance Policy with respect to the Mortgage Loans it services by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of such Mortgage Loans, to the extent that (i) such policy names the Servicer as loss payee and (ii) such policy provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a Standard Hazard Insurance Policy covering the related Mortgage Loan, then the Servicer will remit to the Master Servicer from the Servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a Standard Hazard Insurance Policy covering such Mortgage Loan.

Any losses incurred with respect to Mortgage Loans included in the Trust for a Series due to uninsured risks (including earthquakes, landslides, mudflows and floods) or insufficient insurance proceeds may reduce the value of the assets included in the Trust for such Series to the extent such losses are not covered by a Special Hazard Insurance Policy for such Series and could affect distributions to holders of the Certificates of such Series.

Hazard insurance on the properties securing Canadian Mortgage Loans will generally be provided by insurers located in Canada. The Seller may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance in Canada as it is able to obtain with respect to companies based in the United States. The ability of such insurers to pay claims also may be affected by, among other things, adverse political and economic developments in the future.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

The Master Servicer or Trustee may be required to maintain with respect to a Series one or more Mortgage Pool Insurance Policies, Special Hazard Insurance Policies or Bankruptcy Bonds in full force and effect throughout the term of the related Trust, subject to payment of the applicable premiums. The terms of any such policy or bond and any requirements in connection therewith applicable to any Servicer or Master Servicer will be described in the related Prospectus Supplement. If any such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer or Trustee will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage (or a lesser amount if each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series confirms that such lesser amount will not impair the rating on such Certificates) of such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond. If, however, the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for such terminated policy or bond or such replacement policy or other credit enhancement may be secured at such increased cost, so long as such increase in cost will not adversely affect amounts available to make payments of principal or interest on the Certificates.

If any Mortgaged Premises securing a defaulted Mortgage Loan included in the Trust for a Series is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or any Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Premises to the condition necessary to permit recovery under the related Mortgage Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged Premises unless it determines that such expenses will be recoverable to it through insurance proceeds or liquidation proceeds. Each Servicing Agreement and the Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the related Trust and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans or losses on the Mortgaged Premises securing the Mortgage Loans.

If recovery under any applicable insurance policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practices and procedures to realize upon such defaulted Mortgage Loan. The Servicer or the Master Servicer will sell the Mortgaged Premises pursuant to foreclosure, or a trustee's sale or, in the event a deficiency judgment is available against the borrower or another person, proceed to seek recovery of the deficiency against the appropriate person. In certain Canadian provinces, it is not possible to obtain a deficiency judgment. To the extent that the proceeds of any such liquidation proceeding are less than the unpaid principal balance of the defaulted Mortgage Loan, there will be a reduction in the value of the assets of the Trust for the related Series such that holders of the Certificates of such Series may not receive distributions of principal and
interest on such Certificates in full.   See "Certain Legal Aspects of Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders".

MODIFICATION OF MORTGAGE LOANS

With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, may affect the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans.

As a condition to any modification or forbearance related to any Mortgage Loan, the Servicer and, if required, the Master Servicer, are required to determine, in their reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such Mortgage Loan on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the borrower to perform on the Mortgage Loan, the general condition of the Mortgaged Premises and the likely proceeds from the foreclosure and liquidation of the Mortgaged Premises.

The Servicers will not exercise any discretion with respect to changes in any of the terms of any Mortgage Loan (including, but not limited to, the Mortgage Interest Rate and whether the term of the Mortgage Loan is extended for a further period and the specific provisions applicable to such extension) or the disposition of delinquent or defaulted mortgage loans or mortgage loans that are secured by mortgaged premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO Properties") without the consent of the Master Servicer.

EVIDENCE AS TO SERVICING COMPLIANCE

Within 120 days after the end of each of its fiscal years, each Servicer must provide the Master Servicer or the Trustee with a copy of its audited financial statements for such year and a statement from the firm of independent public accountants that prepared such financial statements to the effect that, in preparing such statements, it reviewed the results of the Servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during such fiscal year and the steps that have been taken to correct such failure.

The Master Servicer or the Trustee will review, on an annual basis, the performance of each Servicer under the related Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under such Servicing Agreement.

EVENTS OF DEFAULT AND REMEDIES

If so specified in the Prospectus Supplement for a Series, events of default under the Servicing Agreement in respect of such Series will consist of (i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one business day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any of its other covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice of such failure to the Servicer by the Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

The Master Servicer will have the right pursuant to each Servicing Agreement to terminate the related Servicer upon the occurrence of an event of default under such Servicing Agreement. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer or the Trustee) (subject to written confirmation by each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series that such appointment will not adversely effect the ratings then in effect on the Certificates). Any successor servicer, including the Master Servicer, will be entitled to compensation arrangements similar to those provided to the Servicer.

MASTER SERVICER DUTIES

If so specified in the Prospectus Supplement for a Series, the Master Servicer will;

     (i) administer and supervise the performance by each Servicer of its duties and responsibilities under the related Servicing Agreement,

     (ii) maintain any insurance policies (other than property specific insurance policies) providing coverage for losses on the Mortgage Loans for such Series,

     (iii) calculate amounts payable to Certificateholders on each Distribution Date,

     (iv) prepare periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters,

     (v)   prepare federal and state tax and information returns and

     (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended.

In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer to enforce the provisions of the related Servicing Agreement, to monitor each Servicer's servicing activities, to reconcile the results of such monitoring with information provided by the Servicer and to make corrective adjustments to records of the Servicer and the Master Servicer, as appropriate. The Master Servicer may engage various independent contractors to perform certain of its responsibilities; provided, however, that the Master Servicer remains fully responsible and liable for all its obligations under each Agreement (other than those specifically undertaken by a Special Servicer).

The Master Servicer will be entitled to a monthly master servicing fee applicable to each Mortgage Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of such Mortgage Loan.

The Master Servicer may terminate a Servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related Servicing Agreement. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligation to act as a Servicer following the termination of a Servicer will not require the Master Servicer to (i) purchase Mortgage Loans from a Trust due to a breach by the Servicer of a representation or warranty under the related Servicing Agreement, (ii) purchase from the Trust any Converted Mortgage Loan or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent advance obligation under the related Agreement. The Master Servicer for a Series may resign from its obligations and duties under the Agreement with respect to such Series, but no such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties. If specified in the Prospectus Supplement for a Series, the Depositor may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.

SPECIAL SERVICING AGREEMENT

The Master Servicer may appoint a special servicer (the "Special Servicer") to undertake certain responsibilities of the Servicer with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities; provided, however, that the Special Servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan or related REO Properties as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Mortgage Loan or related REO Properties, or (iii) a performance fee applicable to each liquidated Mortgage Loan based upon the related liquidation proceeds.

                                 THE AGREEMENT

The following summaries describe the material provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to the related Prospectus Supplement and the Agreement with respect to such Series. The material provisions of a specific Agreement will be further described in the related Prospectus Supplement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

THE TRUSTEE

The Trustee under each Agreement will be named in the related Prospectus Supplement. The Trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The Trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Depositor or the Master Servicer, either the Depositor or the Master Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor will also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of outstanding Certificates of the related Series entitled to at least 51% (or such other percentage as may be specified in the related Prospectus Supplement) of the voting rights of such Series. Certificate Insurers may obtain the right to exercise all voting rights of holders of Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

ADMINISTRATION OF ACCOUNTS

Funds deposited in or remitted to the Asset Proceeds Account, any Reserve Fund or any other funds or accounts for a Series are to be invested by the Trustee, as directed by the Depositor, in certain eligible investments ("Permitted Investments"), which may include:

     (i) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States,

     (ii) within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to such Series,

     (iii) commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to such Series,

     (iv) demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of such depository institution or trust company (or the senior debt obligations or commercial paper of the parent company of such depository institution or trust company) are then rated in the rating category required to support the then applicable rating assigned to such Series,

     (v) demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation (the "FDIC"),

     (vi) guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series at the time of issuance of such Series and

     (vii) certain repurchase agreements with respect to United States government securities.

Permitted Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Asset Proceeds Account, Reserve Fund and other funds or accounts for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of the Certificates of such Series. Any income, gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series. In general, reinvestment income from Permitted Investments will not accrue for the benefit of the Certificateholders of such Series. If a reinvestment agreement is obtained with respect to a Series, the related Agreement will require the Trustee to invest funds deposited in the Asset Proceeds Account and any Reserve Fund or other fund or account for such Series pursuant to the terms of the reinvestment agreement.

REPORTS TO CERTIFICATEHOLDERS

Concurrently with each distribution on the Certificates of any Series, there will be mailed to the holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things: (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class of Certificates; (ii) the aggregate amount of such distribution allocable to interest, separately identifying the amount allocable to each Class of Certificates; (iii) the aggregate principal balance of each Class of Certificates after giving effect to distributions on the related Distribution Date; (iv) if applicable, the amount otherwise distributable to any Class of Certificates that was distributed to any other Class of Certificates; (v) if any Class of Certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related Mortgage Assets; and information regarding the levels of delinquencies and losses on the Mortgage Loans. Customary information deemed necessary for Certificateholders to prepare their tax returns will be furnished annually.

EVENTS OF DEFAULT AND REMEDIES

If so specified in the Prospectus Supplement for a Series, events of default under the related Agreement will consist of:

     (i) any default in the performance or breach of any covenant or warranty of the Master Servicer under such Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer by the Trustee or by the holders of Certificates entitled to at least 25% of the aggregate voting rights,

     (ii) any failure by the Master Servicer to make required Advances with respect to delinquent Mortgage Loans in the related Trust,

     (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer, if any, and

     (iv) certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default by the Master Servicer under an Agreement remains unremedied, the Trustee may, and, at the direction of the holders of outstanding Certificates of a Series entitled to at least 51% of the voting rights, the Trustee will, terminate all the rights and obligations of the Master Servicer under the related Agreement, except that the holders of Certificates may not direct the Trustee to terminate the Master Servicer for its failure to make Advances. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is prohibited by law from obligating itself to make Advances regarding delinquent Mortgage Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable to act as successor Master Servicer, the Trustee may appoint or, if the holders of Certificates of a Series entitled to at least 51% of the voting rights of such Series (or a Certificate Insurer entitled to exercise the voting rights of the holders of Certificates) so request in writing, the Trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Agreement.

The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the Certificates of the related Series unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

The Agreement generally may be amended by the parties thereto with the consent of the holders of outstanding Certificates of the related Series entitled to at least 66% of the voting rights of such Series. Nevertheless, no amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

     (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in
           (i) without the consent of the Holders of Certificates of such Class evidencing 66% of the voting rights of such class, or

     (iii) reduce the aforesaid percentage of Certificateholders required to consent to any such amendment unless each holder of a Certificate consents.

A Certificate Insurer may obtain the right to exercise all voting rights of the holders of Certificates. The Agreement may also be amended by the parties thereto without the consent of Certificateholders for the purpose of, among other things:

     (i)   curing any ambiguity,

     (ii) correcting or supplementing any provisions thereof which may be inconsistent with any other provision thereof,

     (iii) modifying, eliminating or adding to any of the provisions of the Agreement to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust under the Code at all times that any Certificates are outstanding or

     (iv) making any other provision with respect to matters or questions arising under the Agreement or matters arising with respect to the Trust which are not covered by the Agreement and which shall not be inconsistent with the provisions of the Agreement, provided in each case that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Certificates.

TERMINATION

Each Agreement and the respective obligations and responsibilities created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be paid to them pursuant to such related Agreement following
(i) to the extent specified in the related Prospectus Supplement, the purchase of all the Mortgage Assets in such related Trust and all Mortgaged Premises acquired in respect thereof or (ii) the later of the final payment or other liquidation of the last Mortgage Asset remaining in the Trust or the disposition of all Mortgaged Premises acquired in respect thereof. See "Description of the Certificates -- Optional Termination". In no event, however, will any Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons described in the related Agreement. Written notice of termination of the Agreement will be given to each

Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates of the related Series at the corporate trust office of the Trustee or its agent.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated.

THE MORTGAGE LOANS

SINGLE FAMILY LOANS, MULTI-FAMILY LOANS, CONVENTIONAL HOME IMPROVEMENT LOANS, TITLE I LOANS AND HELOCS. The Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Premises is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner (similar to the mortgagor); the beneficiary, who is the lender (similar to a mortgagee); and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

COOPERATIVE LOANS. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage or make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the Cooperative shares.

CANADIAN MORTGAGE LOANS. If specified in the related Prospectus Supplement, the Mortgage Loans may include Canadian Mortgage Loans. See "The Trusts -- Canadian Mortgage Loans" for a description of the collateral for the Canadian Mortgage Loans.

FORECLOSURE

SINGLE FAMILY LOANS, MULTI-FAMILY LOANS, CONVENTIONAL HOME IMPROVEMENT LOANS, TITLE I LOANS AND HELOCS. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Premises. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the Mortgaged Premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. See " --Junior Mortgage Loans; Rights of Senior Mortgagees".

A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the Mortgaged Premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Premises at the foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the Mortgage Note, accrued and unpaid interest thereon and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the Mortgaged Premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the Mortgaged Premises. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Premises may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. See "Servicing of Mortgage Loans -- Primary Mortgage Insurance Policies," " -- Standard Hazard Insurance Policies" and "Credit Enhancement -- Special Hazard Insurance Policies". Mortgaged Premises that are acquired through foreclosure must be sold by the Trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. See "Certain Federal Income Tax Consequences". Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before such non-judicial sale takes place.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders".

FORECLOSURE ON CANADIAN MORTGAGE LOANS. In certain Canadian provinces, lenders are not required to sell the Mortgaged Premises securing Canadian Mortgage Loans by means of a judicial proceeding but rather may exercise self-help remedies with respect to the related Mortgaged Premises, provided that the applicable prior notice has been given to the borrower. The judicial proceedings and self-help remedies available to lenders in connection with the enforcement of Canadian Mortgage Loans will be described in the related Prospectus Supplement.

JUNIOR MORTGAGE LOANS; RIGHTS OF SENIOR MORTGAGEES

Some of the Mortgage Loans included in a Trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust. The rights of the Trustee (and therefore the Certificateholders) as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any Standard Hazard Insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a Standard Hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

A common form of mortgage or deed of trust used by institutional lenders typically contains a "future advance" clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a "credit limit" amount stated in the recorded mortgage.

Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

RIGHT OF REDEMPTION

In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the Mortgaged Premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Premises while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances Servicers will not seek deficiency judgments against defaulting borrowers.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Single Family Loans and Cooperative Loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related states and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations incurred prior to the commencement of military service and (iii) may have the maturity of such obligations incurred prior to the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. The benefits of (i), (ii), or (iii) above are subject to challenge by creditors, however, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in the Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. If so specified in the Prospectus Supplement for a Series, any shortfalls in interest collections on Mortgage Loans included in the Trust for such Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

ENVIRONMENTAL CONSIDERATIONS

Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties, including federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials ("Adverse Environmental Conditions") under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. The U.S. Environmental Protection Agency (the "EPA") has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991) which provides that EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, EPA and the Department of Justice have adopted a policy not to proceed against lenders which are acting primarily to protect a security interest at the inception of loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against lenders and Government Entities that Acquire Property Involuntarily

(September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to certain limitations and conditions. Many state or local laws, regulations or ordinances may also require owners or operators of property (which may include a lender in certain circumstances) to incur Cleanup Costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property. It is possible that Cleanup Costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Premises securing a Mortgage Loan becomes the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states or localities by statute or ordinance impose a lien for any Cleanup Costs incurred by such state or locality on the property that is the subject of such Cleanup Costs (a "Superlien"). Some Superliens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the Superlien would take priority over the security interest of the Trustee in a Mortgaged Premises in the jurisdiction in question.

It is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Premises was conducted and no representations or warranties are made by the Depositor or the Seller to the Trustee or Certificateholders as to the absence or effect of Adverse Environmental Conditions on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of Adverse Environmental Conditions on any Mortgaged Premises or any casualty resulting from the presence or effect of Adverse Environmental Conditions, and any loss or liability resulting from the presence or effect of such Adverse Environmental Conditions will reduce the amounts otherwise available to pay to the holders of the Certificates.

If so specified in the Prospectus Supplement for a Series, the Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer or the Trustee. The Master Servicer or the Trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer or the Trustee is required to inquire of any Servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgaged Premises, the amounts otherwise available to pay the holders of the Certificates may be reduced. A Servicer will not be liable to the holders of the Certificates if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. In addition, a Servicer will not be liable to the holders of the Certificates if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

"DUE-ON-SALE" CLAUSES

The forms of Mortgage Note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the Mortgaged Premises. The Garn-St. Germain Depository Institutions Act of 1982 (the "Act") preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans include conventional Mortgage Loans) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.

By virtue of the Act, a mortgage lender generally may accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the Mortgaged Premises. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

     (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

     (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the Mortgaged Premises, in each case where the transferee(s) will occupy the Mortgaged Premises,

     (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the Mortgaged Premises,

     (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Premises (provided that such lien or encumbrance is not created pursuant to a contract for deed),

     (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety and

     (vi) other transfers as set forth in the Act and the regulations thereunder.

As a result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. See "Maturity, Prepayment and Yield Considerations".

ENFORCEABILITY OF CERTAIN PROVISIONS

The forms of Mortgage Note, mortgage and deed of trust used by the Servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will generally be retained by the related Servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the Mortgaged Premises or the borrower executing a second mortgage or deed of trust affecting the Mortgaged Premises. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

TEXAS HOME EQUITY LOANS

Generally, any "cash-out" refinance transaction or other non-purchase money transaction (except rate/term refinances and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide certain disclosure requirements, caps on allowable fees, required loan closing procedures, restrictions on land parcel size, and other restrictions. Failure, inadvertent or otherwise, by the loan originator to comply with any requirement of the Texas Home Equity Laws may create an opportunity for the borrower to argue that the Mortgage Loan is unenforceable and/or the lien on the Mortgaged Premises is invalid. Because the Texas Home Equity Laws, which first became effective on January 1, 1998, did not grant authority to any government agency to promulgate interpretive regulations, definitive authority for determining compliance is not available to the same extent as for federal and state mortgage laws and regulations. Any Mortgage Loan subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, which may result in delay and increased losses in connection with foreclosures. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Premises to be invalid, or require the originating lender or the holder of the Mortgage Note to forfeit some or all principal and interest of the related Mortgage Loan. In addition. The Texas Home Equity Laws may be voided in their entirety, possibly affecting the validity of any existing liens originated pursuant to the Texas Home Equity Laws, if it is determined that federal law preempts any portion of the Texas Home Equity Laws. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

                                 THE DEPOSITOR

Saxon Asset Securities Company was incorporated in Virginia on May 6, 1996, as a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage"). Dominion Mortgage is a wholly owned subsidiary of Dominion Capital, Inc., a Virginia corporation ("Dominion Capital"). Dominion Capital is a wholly owned subsidiary of Dominion Resources, Inc., a Virginia corporation ("Dominion Resources"). None of Dominion Resources, Dominion Capital, Dominion Mortgage or the Depositor has guaranteed, or is otherwise obligated with respect to, the Certificates of any Series. The principal executive offices of the Depositor are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the Depositor is (804) 967-7400. The Depositor was formed solely for the purpose of facilitating the financing and sale of Mortgage Assets and certain other assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, Mortgage Assets and certain other assets and taking certain action with respect thereto. The Depositor's Articles of Incorporation limit the Depositor's business to the foregoing and place certain other restrictions on the Depositor's activities.

                                USE OF PROCEEDS

Substantially all the net proceeds from the sale of the Certificates of each Series will be applied by the Depositor to purchase the Mortgage Assets assigned to the Trust underlying such Series and to fund any Pre-Funding Account.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the following general types of Certificates: (i) Certificates ("REMIC Certificates") representing interests in all or a portion of a Trust ("REMIC Mortgage Pool") for which an election is made to treat it as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G (the "REMIC Provisions"), (ii) Certificates ("FASIT Certificates") representing interests in all or a portion of a Trust ("FASIT Mortgage Pool") for which an election is made to treat it as a financial asset securitization trust ("FASIT") under Code
Section 860L, (iii) Certificates ("Trust Certificates") representing interests in a Trust for which neither of such elections is made, (iv) Certificates ("Partnership Interests") issued under arrangements treated as partnership interests for federal income tax purposes and (v) Certificates ("Debt Certificates") issued under arrangements treated for federal income tax purposes as debt. The discussion is based upon the advice of Arter & Hadden, llp, special counsel to the Depositor. Arter & Hadden llp has delivered to the Depositor their opinion, which addresses issues identified below as being covered thereby and states that the discussion of federal income tax issues in this section accurately sets forth their views on those issues. The discussion reflects the applicable provisions of:

     (i)   the Internal Revenue Code of 1986, as amended (the "Code");

     (ii) the final regulations on REMICs (the "REMIC Regulations") promulgated on December 23, 1992;

     (iii) the final regulations under Sections 1271 through 1273 and 1275 of the Code (the "OID Regulations") concerning debt instruments promulgated on January 21, 1994;

     (iv) the final regulations concerning debt instruments providing for contingent payments (the "Contingent Payment Regulations") promulgated on June 11, 1 996;

     (v) the final mark-to-market regulations under Section 475 (the "Mark-To-Market regulations") promulgated December 31, 1996;

     (vi) the regulations concerning withholding for foreign persons (the "Withholding Regulations") published on October 6, 1997, for application to payments after December 31, 1999; and

     (vii) the regulations concerning amortization of premium (the "Premium Regulations") effective for debt instruments acquired after March 2, 1998.

The discussion does not, however, purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. In addition, the authorities on which the discussion is based are subject to change or differing interpretation, and any change or differing interpretation could be applied retroactively. In some instances where the Treasury Department has not adopted regulations implementing provisions of the Code, the discussion cites the views expressed in the Conference Committee Report (the "Committee Report") to the Tax Reform Act of 1986 which enacted the Code. The discussion does not address the state or local tax consequences of the purchase, ownership and disposition of Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC CERTIFICATES

With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Arter & Hadden, llp, special counsel for the Depositor, will deliver their opinion generally to the effect that, assuming that:

     (i)   a REMIC election is timely made in the required form,

     (ii) there is ongoing compliance with all provisions of the related Agreement and

     (iii) certain representations set forth in the Agreement are true,

such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interest. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate".

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In such event, the entity may be subject to taxation as a separate corporation, and the Certificates issued by the entity may not be accorded the status described below under "-- Status of REMIC Certificates". In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Among the ongoing requirements to qualify for REMIC treatment is that substantially all the assets of the REMIC Mortgage Pool (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments".

A "Qualified Mortgage" means:

     (i) any obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property (including for this purpose any obligation secured by stock held by a person as a tenant stockholder in a cooperative housing corporation) and which is transferred to the REMIC on the Closing Date in exchange for REMIC Certificates or is purchased within three months of the Closing Date,

     (ii)  any qualified replacement mortgage,

     (iii) any regular interest in another REMIC transferred to the REMIC on the Closing Date in exchange for REMIC Certificates or

     (iv) beginning on September 1, 1997, certain regular interests in a financial asset securitization investment trust.

Any property acquired as a result of a foreclosure or deed in lieu with respect to a Qualified Mortgage ("foreclosure property") is required generally to be disposed of within two years. The REMIC Regulations treat an obligation secured by a manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location as an obligation secured by real property without regard to the treatment of the obligation or the property under state law.

TAXATION OF REMIC REGULAR CERTIFICATES. Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Certificateholders will receive reports annually (or more frequently if required) with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "-- Reporting and Other Administrative Matters of REMICs".

Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. The OID Regulations do not apply to debt instruments subject to Code Section 1272(a)(6).

Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations should provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. In reporting original issue discount a Prepayment Assumption consistent with this standard will be used. Nevertheless, the Depositor does not make any representation that prepayment will in fact be made at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price". Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates will be the price at which a substantial amount thereof are first sold to the public (excluding bond houses and brokers). The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest".

If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the Closing Date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludable from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some of or all this pre-issuance accrued interest may be treated as a separate asset (and hence is not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either:

     (i) a single fixed rate that appropriately takes into account the length of the interval between payments or

     (ii) a cur rent value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate").

A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Such a rate remains qualified even though it is multiplied by

     (i)       a fixed, positive multiple greater than 0.65 but not exceeding
               1.35,

     (ii)      increased or decreased by a fixed rate, or

     (iii)     both (i) and (ii).

Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of one another. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

An "objective rate" is a rate determined using a single fixed formula and based on objective financial information or economic information (excluding a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party). A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate, such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points.

Under the foregoing rules, some of the payments of interest on a REMIC Regular Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. REMIC Regular Certificates other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but, if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some of or all the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payments. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such securities will be unconditionally payable and constitute qualified stated interest, not original issue discount. Nevertheless, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in their stated redemption prices at maturity and taxed as original issue discount. Any stated interest in excess of qualified stated interest is included in the stated redemption price at maturity.

Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the number of complete years to its weighted average maturity. For this purpose, the weighted average maturity is computed as the sum of the products of each payment (other than a payment of qualified stated interest) multiplied by a fraction the numerator of which is the number of complete years from the issue date until such payment is made and the denominator of which is the stated redemption price at maturity. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of stated principal balance over the issue price is less than such de minimis amount.

The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "-- Market Discount" and "-- Premium".

Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess of (i) the sum of (A) the present value of all the distributions remaining to be made on the REMIC Regular Certificate, as of the end of the accrual period that are included in the stated redemption price at maturity and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in clause (i)(A) of the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the Closing Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the Closing Date and the first Distribution Date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

The qualified stated interest payable with respect to REMIC Regular Certificates which are certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting them into fixed rate debt instruments. REMIC Regular Certificates required to be so treated generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions described above).

There is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to REMIC Regular Certificates bearing interest at one or more variable rates. In the absence of other authority, the provisions of the OID Regulations governing variable rate debt instruments will be used as a guide in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. A REMIC Regular Certificate bearing interest at a Single Variable Rate will take into account for each accrual period an amount corresponding to the sum of (i) the qualified stated interest accruing on the outstanding principal balance of the REMIC Regular Certificate (as the stated interest rate for that Certificate varies from time to time) and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same principal balance and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the applicable qualified floating rate or qualified inverse floating rate in the case of a REMIC Regular Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a REMIC Regular Certificate providing for an objective rate other than a qualified inverse floating rate, in each case as of the Closing Date. Holders of REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for a qualified floating rate or qualified inverse floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), and (b) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the REMIC Regular Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

In the case of a REMIC Regular Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rate provided by the Certificate and must be such that the fair market value of the REMIC Regular Certificate as of the Closing Date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

The provisions of the OID Regulations applicable to variable rate debt instruments may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the Contingent Debt Regulations. The application of the Contingent Payment Regulations to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. If Certificates with variable rates are subject to the Contingent Payment Regulations, the related Prospectus Supplement will include additional information about their application.

MARKET DISCOUNT. The purchaser of a REMIC Regular Certificate at a market discount, that is at a purchase price less than the stated redemption price at maturity (or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under "REMIC Certificates -- Original Issue Discount")), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income.

A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. Such election, if made, will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If such an election is made, the Certificateholder is deemed to have made an election to include on a current basis market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. A taxpayer may not revoke an election to accrue interest, discount and premium on a constant yield method without the consent of the IRS.

Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if it is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting the de minimis rule with respect to original issue discount, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same principle will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to de minimis original issue discount. See "REMIC Certificates -- Original Issue Discount". Such treatment would result in de minimis market discount being included in income at a slower rate than market discount would be required to be included using the method described in the preceding paragraph.

The Treasury Department is authorized to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments the principal of which is payable in more than one installment. Nevertheless, no such regulations have been issued. Until regulations are issued, certain rules described in the Committee Report might apply. Under those rules, the holder of a REMIC Regular Certificate purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount should be used in calculating the accrual of market discount. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. Because regulations have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

A Certificateholder generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods less market discount previously reported as ordinary income as distributions in reduction of the stated redemption price at maturity were received. See "-- Sales of REMIC Certificates" below. A Certificateholder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest expense deferral rule described above will not apply.

PREMIUM. A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that apply to accrual of market discount on installment obligations also apply in amortizing premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

The Premium Regulations describe the constant yield method under which premium is amortized and provide that the resulting offset to interest income may be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise its option in a manner that maximizes the Certificateholder's yield. The Premium Regulations do not apply to debt instruments subject to Code Section 1272(a)(6). Nevertheless, if a Certificateholder elects to amortize premium for the taxable year containing the effective date of March 2, 1998, the Premium Regulations will apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year.

TREATMENT OF SUBORDINATED CERTIFICATES. REMIC Regular Certificates may include one or more Classes of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could exceed the amount of cash distributed to such Certificateholder in that period.

Although not entirely clear, it appears that: (a) a holder who holds a Subordinated Regular REMIC Certificate in the course of a trade or business or a corporate holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of its partial or complete worthlessness and (b) a noncorporate holder who does not hold a Subordinated Regular REMIC Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of its complete worthlessness. Special rules are applicable to banks and thrift institutions. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

STATUS OF REMIC CERTIFICATES. REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual . . . interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and any amount includible in gross income with respect to the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(5)(C) or, as provided in the Committee Report, as "real estate assets" as defined in Code
Section 856(c)(5)(B)) and as "interest on obligations secured by mortgages on real property or on interests in real property", respectively. See, in this regard, "Trust Certificates -- Characterization of Investments in Trust Certificates -- Buydown Mortgage Loans," below. Moreover, if 95% or more of the assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. The investment of amounts in any reserve fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Qualified Mortgages held pending distribution are considered part of the Qualified Mortgages for purposes of Code
Section 856(c)(5)(B); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should be denied. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

For purposes of characterizing an investment in REMIC Certificates, a contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C).

TIERED REMIC STRUCTURES. For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Arter & Hadden llp, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions. Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code Section 856(c)(5)(A), and assets described in Code Section 7701(a)(19)(C), and whether the income on such Certificates is "interest" described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

TAXATION OF REMLC RESIDUAL CERTIFICATES. An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Taxable income from Residual Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if Qualified Mortgages are acquired by a REMIC at a discount, then the Residual Owner may recognize original issue discount as income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Qualified Mortgages while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount.

The tax treatment of any payments received by a Residual Owner in connection with the acquisition of such Certificate is unclear. Such payments may be taken into account in determining the income of such holder. Alternatively, a holder may take another position. Because of the uncertainty concerning the treatment of such payments, Residual Owners should consult their tax advisers concerning the treatment of such payments for income tax purposes.

TAXABLE INCOME OR NET LOSS OF THE REMIC MORTGAGE POOL. The taxable income or net loss of the REMIC Mortgage Pool reflects a netting of income from the Qualified Mortgages, any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter is determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. First, a deduction is allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Qualified Mortgage's adjusted issue price (as determined under "-- REMIC Certificates -- Market Discount", and "--Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the fair market value of the Mortgage Loans will be treated as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the value of such retained interests will be estimated in order to determine the fair market value of the Qualified Mortgages for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "-- Prohibited Transactions and Other Possible REMIC Taxes") is taken into account. Fourth, the REMIC Mortgage Pool generally may deduct only items that would be allowed in calculating the taxable income of a partnership by virtue of Code
Section 703(a)(2). Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 does not apply at the REMIC Mortgage Pool level to investment expenses such as trustee fees or the servicing fees paid to the Master Servicer or sub-servicers, if any. See, however, "-- Pass-Through of Servicing Fees". If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

BASIS RULES AND DISTRIBUTIONS. A Residual Owner will not include any distribution by a REMIC Mortgage Pool in gross income to the extent it is less than the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. See "-- Sales of REMIC Certificates". The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used to offset income from the REMIC Residual Certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool used to determine taxable income or net loss includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates at the Closing Date, not the unpaid principal balances of the REMIC Mortgage Pool.

EXCESS INCLUSIONS. "Excess inclusions" with respect to a REMIC Residual Certificate are subject to special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that the Residual Owner held such REMIC Residual Certificate. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate (a) if it is publicly offered is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold, or (b) if it is not public offered, is its fair market value on the pricing date when the prices of the REMIC Regular Certificates are fixed.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "--Foreign Investors in REMIC Certificates".

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than excess inclusions and may not be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates are disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents: (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates will be subject to certain restrictions under the terms of the related Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

TAX-EXEMPT INVESTORS. Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "-- Excess Inclusions".

Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations". Under provisions of the Agreement, such organizations generally are prohibited from owning Residual Certificates. See "-- Sales of REMIC Certificates".

REAL ESTATE INVESTMENT TRUSTS. If the applicable Prospectus Supplement so provides, a REMIC Mortgage Pool may hold Qualified Mortgages bearing interest based wholly or partially on mortgagor profits, mortgaged property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code Sections 856(f) and 856(j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

MARK-TO-MARKET RULES. Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Mark-to-Market Regulations provide that a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-- Basis Rules and Distributions". Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "-- Market Discount" and "-- Premium" and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Code currently provides for a top marginal tax rate of 39.6% for individuals with a maximum marginal tax rate for long-term capital gains of individuals at 28% (lower rates may apply depending on the holding period of the capital asset). There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate AFR in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction or
(ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701 (i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

Transfers of a REMIC Residual Certificate to certain "disqualified organizations" are subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

PASS-THROUGH OF SERVICING FEES. In general, Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Consequently, expenses of the REMIC Mortgage Pool to service providers, such as servicing compensation of the Master Servicer and the Servicers, will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. In the case of a "single-class REMIC" (as described below), however, such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Regular Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) are permitted to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts.

A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Master Servicer intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Qualified Mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a Qualified Mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Qualified Mortgages for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the Closing Date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

TERMINATION OF A REMIC MORTGAGE POOL. In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Asset remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS. Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates which are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

For purposes of the administrative provisions of the Code, REMIC Mortgage Pools are treated as partnerships and the holders of Residual Certificates are treated as partners. One of the Holders of the Residual Interest will be the "tax matters person" with respect to the REMIC Mortgage Pool in all respects and will file federal income tax information returns on behalf of the related REMIC Mortgage Pool.

The tax matters person will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC Mortgage Pool and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the person serving as the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Distribution of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

FOREIGN INVESTORS IN REMIC CERTIFICATES. Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

"U.S. Person" means a citizen or resident of the United States, a corporation, partnership (or other entity treated or classified as a corporation or partnership) for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States persons have authority to control all substantial decisions of the trust.

Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. It is unclear, however, whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC Mortgage Pool, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC Mortgage Pool would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the Residual Owner. Nevertheless, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by Non-U.S. Persons, the provisions of the REMIC Regulations, relating to the transfer of residual interests to Non-U.S. Persons may be read to imply that withholding with respect to excess inclusion income is to be determined by reference to the amount of the excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by Non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "REMIC Certificates -- Excess Inclusions".

Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are Non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a Non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a Non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

The Withholding Regulations may affect the United States taxation of foreign investors in REMIC Certificates. The Withholding Regulations are generally proposed to be effective for payments after December 31, 1999, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. The Withholding Regulations provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above and would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The Withholding Regulations also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

FASIT CERTIFICATES

General. With respect to a particular series of Certificates, an election may be made to treat the trust or one or more trusts or segregated pools of assets therein as one or more FASITs within the meaning of Code Section 860L. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. A Trust or a portion or portions thereof as to which one or more FASIT elections will be made will be referred to as a "FASIT Pool." For purposes of this discussion, Certificates of a series as to which one or more FASIT elections are made are referred to as "FASIT Certificates" and will consist of one or more classes of "FASIT Regular Certificates" and one "Ownership Interest Security" in the case of each FASIT Pool. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Certificates. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Certificates.

Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each Series of FASIT Certificates, Special Counsel has advised the Depositor that in their opinion (unless otherwise limited in the related Prospectus Supplement), assuming (i) the making of an appropriate election, (ii) compliance with all provisions of the related Agreement and (iii) compliance with the applicable provisions of the law, including any amendments to the Code or applicable Treasury regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the FASIT Regular Certificates will be considered to be "regular interests" in the FASIT Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Ownership Interest Security will be considered to be the "ownership interest" in the FASIT Pool, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections with respect to the related Trust will be made and will also cover any material federal income tax consequences applicable to the holders of FASIT Certificates.

Status of FASIT Regular Certificates. FASIT Regular Certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Certificates will be considered Qualifying REIT Interest to the same extent that REMIC Certificates would be so considered. FASIT Regular Certificates held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that

REMIC Certificates would be so considered. See "-- REMIC Certificates -- Status as REMIC Certificates." In addition, FASIT Regular Certificates held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Certificates will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

Qualification as a FASIT. On order for the FASIT Pool to qualify as a FASIT, there must be ongoing compliance on the part of the FASIT Pool with the requirements set forth in the Code. The FASIT Pool will qualify under the Code as a FASIT in which the FASIT Regular Certificates and the Ownership Interest Security will constitute the "regular interests" and the "ownership interest," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT Pool's assets and (b) the nature of the Holders' interests in the FASIT Pool are met on a continuing basis and (iii) the FASIT Pool is not a regulated company as defined in Code Section 851(a).

Asset Composition. In order for a FASIT Pool to be eligible for FASIT status, substantially all of the assets of the FASIT Pool must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate), (iii) foreclosure property,
(iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the Ownership Interest Security or by any person related to such Holder.

Interests in a FASIT. In addition to the FASIT Qualification Test, the interests in a FASIT also must meet certain requirements. All the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held directly by a fully taxable domestic corporation. A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest,
(ii) it has a stated maturity (including options to renew) no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable federal rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "-- REMIC Certificates -- Taxation of Regular Certificates -- Variable Rate Regular Certificates."

If a FASIT Certificate fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Certificate fails to meet the requirements of clause (vi), but the interest payable on the FASIT Certificate consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Certificate, the Certificate also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on the use of losses to offset income derived from such interest. See "-- FASIT Certificates -- Tax Treatment of FASIT Regular Certificates -- Treatment of High-Yield Interests."

Consequences of Disqualification. If a FASIT Pool fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular Certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

Tax Treatment of FASIT Regular Certificates. Payments received by Holders of FASIT Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Certificates. As in the case of Holders of REMIC Regular Certificates, Holders of FASIT Regular Certificates must report income from such Certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Certificate generally will be treated as ordinary income to the Holder and a principal payment on such Certificate will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. Holders of FASIT Regular Certificates issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Certificates in the same manner described for REMIC Regular Certificates. See "-- REMIC Certificates --Taxation of Regular Certificates -- Market Discount," and "--Premium."

If a FASIT Regular Certificate is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the same manner as that described for REMIC Regular Certificates. See "-- REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." In addition, if a FASIT Regular Certificate becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the Holder of such Certificate should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

Treatment of High-Yield Interests. High-Yield Interests are subject to taxation as FASIT Regular Interests. In addition, High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Certificate with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Certificate and that have the same features as High-Yield Interests.

Tax Treatment of Ownership Interest Security. A FASIT is not subject to taxation. An Ownership Interest Security represents the residual equity interest in a FASIT. As such, the Holder of an Ownership Interest Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the Holder of an Ownership Interest Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of an Ownership Interest Security is treated as ordinary income. In determining that taxable income, the Holder of an Ownership Interest Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the Holder of Ownership Interest Certificates are subject to the same limitations on its ability to use losses to offset income from its FASIT Security as are the Holders of High-Yield Interests. See "-- FASIT Certificates -- Treatment of High-Yield Interests."

Rules similar to the wash sale rules applicable to REMIC Residual Certificates also will apply to Ownership Interest Certificates. Accordingly, losses on dispositions of an Ownership Interest Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other Ownership Interest Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool that is economically comparable to an Ownership Interest Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related Ownership Interest Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

The Holder of an Ownership Interest Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any FASIT Pool for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

Backup Withholding, Reporting and Tax Administration. Holders of FASIT Certificates will be subject to backup withholding to the same extent as Holders of REMIC Certificates. See "-- REMIC Certificates -- Backup Withholding." For purposes of reporting and tax administration, Holders of FASIT Certificates generally will be treated in the same manner as Holders of REMIC Certificates.

TRUST CERTIFICATES

CLASSIFICATION OF TRUST CERTIFICATES. With respect to each series of Trust Certificates for which no REMIC or FASIT election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC Provisions and the FASIT Provisions), Arter & Hadden llp, special counsel to the Depositor, will deliver their opinion (unless otherwise limited by the related Prospectus Supplement) generally to the effect that the arrangements pursuant to which the related Trust will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I, of subchapter J of the Code.

A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the net rate on the related Mortgage Assets) is referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust (net of normal servicing fees) is referred to as a "Trust Interest Certificate".

CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES.

Trust Fractional Certificates. In the case of Trust Fractional Certificates, Arter & Hadden llp, special counsel to the Depositor, will deliver their opinion that, in general (and subject to the discussion below under "--Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) Trust Fractional Certificates held by a real estate investment trust will represent "real estate assets" within the meaning of Code
Section 856(c)(5)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(5)(B); and
(iii) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Code Section 860G (a)(3)(A)(i) and (ii) or Section 860G(a)(4)(B) will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4).

Trust Interest Certificates. Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701
(a) (19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and (2) a real estate investment trust which owns a Trust Interest Certificate will be considered to own "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). . Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

Buydown Mortgage Loans. The assets of certain Trusts may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trusts that include Buydown Mortgage Loans.

Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made. Section 1.593-11(d)(2) of the Treasury Regulations suggests that this latter treatment may be available, and Revenue Ruling 81-203, 1981-2 C.B. 137 may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A). Section 1.856-5
(c)(1)(i) of the Treasury Regulations specifies that, if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

TAXATION OF TRUST FRACTIONAL CERTIFICATES. Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the assets in a Trust. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Assets and received directly its share of the payments on such Mortgage Assets. Because those interests may represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Assets and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Assets. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Assets and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Assets but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Assets should read the material under "-- Application of Stripped Bond Rules," "-- Market Discount and Premium" and "-- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Asset" means a Mortgage Asset having a Retained Yield (as that term is defined below) or a Mortgage Asset included in a Trust having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Assets.

Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Assets should read the material under "-- Treatment of Unstripped Certificates", "-- Market Discount and Premium", and "-- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. Nevertheless, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Assets, essentially equivalent to that portion of interest payable with respect to each Mortgage Asset that is retained ("Retained Yield"). If such a view were sustained with respect to a particular Trust, such purchasers would be subject to the rules set forth under "-- Application of Stripped Bond Rules" rather than those under "--Treatment of Unstripped Certificates". The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Assets; nevertheless, prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

Application of Stripped Bond Rules. Each Trust will consist of an interest in each of the Mortgage Assets relating thereto, exclusive of the Retained Yield, if any. With respect to each Series of Certificates Arter & Hadden llp, special counsel to the Depositor, will deliver their opinion (unless otherwise limited by the related Prospectus Supplement) generally to the effect that any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the owner thereof in a portion of each interest payment on the underlying Mortgage Assets. The sale of the Trust Certificates associated with any Trust for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Assets (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Asset and some of or all the interest payable thereon. As a consequence, each Stripped Mortgage Asset will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Assets as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Assets, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Certificates -- Original Issue Discount". The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders such Certificates will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Assets and the amount of original issue discount on such Certificates will be determined accordingly. See "-- Aggregate Reporting".

Under Treasury regulations, original issue discount determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "-- REMIC Certificates -- Original Issue Discount". Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Asset will be treated as market discount if the rate of interest on the Stripped Mortgage Asset, including a reasonable servicing fee, is no more than one percentage point less than the unstripped rate of interest. See "-- Market Discount and Premium". The foregoing de minimis and market discount rules will be applied on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan-by-loan basis. The loan-by-loan information required for such application of those rules may not be available. See "-- Aggregate Reporting".

Subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Assets at that time.

Variable Rate Certificates. There is considerable uncertainty concerning the application of the OID Regulations to Mortgage Assets bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders Stripped Mortgage Assets bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) will be treated as subject to the provisions of the OID Regulations governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "-- REMIC Certificates -- Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, such rate as of Closing Date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to a variable rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

The provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Assets, or to Stripped Certificates representing interests in such Mortgage Assets. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a loan-by-loan basis (or on the basis of the rights to individual payments) taking account of an allocation of the investor's basis in the Certificates among the interests in the various Mortgage Assets represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

Treatment of Unstripped Certificates. Mortgage Assets in a Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage assets ("Unstripped Mortgage Assets") will be treated as wholly owned by the Trust Fractional Certificateholders of the stated Trust. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "-- REMIC Certificates -- Original Issue Discount") from Unstripped Mortgage Assets as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Assets as it accrues or is received by the Trustee, whichever is earlier.

Code Sections 1272 through 1275 provide generally for the inclusion of original issue discount in income on the basis of a constant yield to maturity. Nevertheless, the application of the OID Regulations to mortgage loans is unclear in certain respects. The OID Regulations provide a de minimis rule for determining whether certain self-amortizing installment obligations are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the term of the mortgage loan, or because of the use of an index that does not vary in a manner approved in the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "-- REMIC Certificates -- Original Issue Discount" and "-- Application of Stripped Bond Rules" and "-- Variable Rate Certificates".

A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Assets will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Asset. That allocable share is reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Asset exceeds its "adjusted issue price," by an amount equal to the product of (i) the daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Asset on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Asset at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day reduced by the aggregate amount of payments made (other than payments of qualified stated interest) during such accrual period prior to such day.

Market Discount and Premium. In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Asset is less than its allocable share of the "adjusted issue price" of such Mortgage Asset. See "-- Treatment of Unstripped Certificates" and "-- Application of Stripped Bond Rules". Thus, with respect to such Mortgage Assets, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Assets at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a loan-by-loan basis and is irrevocable. In addition, the description of the market discount rules under "REMIC Certificates -- Market Discount" and "-- Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Assets (on the basis of its relative fair market value). In general, the portion of any premium allocated to Unstripped Mortgage Assets can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

The application of the Stripped Bond Rules to Stripped Mortgage Assets will generally cause any premium allocable to Stripped Mortgage Assets to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization
of premium would be allowed.   See "REMIC Certificates -- Market Discount" and
"-- Premium" for a discussion of the application of the Premium Regulations.

Allocation of Purchase Price. As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Assets will be required to allocate the purchase price therefor to the undivided interest it acquires in each of the Mortgage Assets, in proportion to the respective fair market values of the portions of such Mortgage Assets included in the Trust at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Assets, where the interests in the Mortgage Assets represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Asset, provided the Mortgage Assets are not so diverse as to evoke differing prepayment expectations. Nevertheless, if there is any significant variation in interest rates among the Mortgage Assets, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

TAXATION OF TRUST INTEREST CERTIFICATES. With respect to each Series of Certificates Arter & Hadden llp, special counsel to the Depositor, will deliver their opinion (unless otherwise limited by the related Prospectus Supplement) generally to the effect that each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Portion ") of each of the Mortgage Assets in the related Trust. Accordingly, and subject to the discussion below, each Trust Interest Certificateholder is treated as owning its allocable share of the Interest Portion from the Mortgage Assets, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the related Trust at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Portion from the Mortgage Assets, received directly its share of the amounts received with respect to the Mortgage Assets and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Asset but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

A Trust Interest Certificate will consist of an undivided interest in the Interest Portion of each of the Mortgage Assets in the related Trust. With respect to each Series of Certificates, a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Portion of each of the Mortgage Assets (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Asset. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Portion under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate. The Stripped Bond Rules generally require a holder of stripped bonds or coupon portions to accrue and report income therefrom daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "-- REMIC Certificates -- Original Issue Discount". The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the Mortgage Assets.

Alternatively, IRS may require Trust Interest Certificateholders to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. Each Trust Interest Certificate will be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above under "REMIC Certificates -- Original Issue Discount" apply; however, there is no authority permitting Trust Interest Certificateholders to take into account the Prepayment Assumption in computing original issue discount accruals. See "-- Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is however, unclear, and it is possible that Certificateholders may be required to compute original issue discount either on a loan-by-loan basis or on a payment-by-payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a loan-by-loan basis. It may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

Because the treatment of the Trust Interest Certificates under current law and the potential application of the Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

PREPAYMENTS. The proper treatment of interests, such as the Trust Fractional Certificates and the Trust Interest Certificates, in debt instruments that are subject to prepayment is unclear. The rules of Section 1272(a)(6) described above require original issue discount to be taken into account on the basis of a constant yield to assumed maturity and actual prepayments to any pool of debt instruments the payments on which may be accelerated by reason of prepayments. The manner of determining the prepayment assumption is to be determined under Treasury regulations, but no regulations have been issued. Trust Fractional Certificateholders and Trust Interest

Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the Trust Interest Certificates, as to the possible application of the Contingent Debt Regulations.

SALES OF TRUST CERTIFICATES. If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount previously included in income and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Certificates -- Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that Code Section 582(c) applies to such gain or loss.

TRUST REPORTING. Each holder of a Trust Fractional Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year, each holder of a Trust Certificate who was such a holder at any time during such year, will be furnished with information regarding the amount of servicing compensation and such other customary factual information necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

BACK-UP WITHHOLDING. In general, the rules described in "REMIC Certificates -- Back-up Withholding" will also apply to Trust Certificates.

FOREIGN CERTIFICATEHOLDERS. Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or a United States estate or trust, will not generally be subject to United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section 957) related to, each of the issuers of the Mortgage Assets and (ii) provides required certification as to its non-United States status under penalty of perjury. Any withholding tax that does apply may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

See further the discussion of the Withholding Regulations, under "REMIC Certificates--Foreign Investors in REMIC Certificates".

CERTIFICATES CLASSIFIED AS PARTNERSHIP INTERESTS

Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related Certificates will characterized, for federal income tax purposes, as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to Certificates classified as Partnership Interests, Arter & Hadden llp, special counsel to the Depositor, will deliver their opinion (unless otherwise limited in the related Prospectus Supplement) generally to the effect that the arrangement pursuant to which such Certificates are issued will be characterized as a partnership and not as an association taxable as a corporation for federal income tax purposes.

DEBT CERTIFICATES

GENERAL. Debt Certificates may be treated, for federal income tax purposes, either as (i) non-recourse debt of the Depositor secured by the related Mortgage Assets, in which case the related Trust will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust will constitute a partnership for federal income tax purposes, in either case without reliance on the REMIC Provisions or the FASIT Provisions. Arter & Hadden llp, special counsel to the Depositor, will deliver their opinion (unless otherwise limited by the related Prospectus Supplement) generally to the effect that, for federal income tax purposes, assuming compliance with all the provisions of the related Agreement, (i) the Debt Certificates will be characterized as debt issued by, and not equity in, the related Trust and (ii) the related Trust will not be characterized as an association (or publicly traded partnership within the meaning of Code Section 7704) taxable as a corporation or as a taxable mortgage pool within the meaning of Code Section 7701(i). Because, however, different criteria are used to determine the accounting treatment of the issuance of Debt Certificates, the Depositor may treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the related Mortgage Assets to the related Trust and not as the issuance of debt obligations. In that regard, it should be noted that the IRS has issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate. Assuming that Debt Certificates will be treated as indebtedness for federal income tax purposes, holders of Debt Certificates, using their method of tax accounting, will follow the federal income tax treatment hereinafter described.

ORIGINAL ISSUE DISCOUNT. It is likely that the Debt Certificates will be treated as having been issued with "original issue discount" within the meaning of Code Section 1273(a) because interest payments on the Debt Certificates may, in the event of certain shortfalls, be deferred for periods exceeding one year. As a result, interest payments may not be considered "qualified stated interest" payments.

In general, a holder of a Debt Certificate having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Certificate will be computed generally as described under "-- REMIC Certificates -- Original Issue Discount". The Depositor intends to report any information required with respect to the Debt Certificates based on the OID Regulations.

MARKET DISCOUNT. A purchaser of a Debt Certificate may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Certificate issued with original issue discount, the adjusted issue price) of the Debt Certificate exceeds the purchaser's basis in a Debt Certificate. The holder of a Debt Certificate that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Certificate are received. The amount of market discount on a Debt Certificate will be computed generally as described under "-- REMIC Certificates -- Market Discount".

PREMIUM. A Debt Certificate purchased at a cost greater than its stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Certificate who holds a Debt Certificate as a "capital asset" within the meaning of Code Section 1221 may elect under Code Section 171 to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Certificate acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Certificates. The treatment of premium incurred upon the purchase of a Debt Certificate will be determined generally as described above under "-- REMIC Certificates -- Premium".

SALE OR EXCHANGE OF DEBT CERTIFICATES. If a holder of a Debt Certificate sells or exchanges a Debt Certificate, such holder will recognize gain or loss equal to the difference, if any, between the amount received and such holder's adjusted basis in the Debt Certificate. The adjusted basis in the Debt Certificate generally will equal its initial cost, increased by any original issue discount or market discount with respect to the Debt Certificate previously included in such holder's gross income and reduced by the payments previously received on the Debt Certificate, other than payments of qualified stated interest, and by any amortized premium.

In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Certificate recognized by an investor who holds the Debt Certificate as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long term or short term depending on whether the Debt Certificate has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Debt Certificates.

BACKUP WITHHOLDING. Holders of Debt Certificates will be subject to backup withholding rules identical to those applicable to REMIC Regular Certificates. See "-- REMIC Certificates -- Backup Withholding" with respect to REMIC Certificates.

TAX TREATMENT OF FOREIGN INVESTORS. Holders of Debt Certificates who are foreign investors will be subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. See "-- REMIC Certificates -- Foreign Investors in REMIC Certificates".

For federal income tax purposes, (i) Debt Certificates held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Debt Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) interest on Debt Certificates held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iv) Debt Certificates held be a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (v) Debt Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

TAXATION OF CERTIFICATES CLASSIFIED AS PARTNERSHIP INTERESTS

Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Certificates characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such Series of Partnership Interests, Arter & Hadden llp, special counsel to the Depositor, will deliver their opinion (unless otherwise limited by the related Prospectus Supplement) generally to the effect that the Trust will be characterized as a partnership and not an association taxable as a corporation or taxable mortgage pool for federal income tax purposes. The related Prospectus Supplement will also cover any material federal income tax consequences applicable to the Owners.

                      STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described herein, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT Mortgage Pool or Non-REMIC or Non-FASIT Trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool or Trust Fund formed in, owning mortgages or property in, or having servicing activity performed in a state. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of an investment in the Certificates.

                      CANADIAN INCOME TAX CONSIDERATIONS

With respect to Canadian Mortgage Loans, interest payments may be subject to Canadian withholding tax as described in the relates Prospectus Supplement. Potential investors should consult their own tax and legal advisors with respect to the consequences of ownership of the Certificates and the receipt of income related to Canadian Mortgage Loans.

                             ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on employee benefit plans within the meaning of Section 3(3) of ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested). ERISA also imposes certain duties on those persons who are fiduciaries with respect to employee benefit plans that are subject to ERISA. Investments by employee benefit plans covered by ERISA are subject to the general fiduciary requirements of ERISA, including the requirement of investment prudence and diversification, and the requirement that the employee benefit plan's investments be made in accordance with the documents governing the employee benefit plan.

In addition, employee benefit plans subject to ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested), and individual retirement accounts and annuities or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" under ERISA and "disqualified persons" under the Code). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon disqualified persons by Section 4975 of the Code (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA). The Depositor, the Credit Enhancer, the Underwriters and the Trustee, and certain of their affiliates, might be considered parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless an exemption is available. The United States Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity interest" investment could be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Assets and any other assets of a Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary responsibility standards of ERISA, and transactions occurring between the Depositor, the Servicer, the Credit Enhancer, the Underwriters and the Trustee, or any of their affiliates, might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Assets are discussed below.

DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates". A "mortgage pool" is defined as an investment pool which is held in trust and which consists solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided fractional interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans, less any fees retained by the pool sponsor.

For the exemption to apply, PTCE 83-1 requires that (i) the Depositor and the Trustee maintain a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the covered pooled mortgage loans and 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to and retained by the Depositor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust.

In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Servicer, the Credit Enhancer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules transactions in connection with the servicing and operation of the Trust, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors before they purchase Certificates.

In the case of any Plan with respect to which the Depositor, the Servicer, the Credit Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by the Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Servicer, the Credit Enhancer or the Trustee.

Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTCE 83-1 which may be applicable to the Certificates.

One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including, but not limited to, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. Nevertheless, even if the conditions specified in PTCE 83-1 or one or more of these other exemptions are met, the scope of the relief provided might not cover all acts which might be construed as prohibited transactions.

Certain Classes of Certificates may not be offered for sale or be transferable to Plans. The Prospectus Supplement for each Series will indicate which Classes of Certificates are subject to restrictions on transfer to Plans.

Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                           LEGAL INVESTMENT MATTERS

If so specified in the Prospectus Supplement for a Series, the Certificates of such Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States (including the District of Columbia or Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991, cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates of a Series.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

If specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such Classes of Certificates.

All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, which, among other things, prohibits depository institutions from investing in certain "high-risk mortgage securities" (possibly including certain Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any Certificates. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates of a Series.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any Book-Entry Certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Prospective investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

The Depositor may sell the Certificates offered hereby and by the related Prospectus Supplement either directly or through one or more underwriters or underwriting syndicates (the "Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class of such Series, including the name or names of the Underwriters, the proceeds to and their use by the Depositor and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the Underwriters will sell the Certificates will be determined.

The Certificates of a Series may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the Underwriters will be subject to certain conditions precedent, and the Underwriters will be severally obligated to purchase all the Certificates of a Series described in the related Prospectus Supplement if any are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and the purchasers of the Certificates of such Series.

The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

The Depositor has filed a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The registration statement and amendments thereto and the exhibits thereto as were as reports filed with the Commission on behalf of each Trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system at the Commission's web site (http:\\www.sec.gov). The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part, or in the exhibits relating thereto, which the Depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Copies of the Agreement (as defined herein) for a Series will be provided to each person to whom a Prospectus is delivered upon written or oral request, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Certificates of such Trust hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Depositor will provide a copy of any and all information that has been incorporated by reference into this Prospectus (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon written or oral request of any person, without charge to such person, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

                 INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                         Page
                                         ----
1996 Contingent Payment Regulations....    49
Act....................................    47
Adjustable Rate........................    19
adjusted issue price...................    53
Advance................................    33
Adverse Environmental Conditions.......    46
AFR....................................    58
Agreement..............................     8
applicable federal rate................    58
ARM Loans..............................    21
Asset Proceeds Account.................    25
backup withholding tax.................    62
Balloon Loans..........................     6
Bankruptcy Bond........................    29
Beneficial Owner.......................    10
Book-Entry Certificates................     6
Buy-Down Loans.........................    21
CEDEL..................................    10
CEDEL Participants.....................    10
CERCLA.................................    46
Certificate Guaranty Insurance Policy..    27
Certificate Insurer....................    27
Certificateholder......................    15
Certificates...........................     1
Class..................................     1
Cleanup Costs..........................    46
Closing Date...........................    19
Code...................................     3
Commission.............................    78
Committee Report.......................    49
Compound Interest Certificates.........    16
Converted Mortgage Loan................    23
Cooperative............................    11
Cooperative Loans......................     2
Cooperatives...........................     2
CPR....................................    17
current value..........................    51
Custodial Account......................    32
Cut-Off Date...........................    16
daily accruals.........................    58
daily portions.........................    53
Debt Certificates......................    49
Delinquent Mortgage Loan...............    23
Depositor..............................     1
Depository.............................     9
Depository Participants................    10
Detailed Description...................    19
disqualified organizations.............    60
disqualified persons...................    75
Distribution Date......................     1
Dominion Capital.......................    49
Dominion Mortgage......................    49
Dominion Resources.....................    49
DTC....................................     9
Due Period.............................    15
EPA....................................    46
equity interest........................    75
ERISA..................................    74
Euroclear..............................    10
Euroclear Operator.....................    11
Euroclear Participants.................    11
European Depositaries..................    10
Excess inclusions......................    58
FASIT..................................     3
FASIT Certificates.....................    49
FASIT Mortgage Pool....................    49
FASIT Pool.............................    63
FASIT Qualification Test...............    64
FASIT Regular Certificates.............    63
FHLMC..................................     2
Financial Intermediary.................    10
Fixed Rate.............................    19
GNMA...................................     2
GPM Loans..............................    21
Gross Margin...........................    19
HELOCs.................................     2
Home Improvement Loans.................     2
Index..................................    19
Interest Adjustment Date...............    19
Interest Portion.......................    70
issue price............................    51
Junior Mortgage Loans..................    22
Lockout Periods........................    20
market discount........................    54
Mark-To-Market Regulations.............    49
Master Servicer........................     2
Master Servicer Custodial Account......    32
Mortgage Assets........................     2
Mortgage Insurance Loss................    34
Mortgage Interest Rate.................    19
Mortgage Loans.........................     2
Mortgage Note..........................    19
mortgage pool..........................    75
Mortgage Pool Insurance Policy.........    28
Mortgaged Premises.....................    19
mortgage-related securities............     3
Multifamily Loans......................     2
Multiple Variable Rate.................    53
NCUA...................................    77
non-conforming credit..................     7
Non-U.S. Person........................    62
objective rate.........................    52
OID Regulations........................    49
original issue discount................    51
Ownership Interest Security............    63
parties in interest....................    75
Partnership Interests..................    49
pass-through entity....................    60
Pass-Through Rate......................     1
Periodic Rate Cap......................    19
Permitted Investments..................    38
Plan...................................    75
Policy Statement.......................    77
Pool Insurer...........................    28
Pre-Funding Account....................     2
Pre-Funding Agreement..................     2
Premium Regulations....................    49
Prepayment Assumption..................    51
Prepayment Period......................    15
Primary Mortgage Insurance Policies....    20

                                         Page
                                         ----
prohibited transactions................    61
PSA....................................    17
PTCE 83-1..............................    75
qualified floating rate................    52
Qualified Mortgage.....................    50
qualified stated interest..............    51
Rating Agency..........................     3
Realized Loss..........................    16
regular interests......................    50
Relevant Depositary....................    10
REMIC..................................     3
REMIC Certificates.....................    49
REMIC Mortgage Pool....................    49
REMIC Provisions.......................    49
REMIC Regular Certificate..............    50
REMIC Regulations......................    49
REMIC Residual Certificate.............    50
Remittance Date........................    32
REO Properties.........................    36
Reserve Fund...........................    30
residual interests.....................    50
Residual Owner.........................    56
Retained Yield.........................    67
Rules..................................    10
Scheduled Principal Balance............    16
Security Instrument....................    19
Seller.................................     1
Senior Certificates....................    26
Series.................................     1
Servicer...............................     2
Servicer Custodial Account.............    32
Servicing of Mortgage Loans............     2
Single Family Loans....................     2
Single Variable Rate...................    51
single-class REMIC.....................    60
SMI....................................     1
SMM....................................    17
SMMEA..................................     3
Special Hazard Insurance Policy........    28
Special Hazard Insurer.................    28
Special Servicer.......................     2
Special Servicing Agreement............    38
Standard Hazard Insurance Policies.....    34
stated redemption price at maturity....    51
Stripped Bond Rules....................    68
Stripped Interest......................    71
Stripped Mortgage Asset................    67
Subordinated Certificates..............    26
Superlien..............................    47
tax matters person.....................    61
Terms and Conditions...................    11
Tiered REMICs..........................    56
Trust Certificates.....................    49
Trust Fractional Certificate...........    66
Trust Fractional Certificateholder.....    67
Trust Interest Certificate.............    66
Trust Interest Certificateholder.......    70
Trustee................................     1
U.S. Person............................    62
UCC....................................    44
Underwriters...........................    77
United States shareholder..............    62
Unstripped Mortgage Assets.............    69
Withholding Regulations................    49

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Offered Certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their cover pages.

                                --------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

Summary............................................................ Inside Cover
Terms of the Certificates and the Mortgage Loans...................        S-1
Risk Factors.......................................................        S-5
Recent Developments................................................        S-9
The Mortgage Loan Pool.............................................       S-11
Prepayment and Yield Considerations................................       S-23
Description of the Offered Certificates............................       S-34
The Agreement......................................................       S-43
Certain Federal Income Tax Consequences............................       S-46
ERISA Considerations...............................................       S-46
Ratings............................................................       S-50
Legal Investment Considerations....................................       S-50
Use of Proceeds....................................................       S-50
Certain Legal Matters..............................................       S-50
Underwriting.......................................................       S-51
Index to Location of Principal Defined Terms.......................        A-1

                                  Prospectus
Prospectus Summary.................................................          1
Risk Factors.......................................................          4
Description of the Certificates....................................          8
Maturity, Prepayment and Yield Considerations......................         17
The Trusts.........................................................         18
Credit Enhancement.................................................         26
Origination of Mortgage Loans......................................         30
Servicing of Mortgage Loans........................................         32
The Agreement......................................................         38
Certain Legal Aspects of Mortgage Loans............................         41
The Depositor......................................................         49
Use of Proceeds....................................................         49
Certain Federal Income Tax Consequences............................         49
State and Local Tax Considerations.................................         74
Canadian Income Tax Considerations.................................         74
ERISA Considerations...............................................         74
Legal Investment Matters...........................................         76
Plan of Distribution...............................................         77
Available Information..............................................         78
Incorporation of Certain Documents by Reference....................         78
Index to Location of Principal Defined Terms.......................         79

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a Prospectus Supplement and Prospectus until 90 days after the date of the Prospectus Supplement.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                 $849,999,750

                      Saxon Asset Securities Trust 1999-3

                        Saxon Asset Securities Company,
                                 as Depositor

$154,198,250  Class AF-1  Certificates
 $70,000,000  Class AF-2  Certificates
 $67,000,000  Class AF-3  Certificates
 $56,000,000  Class AF-4  Certificates
 $32,000,000  Class AF-5  Certificates
 $42,133,000  Class AF-6  Certificates
 $24,639,000  Class MF-1  Certificates
 $19,711,000  Class MF-2  Certificates
 $14,784,000  Class BF-1  Certificates
 $12,320,000  Class BF-1A Certificates
$202,526,000  Class AV-1  Certificates
 $77,887,500  Class AV-2  Certificates
 $27,684,000  Class MV-1  Certificates
 $23,219,000  Class MV-2  Certificates
 $14,289,000  Class BV-1  Certificates
 $11,609,000  Class BV-1A Certificates

                    Mortgage Loan Asset Backed Certificates
                                 Series 1999-3

                              Merrill Lynch & Co.
                        Banc of America Securities LLC
                             Prudential Securities
                        Banc One Capital Markets, Inc.

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                August 6, 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------